Exhibit 10.1

EXECUTION VERSION DATED September 30, 2015

WYNN RESORTS (MACAU) S.A.
the Company
CERTAIN FINANCIAL INSTITUTIONS
as Term Facility Lenders, Revolving Credit Facility Lenders, Additional Lenders and Hedging Counterparties
THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Outgoing Global Coordinating Lead Arrangers
THE FINANCIAL INSTITUTIONS NAMED HEREIN
as Mandated Lead Arrangers and Bookrunners, Mandated Lead Arrangers, Lead Arrangers and Arrangers
BANK OF CHINA LIMITED, MACAU BRANCH
as Term Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Revolving Credit Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Additional Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Intercreditor Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Security Agent and POA Agent
BANCO NACIONAL ULTRAMARINO, S.A.
as Second Ranking Finance Party

COMMON TERMS AGREEMENT FIFTH AMENDMENT AGREEMENT

CONTENTS
Clause
1.Definitions and Interpretation
2.Resignation of Additional Facility Agent
3.Global Coordinating Lead Arrangers
4.Amendment
5.Facility Advances
6.Order of Events on the Fifth Amendment Effective Date
7.Representations
8.Release of Security
9.Continuity and Further Assurance
10.Miscellaneous
11.Wong Share Substitution
12. Governing Law
Schedule 1 Conditions Precedent
Schedule 2 Amended Common Terms Agreement
SIGNATURES

THIS AGREEMENT is dated September 30, 2015 and made between:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(1)	THE FINANCIAL INSTITUTION named on the signing pages as the Term Facility Lender;

(2)	THE FINANCIAL INSTITUTION named on the signing pages as the Revolving Credit Facility Lender;

(3)	THE FINANCIAL INSTITUTION named on the signing pages as the Additional Lender;

(4)	THE FINANCIAL INSTITUTIONS named on the signing pages as the Hedging Counterparties;

(5)	THE FINANCIAL INSTITUTIONS named on the signing pages as, and in their capacities as, the outgoing Global Coordinating Lead Arrangers (the "Outgoing Global Coordinating Lead Arrangers");

(6)	THE FINANCIAL INSTITUTIONS named on the signing pages as, and in their capacities as, the Mandated Lead Arrangers and Bookrunners (the "Mandated Lead Arrangers and Bookrunners");

(7)	THE FINANCIAL INSTITUTIONS named on the signing pages as, and in their capacities as, the Mandated Lead Arrangers (the "Mandated Lead Arrangers");

(8)	THE FINANCIAL INSTITUTIONS named on the signing pages as, and in their capacities as, the Lead Arrangers (the "Lead Arrangers");

(9)	THE FINANCIAL INSTITUTIONS named on the signing pages as, and in their capacities as, the Arrangers (the "Arrangers");

(10)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the Term Facility Agent (the "Term Facility Agent");

(11)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the Revolving Credit Facility Agent (the "Revolving Credit Facility Agent");

(12)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the Additional Facility Agent (the "Additional Facility Agent");

(13)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the Intercreditor Agent (the "Intercreditor Agent");

(14)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the Security Agent (the "Security Agent");

(15)	BANCO NACIONAL ULTRAMARINO, S.A. as Second Ranking Finance Party (the "Second Ranking Finance Party"); and

(16)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as the POA Agent (the "POA Agent").
RECITALS:

(A)	The parties hereto have agreed to amend certain Senior Finance Documents and enter into additional Senior Finance Documents.

(B)	It has been agreed to further amend the Common Terms Agreement as set out below.
IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions and incorporation of defined terms

(i)	In this Agreement:
"Amended Common Terms Agreement" means the Original Common Terms Agreement, as amended by this Agreement, the terms of which are set out in Schedule 2 (Amended Common Terms Agreement);
"Amendment to Company Floating Charge" means the Amendment to Floating Charge dated on or about the date hereof between the Company and the Security Agent;
"Amendment to Company Mortgage" means the Amendment to Mortgage dated on or about the date hereof between the Company and the Security Agent;
"Amendment to Palo Floating Charge" means the Amendment to Floating Charge dated on or about the date hereof between Palo and the Security Agent;
"Amendment to Palo Mortgage" means the Amendment to Palo Mortgage dated on or about the date hereof between Palo and the Security Agent;
"Amendment to Pledge over Gaming Equipment and Utensils" means the Amendment to Pledge over Gaming Equipment and Utensils dated on or about the date hereof between the Company and the Security Agent;
"Completion Memorandum" means the completion memorandum relating to the matters contemplated in this Agreement, in the Agreed Form;
"Completion Request" means a request in the Agreed Form for Advances denominated in HKD and USD under the Term Facility to be made on the Fifth Amendment Effective Date;
"Confirmation of Company Share Pledge" means the Confirmation of Company Share Pledge dated on or about the date hereof between Wynn HK, Wynn International, the Company and the Security Agent;
"Confirmation of Palo Share Pledge" means the Confirmation of Palo Share Pledge dated on or about the date hereof between Wynn HK, Wynn International, the Company, Palo and the Security Agent;
"Confirmation of Executive Director Share Pledge" means, if the Relevant Executive Director is Ms Linda Chen prior to the Fifth Amendment Effective Date, the Confirmation of Executive Director Share Pledge dated on or about the date hereof between Ms Linda Chen, the Company and the Security Agent;
"Deed of Appointment and Priority Fourth Deed of Amendment" means the Deed of Appointment and Priority Fourth Deed of Amendment dated on or about the date hereof between, among others, the Original First Ranking Lenders, the

Hedging Counterparties, the Second Ranking Finance Party, the Company, the Security Agent, the Intercreditor Agent and the POA Agent;
"English Security Confirmation" means the document so entitled dated on or about the Fifth Amendment Effective Date between the Company and the Security Agent;
"Executive Director Shares" means the 20,010 ordinary class A shares in the Company (of MOP1,000 par value per share) which are represented by shares certificates numbers 5 through 24 and share certificate number 205;
"Executive Director Share Pledge" means the document entitled "Wong Share Pledge" dated on or about 14 September 2004 between the Relevant Executive Director and the Security Agent;
"First Macau Security Confirmation" means the document so entitled dated on or about the Fifth Amendment Effective Date between the Company and the Security Agent;
"Fifth Amendment Effective Date" has the meaning given to such term in Clause 4 (Amendment);
"Guarantee Fourth Deed of Amendment and Acknowledgement" means the Guarantee Fourth Deed of Amendment and Acknowledgement dated on or about the date hereof between Wynn Asia 2, Wynn International, Wynn Holdings, Wynn HK, Palo and the Security Agent;
"Holding Company" in relation to a Person, means an entity of which that Person is a Subsidiary;
"Hong Kong Security Confirmation" means the document so entitled dated on or about the Fifth Amendment Effective Date between the Company, Wynn Holdings and the Security Agent;
"Livrança Covering Letter" means the letter from the Company to the Security Agent dated on or about the Fifth Amendment Effective Date in relation to the Livranças, duly acknowledged by Palo;
"Macau Security Confirmations" means the First Macau Security Confirmation, the Second Macau Security Confirmation, the Confirmation of Company Share Pledge, the Confirmation of Palo Share Pledge and (if applicable) the Confirmation of Executive Director Share Pledge;
"Nevada Security Release Agreement" means the release and termination agreement between the Company and the Security Agent dated on or about the Fifth Amendment Effective Date in relation to the US Operating Account Control Agreement;

"New Company Power of Attorney" means the irrevocable power of attorney dated on or about the date hereof granted by the Company in favour of the Security Agent;
"New Palo Power of Attorney" means the irrevocable power of attorney dated on or about the date hereof granted by Palo in favour of the Security Agent;
"Original Common Terms Agreement" means the Common Terms Agreement as amended from time to time prior to the date of this Agreement;
"Palo" means Palo Real Estate Company Limited a company with limited liability incorporated in the Macau SAR with registration number 27319 SO;
"POA Agent" has the meaning given to such term in the Deed of Appointment and Priority;
"Post-Amendment Global Transfer Agreement" means the agreement so entitled dated on or about the date of this Agreement between, among others, the Company and the Intercreditor Agent;
"Pre-Amendment Global Transfer Agreement" means the agreement so entitled dated on or about the date of this Agreement between, among others, the Company and the Intercreditor Agent;
"Relevant Executive Director" means:

(i)	if the Wong Share Substitution has not been completed in accordance with this Agreement on or before the Fifth Amendment Effective Date, Mr. Wong Chi Seng; and

(i)	if the Wong Share Substitution has been completed in accordance with this Agreement on or before the Fifth Amendment Effective Date, Ms. Linda Chen;
"Required Filings" means any filing, notification, recording, stamping and registration required in respect of any of the Senior Finance Documents referred to in paragraph 2 of Schedule 1 (Conditions Precedent) at Companies House in England and Wales, the Companies Registry in Hong Kong, the Companies Registration Office in Ireland, the Financial Supervision Commission in the Isle of Man, the Gaming Inspection and Coordination Bureau in Macau and in the register of charges of Wynn Asia 2;
"Revocation Powers of Attorney" means:

(i)	the revocation of the irrevocable power of attorney dated on or about the Fourth Amendment Effective Date granted by Palo in favour of the Security Agent; and

(ii)	the revocation of the irrevocable power of attorney dated on or about the Fourth Amendment Effective Date granted by the Company in favour of the Security Agent;
"Revolving Credit Facility Agreement Amendment Agreement" means the agreement so entitled dated on or about the date of this Agreement between the Company, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders;
"Second Macau Security Confirmation" means the document so entitled dated on or about the Fifth Amendment Effective Date between Palo and the Security Agent;
"Security Amendment Documents" means:

(i)	the Amendment to Company Floating Charge;

(ii)	the Amendment to Company Mortgage;

(iii)	the Amendment to Palo Floating Charge;

(iv)	the Amendment to Palo Mortgage; and

(v)	the Amendment to Pledge over Gaming Equipment and Utensils;
"Security Confirmation Documents" means:

(i)	each Macau Security Confirmation;

(ii)	the Hong Kong Security Confirmation; and

(iii)	the English Security Confirmation;
"Subordination Deed Fourth Deed of Amendment and Acknowledgement of Security" means the Subordination Deed Fourth Deed of Amendment and Acknowledgement of Security dated on or about the date hereof between, among others, the Company, Wynn Resorts, Wynn Resorts Holdings, LLC, Wynn Asia 2, Wynn International, Wynn Holdings, Wynn HK, Worldwide Wynn, LLC, Wynn Design & Development, LLC, Wynn International Marketing, Ltd., WML Finance I Limited, Palo and the Security Agent;
"Term Facility Agreement Fourth Amendment Agreement" means the agreement so entitled dated on or about the date of this Agreement between the Company, the Term Facility Agent and the Term Facility Lenders;
"Tranche A Facility" has the meaning given to it in the Term Facility Agreement (as amended by the Term Facility Agreement Fourth Amendment Agreement, and as further amended from time to time);

"Tranche B Facility" has the meaning given to it in the Term Facility Agreement (as amended by the Term Facility Agreement Fourth Amendment Agreement, and as further amended from time to time);
"Tranche C Facility" has the meaning given to it in the Term Facility Agreement (as amended by the Term Facility Agreement Fourth Amendment Agreement, and as further amended from time to time);
"US Operating Account" means an account denominated in US dollars opened in Nevada and designated "USD Operating Account" prior to the date of this Agreement;
"US Operating Account Control Agreement" means the bank account control agreement so entitled dated 14 September 2005 between the Company, the Security Agent and Bank of America, N.A.;
"Wong Share Substitution" means the substitution of Ms. Linda Chen for Mr. Wong Chi Seng as the holder and pledgor of the Executive Director Shares.

(j)
Unless a contrary indication appears, a term defined in or by reference in Schedule 2 (Amended Common Terms Agreement) or, if not defined in or by reference in such Schedule, the Deed of Appointment and Priority, has the same meaning in this Agreement and in the Amended Common Terms Agreement.

(k)	The principles of construction and rules of interpretation set out in Schedule 2 (Amended Common Terms Agreement) shall have effect as if set out in this Agreement.

1.2	Clauses
In this Agreement any reference to a "Clause" or a "Schedule" is, unless the context otherwise requires, a reference to a Clause or a Schedule to this Agreement.

1.3	Designation
In accordance with the Common Terms Agreement, each of the Company and the Intercreditor Agent designates:

(i)	the Term Facility Agreement Fourth Amendment Agreement as a Senior Finance Document;

(j)	the Revolving Credit Facility Agreement Amendment Agreement as a Senior Finance Document;

(k)	this Agreement as a Senior Finance Document;

(l)	the Subordination Deed Fourth Deed of Amendment and Acknowledgement of Security as a Security Document;

(m)	the Guarantee Fourth Deed of Amendment and Acknowledgement as a Security Document;

(n)	the Deed of Appointment and Priority Fourth Deed of Amendment as a Security Document;

(o)	the New Company Power of Attorney as a Security Document;

(p)	the New Palo Power of Attorney as a Security Document;

(q)	each of the Security Confirmation Documents as a Security Document;

(r)	each of the Security Amendment Documents as a Security Document; and

(s)	the Livrança Covering Letter as a Security Document.

2.	RESIGNATION OF ADDITIONAL FACILITY AGENT

2.1	Resignation
Bank of China Limited, Macau Branch hereby resigns as Additional Facility Agent with effect on and from the Fifth Amendment Effective Date (but subject to Clause 6 (Order of Events on the Fifth Amendment Effective Date)).

2.2	Notice Period
The parties hereto agree that the resignation referred to in Clause 2.1 (Resignation) shall be effective notwithstanding the notice period specified in sub-clause 23.12.1 of clause 23.12 (Resignation) of the Original Common Terms Agreement or any other provision of the Senior Finance Documents.

3.	GLOBAL COORDINATING LEAD ARRANGERS
With effect on and from the Fifth Amendment Effective Date (subject to Clause 6 (Order of Events on the Fifth Amendment Effective Date)), each Outgoing Global Coordinating Lead Arranger, in its capacity as an original Global Coordinating Lead Arranger (under and as defined in the Original Common Terms Agreement), shall be discharged from any further obligations towards the other parties to the Original Common Terms Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to the Fifth Amendment Effective Date) and, as from that date, each Mandated Lead Arranger and Bookrunner, Mandated Lead Arranger, Lead Arranger and Arranger shall assume the same obligations, and become entitled to the same rights, as if it had been an original Global Coordinating Lead Arranger (under and as defined in the Original Common Terms Agreement) and party to the Original Common Terms Agreement.

4.	AMENDMENT
With effect from the date upon which the Intercreditor Agent confirms to the Lenders and the Company that it has received (or the Intercreditor Agent has waived receipt of, as the case may be) each of the documents or evidence listed in Schedule 1 (Conditions Precedent) in a form and substance satisfactory to the Intercreditor Agent, (such date being the "Fifth Amendment Effective Date"), the Original Common Terms Agreement

shall be amended so that it shall be read and construed for all purposes as set out in Schedule 2 (Amended Common Terms Agreement).

5.	FACILITY ADVANCES

5.1	Completion Request
Subject to the occurrence of the Fifth Amendment Effective Date and receipt by the Intercreditor Agent and the Term Facility Agent of the Completion Request, the requirements specified in clause 3.1 (Drawdown conditions) of the Amended Common Terms Agreement (and clause 11.1 (Advances) of the Term Facility Agreement) shall, with effect from the Fifth Amendment Effective Date, be deemed to have been satisfied in respect of the Advances requested in the Completion Request as if such requests comprised Advance Requests and had been delivered (and notified) in accordance with the provisions thereof and each of the other provisions of clause 3 (Drawdown of Advances) of the Amended Common Terms Agreement and the other Senior Finance Documents shall apply accordingly. Each Advance under the Term Facility, in each case which is outstanding on the Fifth Amendment Effective Date, shall have an initial Interest Period set out opposite that Advance in the Completion Memorandum.

5.2	Repayment of Facilities
The Term Facility Agent, the Revolving Credit Facility Agent and the Additional Facility Agent are each hereby directed by the Company (with the agreement and acknowledgement of the parties hereto) to pay:

(i)
an amount of each Advance requested in the Completion Request equal to all amounts then outstanding and denominated in USD and HKD, as the case may be, under the Additional Lender Facility directly to the Additional Facility Lender, to be applied in repayment in full of the Additional Lender Facility, whereupon the Additional Lender Facility shall be permanently cancelled and the Available Facility (as defined in the Additional Lender Facility Agreement) in respect thereof shall be zero;

(j)
an amount of each Advance requested in the Completion Request equal to all amounts then outstanding and denominated in USD and HKD, as the case may be, under the Revolving Credit Facility directly to the Revolving Credit Facility Lender, to be applied in repayment in full of the Revolving Credit Facility; and

(k)	such amount of each such Advance remaining after the application referred to in paragraph (a) above, as the Company directs in the Completion Request.

5.3	[Not used]

5.4	Additional Lender
Upon the repayment in full of the Additional Lender Facility in accordance with paragraph (a) of Clause 5.2 (Repayment of Facilities) each of the Additional Lender and the Additional Facility Agent shall cease to be a Lender and Facility Agent (respectively) for the purpose of the Amended Common Terms Agreement and the other Senior Finance

Documents and, in the case of the Additional Lender, shall be released from the indemnity set out in clause 15.3 (Indemnity to the Additional Facility Agent) of the Additional Lender Facility Agreement (as defined in the Original Common Terms Agreement) (other than to the extent of any claims arising thereunder prior to the Fifth Amendment Effective Date).

5.5	Waiver of notice and pro-rata payments requirements

(a)
The parties hereto waive (a) the notice requirement specified in sub-clause 8.2.1 of clause 8.2 (Voluntary Prepayment of the Term Loan Facilities) of the Original Common Terms Agreement and (b) the requirement in sub-clause 8.2.2 of clause 8.2 (Voluntary Prepayment of the Term Loan Facilities) of the Original Common Terms Agreement for payments or prepayments to be made pro rata as between the Advances outstanding under the Term Loan Facilities, in each case, in respect of the repayment in full of the Additional Lender Facility referred to in Clause 5.2 (Repayment of Additional Lender Facility).

(b)
The parties hereto agree that, in connection with the actions, events and other steps that are set out in the Pre-Amendment Global Transfer Agreement, the Company may repay each Revolving Credit Facility Advance (as defined in the Revolving Credit Facility Agreement) on a date other than the last day of its Interest Period (in accordance with, and as contemplated by, the Completion Memorandum).

5.6	Breakfunding and accrued interest

(a)
The Company shall pay to Bank of China Limited, Macau Branch (for its own account) the amounts (at the times) contemplated by a letter dated on or prior to the date hereof and made between Company and Bank of China Limited, Macau Branch in connection with the roles of Bank of China Limited, Macau Branch under the Pre-Amendment Global Transfer Agreement and the Post-Amendment Global Transfer Agreement (the "Letter").

(b)
Notwithstanding clause 26.1 (Payments under the Senior Finance Documents) of the Original Common Terms Agreement, payments of accrued interest as contemplated by the Letter shall be made to Bank of China Limited, Macau Branch by the time contemplated in the Completion Memorandum (in the applicable currency or currencies) and not to the Term Facility Agent for the account of the Term Facility Lender or the Revolving Credit Facility Agent for the account of the Revolving Credit Facility Lender, as the case may be.

6.	ORDER OF EVENTS ON THE FIFTH AMENDMENT EFFECTIVE DATE
The parties hereto agree in respect of the actions, events and other steps that are set out in the Pre-Amendment Global Transfer Agreement, Clauses 2 (Resignation of Additional Facility Agent), 3 (Global Coordinating Lead Arrangers), 4 (Amendment) and 5 (Facility Advances) of this Agreement and in the Post-Amendment Global Transfer Agreement which are stated to occur on the Fifth Amendment Effective Date, that such actions, events and other steps shall (where those actions, events and other steps have been carried out in accordance with the Completion Memorandum) occur on the Fifth Amendment Effective Date in the order set out in the Completion Memorandum.

7.	REPRESENTATIONS

7.1	Prior to the Fifth Amendment Effective Date
The representations and warranties set out in schedule 4 of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the date of this Agreement.

7.2	On the Fifth Amendment Effective Date
The representations and warranties set out in schedule 4 of the amended Common Terms Agreement set out as Schedule 2 (Amended Common Terms Agreement) are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the Fifth Amendment Effective Date, as if any reference therein to any Senior Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any of the documents referred to in Clause 1.3 (Designation) included, to the extent relevant, such document and the Senior Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

7.3	[Not used]

8.	RELEASE OF SECURITY

(a)
The Intercreditor Agent (acting on the instructions of each of the Term Facility Lender and the Revolving Credit Facility Lender) and the Second Ranking Finance Party hereby instruct the Security Agent to release the Security created or purported to be created under the US Operating Account Control Agreement by executing and dating the Nevada Security Release Agreement, such release to be effective on and from the Fifth Amendment Effective Date.

(b)
The Company shall ensure that, at all times on and from the Fifth Amendment Effective Date, the amount standing to the credit of the US Operating Account is no greater than US$10,000 at any time and shall provide the Intercreditor Agent with evidence reasonably satisfactory to the Intercreditor Agent that the US Operating Account has been closed and all amounts standing to the credit thereof (if any) have been transferred to an Account on or prior to such closure by no later than the date falling 90 days from the Fifth Amendment Effective Date.

9.	CONTINUITY AND FURTHER ASSURANCE

9.1	Continuing obligations
The provisions of the Common Terms Agreement shall, save as amended by this Agreement, continue in full force and effect. In particular, nothing in this Agreement shall affect the rights of the Senior Secured Creditors in respect of the occurrence of any Default which is continuing or which arises on or after the date of this Agreement.

9.2	Further assurance
The Company shall, upon the written request of the Intercreditor Agent and the Company's expense, do all such acts and things reasonably necessary to give effect to the amendments effected or to be effected pursuant to this Agreement.

10.	MISCELLANEOUS

10.1	Incorporation of terms
The provisions of Clauses 1.5.1(e), 1.5.2 and 1.5.3 (Third Party Rights), Clause 16.2 (Transaction Expenses), Clause 16.4 (Enforcement costs), Clause 28 (Non-recourse Liability), Clause 29.1 (Communications in Writing) to 29.5 (Electronic communication), Clause 31 (Partial Invalidity), Clause 32 (Remedies and Waivers) and Clause 38 (Jurisdiction) of Schedule 2 (Amended Common Terms Agreement) shall be incorporated into this Agreement as if set out in full herein and as if references in those clauses to "Agreement" are references to this Agreement and cross-references to specified clauses thereof are references to the equivalent clauses set out or incorporated herein.

10.2	Counterparts
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.3	[Not used]

11.	WONG SHARE SUBSTITUTION
By their execution of this Agreement, the Required Lenders grant their consent to the Wong Share Substitution with effect from the date upon which the Intercreditor Agent confirms to the Required Lenders and the Company that it has received (or the Intercreditor Agent has waived receipt of, as the case may be) each of the following documents or evidence in a form and substance satisfactory to the Intercreditor Agent:

(a)	approval of the Wong Share Substitution by the Government of the Macau SAR (in accordance with Clause 16(1) of the Concession Contract) in the letter from the DICJ to the Company dated 26 August 2015;

(b)	due execution of the following agreements by the parties thereto:

(i)
a transfer of the Executive Director Shares between Mr. Wong Chi Seng (as transferor), Ms. Linda Chen (as transferee), the Company, the Intercreditor Agent and the Security Agent in substantially the form distributed to the Intercreditor Agent prior to the date of this Agreement;

(ii)
any other contracts and accessions to existing contracts by Ms. Linda Chen, the Company and any other relevant Obligor as are necessary or desirable in order for Ms. Linda Chen to step into Mr. Wong Chi Seng's position and role as executive director of the Company and owner of the Executive Director Shares; and

(iii)
Ms. Linda Chen duly executing and, (where applicable) the Company providing the Intercreditor Agent with, any acknowledgement, confirmation and/or such other documents as the Intercreditor Agent, acting on the advice of its legal counsel, shall deem appropriate in connection with the pledge of the Executive Director Shares to ensure such shares are pledged after the date of this Agreement in the same manner as such shares are pledged as at the date of this Agreement, such that Ms. Linda Chen will be the "Pledgor" under the Executive Director Share Pledge (as defined in the Amended Common Terms Agreement) and Mr. Wong Chi Seng will no longer be the Pledgor thereunder and be released from any obligations thereunder; and

(c)	a legal opinion with respect to the above matters from Mr Henrique Saldanha, Macanese legal adviser to the Senior Secured Creditors.

12.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1
CONDITIONS PRECEDENT

1.	Due establishment, authority and certification
In relation to each Obligor, receipt by the Intercreditor Agent of a certificate signed by a duly authorised signatory of that Person and which:

(a)
either (A) attaches a copy of that Person's Governing Documents or (B) certifies that the copy of that Person's Governing Documents (which was previously delivered to the Intercreditor Agent on or about 14 September 2004 or subsequently) remains correct, complete and in full force and effect as at a date no earlier than the Fifth Amendment Effective Date;

(b)
attaches a copy of a board resolution or such other equivalent corporate authorisation approving the execution, delivery and performance of the Senior Finance Documents referred to in paragraph 2 below to which it is a party, the terms and conditions thereof and the transactions contemplated thereby, authorising a named person or persons to sign such Senior Finance Documents and any document to be delivered by that Person pursuant to such Senior Finance Documents and authorising the signatory of the relevant certificate to sign certificates in connection therewith;

(c)
(in the case of the Company only) certifies that each document listed in this Schedule 1 and delivered by an Obligor is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the Fifth Amendment Effective Date;

(d)
confirms that borrowing, guaranteeing or securing as appropriate, the total commitments of all Lenders in respect of the Term Facility and the Revolving Credit Facility would not cause any borrowing, guarantee, security or similar limit binding on any such Person to be exceeded; and

(e)	certifies that no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

2.	Senior Finance Documents

(a)	Receipt by the Intercreditor Agent of an original of each of the following Senior Finance Documents, in each case duly executed by the parties thereto:

(i)	the Term Facility Agreement Fourth Amendment Agreement;

(ii)	the Revolving Credit Facility Agreement Amendment Agreement;

(iii)	this Agreement;

(iv)	the Subordination Deed Fourth Deed of Amendment and Acknowledgement of Security;

(v)	the Guarantee Fourth Deed of Amendment and Acknowledgement;

(vi)	the Deed of Appointment and Priority Fourth Deed of Amendment;

(vii)	each of the Security Confirmation Documents;

(viii)	each of the Security Amendment Documents;

(ix)	the New Company Power of Attorney;

(x)	the New Palo Power of Attorney;

(xi)	a Fee Letter between the Term Facility Agent, the Revolving Credit Facility Agent, the Intercreditor Agent, the Security Agent and the Company;

(xii)
a Fee Letter between the Intercreditor Agent and the Company relating to the payment by the Company of an up-front fee to each Person that, immediately following the consummation of the transactions set out in the Post-Amendment Global Transfer Agreement, shall be a Lender;

(xiii)	the Livranças and the Livrança Covering Letter (in each case signed by the Company and duly endorsed by Palo); and

(xiv)	any other document entered into which the Intercreditor Agent and the Company agree prior to the Fifth Amendment Signing Date to designate as a Senior Finance Document.

(b)
Each Senior Finance Document referred to in this paragraph 2 has been duly authorised, executed and delivered by such of the Obligors party thereto and (save in respect of any registration required in respect of the Subordination Deed Fourth Deed of Amendment and Acknowledgement of Security, each of the Security Confirmation Documents and each of the Security Amendment Documents at the Companies House in England and Wales, the Hong Kong Companies Registry, the Conservatória dos Registos Comercial e de Bens Móveis in Macau SAR, the Conservatória do Registo Predial in Macau SAR, the applicable Uniform Commercial Code filing office for local/county, state and federal Uniform Commercial Code filings and the Isle of Man Companies Registry, as applicable, based on the Senior Finance Document subject to the filing) duly filed, notified, recorded, stamped and registered as necessary.

(c)
All conditions precedent to the effectiveness thereof (other than any such conditions relating to the occurrence of the Fifth Amendment Effective Date) have been satisfied or waived in accordance with their respective terms and each such Senior Finance Document (save as provided in paragraph (b)) is in full force and effect accordingly.

3.	Legal opinions
Receipt by the Intercreditor Agent of legal opinions (substantially in the form distributed to the Intercreditor Agent prior to the Fifth Amendment Signing Date) from:

(a)	Mr Henrique Saldanha, Macanese legal adviser to the Senior Secured Creditors;

(b)	M&P Legal, Isle of Man legal adviser to the Senior Secured Creditors;

(c)	Walkers, Cayman legal adviser to the Senior Secured Creditors;

(d)	Clifford Chance, Hong Kong SAR legal advisers to the Senior Secured Creditors; and

(e)	Clifford Chance, English legal advisers to the Senior Secured Creditors.

4.	Fees and expenses
Receipt by the Intercreditor Agent of evidence that:

(a)	all taxes, fees and other costs payable in connection with the execution, delivery, filing, recording, stamping and registering of the documents referred to in this Schedule 1; and

(b)	all fees, costs and expenses due to the Senior Secured Creditors and their advisers under the Senior Finance Documents on or before the Fifth Amendment Effective Date, have been paid or shall be paid (to the extent that such amounts have been duly invoiced) by no later than the Fifth Amendment Effective Date.

5.	[Not used]

6.	Security
Receipt by the Intercreditor Agent of evidence that each Security Document has been (save as provided in paragraph 2(b) above) duly filed, notified, recorded, stamped and registered as necessary and all other actions necessary in the reasonable opinion of the Intercreditor Agent or the Security Agent to perfect the Security have been carried out.

7.	Process agents
Confirmation from the process agent of each Obligor that, where such appointment is required under any Senior Finance Document referred to in paragraph 2 above, the process agent has accepted its appointment by such Obligor for the acceptance of legal proceedings.

8.	Other documents and evidence

(a)
Evidence that all those things specified as being required to be done on or prior to the Fifth Amendment Effective Date in the Completion Memorandum have been done in accordance with the Completion Memorandum.

(b)	Receipt by the Intercreditor Agent and the Term Facility Agent of the Completion Request.

(c)	Receipt by the Intercreditor Agent of a copy of:

(i)	the Pre-Amendment Global Transfer Agreement; and

(ii)	the Post-Amendment Global Transfer Agreement,
in each case, duly executed by the parties thereto.

(d)	Receipt by the Intercreditor Agent of evidence that:

(i)	the transfers and acquisitions referred to in the Pre-Amendment Global Transfer Agreement have been completed; and

(ii)	the transfers and acquisitions referred to in the Post-Amendment Global Transfer Agreement will be completed on the Fifth Amendment Effective Date.

(e)
A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent considers to be necessary or desirable (if it has notified the Company accordingly prior to the Fifth Amendment Effective Date) in connection with the entry into and performance of the transactions contemplated by any Senior Finance Document or for the validity and enforceability of any Senior Finance Document.

(f)	The valuation report by Jones Lang LaSalle Limited relating to the land and buildings comprised in the Site and the Cotai Site.

(g)	Receipt by the Intercreditor Agent of a copy of the letter dated 8 September 2015 issued by the Macau SAR government in which the Macau SAR government has:

(i)
consented to the increase in the Company's financial indebtedness contemplated by the Senior Finance Documents (including, without limitation, as the same may be entered into, amended, consolidated, supplemented, novated or replaced on or about the Fifth Amendment Effective Date); and

(ii)
confirmed that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (as amended, consolidated, supplemented, novated or replaced from time to time prior to the Fifth Amendment Effective Date) continue to apply with respect to at least USD2,500,000,000 (or equivalent) of such financial indebtedness.

(h)	Each Revocation Power of Attorney.

SCHEDULE 2
AMENDED COMMON TERMS AGREEMENT
DATED 14 SEPTEMBER 2004
WYNN RESORTS (MACAU) S.A.
the Company
CERTAIN FINANCIAL INSTITUTIONS
as Term Facility Lenders, Revolving Credit Facility Lenders
and Hedging Counterparties
CERTAIN FINANCIAL INSTITUTIONS
as Mandated Lead Arrangers and Bookrunners, Mandated Lead Arrangers, Lead Arrangers and Arrangers
BANK OF CHINA LIMITED, MACAU BRANCH
as Term Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Revolving Credit Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Intercreditor Agent
BANK OF CHINA LIMITED, MACAU BRANCH
as Security Agent

COMMON TERMS AGREEMENT
(As amended by the Common Terms Agreement Amendment Agreement dated 14 September 2005,
the Common Terms Agreement Second Amendment Agreement
dated 27 June 2007
the Common Terms Agreement Third Amendment Agreement
dated 8 September 2009
the Common Terms Agreement Fourth Amendment Agreement
dated 31 July 2012
and the Common Terms Agreement Fifth Amendment Agreement
dated September 30, 2015)

CONTENTS

Clause
1. Definitions And Interpretation
2. Conditions Precedent
3. Drawdown of Advances
4. Availability Periods
5. Purpose
6. Pro Rata Drawings
7. [NOT USED]
8. Repayments, Prepayments And Cancellation
9.Interest, Interest Periods And Default Interest
10.Changes To The Calculation Of Interest
11.Tax Gross Up And Indemnities
12.Increased Costs
13.Currency And Other Indemnities
14.Illegality
15.Mitigation By The Senior Secured Creditors
16.Fees, Costs And Expenses
17. Representations And Warranties
18.Covenants
19.Events Of Default
20.Application Of Enforcement Proceeds
21. Changes To The Parties
22. Hedging Counterparties
23.Agents And Global Coordinating Lead Arrangers
24.Conduct Of Business By The Senior Secured Creditors
25. Sharing Among The Senior Secured Creditors
26.Payment Mechanics
27.Set-Off
28.Non-Recourse Liability
29.Notices
30.Calculations And Certificates
31.Partial Invalidity
32.Remedies And Waivers
33.Intercreditor Arrangements
34.Amendments And Waivers
35.Counterparts
36.Language
37.Governing Law
38.Jurisdiction
39.Confidentiality
40.Gaming Authorities
41.Waiver of Immunity
Schedule 1 The Lenders and Hedging Counterparties
Schedule 2 Conditions Precedent
Schedule 3 Form of Advance Request
Schedule 4 Representations and Warranties

THIS AGREEMENT is made on the 14th day of September 2004
BETWEEN:

(1)	WYNN RESORTS (MACAU) S.A. (the "Company");

(2)	THE FINANCIAL INSTITUTIONS defined below as Term Facility Lenders;

(3)	THE FINANCIAL INSTITUTIONS defined below as Revolving Credit Facility Lenders;

(4)	THE FINANCIAL INSTITUTIONS defined below as Hedging Counterparties;

(5)	THE FINANCIAL INSTITUTIONS named on the signing pages to the Common Terms Agreement Fifth Amendment Agreement as, and in their capacities as, the Mandated Lead Arrangers and Bookrunners;

(6)	THE FINANCIAL INSTITUTIONS named on the signing pages to the Common Terms Agreement Fifth Amendment Agreement as, and in their capacities as, the Mandated Lead Arrangers;

(7)	THE FINANCIAL INSTITUTIONS named on the signing pages to the Common Terms Agreement Fifth Amendment Agreement as, and in their capacities as, the Lead Arrangers;

(8)	THE FINANCIAL INSTITUTIONS named on the signing pages to the Common Terms Agreement Fifth Amendment Agreement as, and in their capacities as, the Arrangers;

(9)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as Term Facility Agent;

(10)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as Revolving Credit Facility Agent;

(11)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as Intercreditor Agent; and

(12)	BANK OF CHINA LIMITED, MACAU BRANCH in its capacity as Security Agent.
WHEREAS:

(A)
The Senior Secured Creditors have agreed, subject to the terms and conditions contained in the Senior Finance Documents, to make available to the Company certain loan facilities for Wynn Macau, the Cotai Project and for general corporate purposes and/or to enter into other agreements or arrangements associated therewith.

(B)
The parties have agreed to enter into this Agreement to set out certain terms and conditions which are common to all the Facility Agreements and to agree certain terms and conditions upon and subject to which the Senior Secured Creditors shall or may enjoy,

520703-4-32-v8.1	520703-4-32-v8.1	520703-4-32-v8.1

exercise or enforce their rights, discretions and remedies under the Senior Finance Documents.
NOW IT IS HEREBY AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.2	Definitions
In this Agreement, except as otherwise defined herein or to the extent the context otherwise requires, capitalised terms used shall have the following meanings:
"Acceptable Bank" means:

(a)	a bank notified by the Company to the Security Agent which:

(i)
is licensed by the Hong Kong Monetary Authority, the Monetary Authority of Macao, the Monetary Authority of Singapore, the Financial Supervisory Commission in Taiwan, the Office of the Superintendent of Financial Institutions in Canada, the Federal Reserve System in the United States of America and/or the Financial Services Agency in Japan; and

(ii)	has, at all times, general obligations rated at least BBB-, Baa3 or BBB from one or more of S&P, Moody's or Fitch respectively; or

(b)	any of Banco Comercial de Macau, S.A., Banco Nacional Ultramarino, S.A., Bank of China Limited, Macau Branch, Industrial and Commercial Bank of China (Macau) Limited or Tai Fung Bank Limited; or

(c)
any bank which is confirmed by the Security Agent (acting reasonably) as acceptable (including any bank confirmed by the Security Agent or its predecessor as acceptable prior to the Fifth Amendment Effective Date).

"Account" means an account (other than an Excluded Account):

(a)	held by a member of the Restricted Group with an Acceptable Bank in Macau, Hong Kong, the United States or any other jurisdiction on terms reasonably acceptable to the Security Agent; and

(b)	subject to Liens in favour of the Security Agent in form and substance satisfactory to the Security Agent.
"Account Bank" means, in relation to an Account, the bank with which the Account is maintained.
"Account Bank Notices and Acknowledgements" mean the notices and acknowledgements to be delivered to and executed by each Account Bank in respect of each Account in accordance with the Charges over Accounts and this Agreement.
"Additional Facility Agent" means:

(a)	each bank or financial institution appointed as a facility agent for Additional Lenders under an Additional Lender Facility Agreement and which has executed and delivered to the Intercreditor Agent:

(i)	a duly completed Agent's Deed of Accession; and

(ii)
a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors; or

(b)	each successor to any such bank or financial institution appointed in accordance with this Agreement.
"Additional Lender Facility" means each term loan facility and each revolving credit facility provided by the Additional Lenders to the Company.
"Additional Lender Facility Agreement" means an agreement between the Additional Lenders, the Additional Facility Agent and the Company for the provision of an Additional Lender Facility.
"Additional Lender Facility Availability Period" means, in relation to the Additional Lender Facility, the period specified in respect thereof in Clause 4.3 (Additional Lender Facility Availability Period).
"Additional Lender's Accession Deed" means a deed of accession in substantially the form set out in Schedule 14 (Form of Additional Lender's Accession Deed).
"Additional Lenders" means the parties who have agreed to provide the Company with loan facilities permitted by paragraph 2.1(f) of Part B of Schedule 5 (Covenants) and who have each executed and delivered to the Intercreditor Agent:

(a)	a duly completed Additional Lender's Accession Deed; and

(b)
a duly completed Finance Party Accession Undertaking executed by such party, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), each of which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors.
"Additional Lending Group" means, with respect to an Additional Lender Facility Agreement, the Additional Lenders party to such Additional Lender Facility Agreement, acting as a lending group in accordance with, and subject to the decision making rules under, such Additional Lender Facility Agreement.
"Advance" means an advance (as from time to time reduced by repayment or prepayment) made or to be made under a Facility.

"Advance Date" means the date on which an Advance is required to be made.
"Advance Request" means, in relation to an Advance under the Term Loan Facilities, a request for an Advance in substantially the form set out in Schedule 3 (Form of Advance Request) and, in relation to an Advance under the Revolving Credit Facilities, in substantially the form set out in schedule 2 to the Revolving Credit Facility Agreement or the equivalent schedule to the Additional Lender Facility Agreement setting out the form of advance request, as the case may be.
"Affected Lender Decision" means an amendment or waiver that has the effect of changing or which relates to:

(a)
a reduction in the interest margin applicable to a Lender's participation in an Advance or a reduction in the amount of any payment of principal, interest or fees owing or payable under any Senior Finance Document; or

(b)
(save for any change in the currency of any fees payable under a Senior Finance Document to any Secured Party as expressly permitted pursuant to such Senior Finance Document) a change in the currency of payment of any amount under the Senior Finance Document.

"Affiliate" as applied to any Person, means any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with") as applied to any Person means the power, directly or indirectly, to (a) vote 10% or more of the shares or other securities having ordinary voting power for the election of the Board of Directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise (provided that the Executive Director shall not, by virtue of fulfilling either of these requirements alone as a result of the Executive Director Shares held by such individual in the Company or as a result of such individual's role as executive director of the Company, be an Affiliate of the Company).
"Affiliate Agreement" means any agreement entered into by any Obligor with an Affiliate of that Obligor involving expenditures by any party thereto or any other flow of funds of not less than USD1,000,000 or its equivalent, but excluding any agreement entered into between the Company and a Subsidiary Obligor.
"Agent" means the Intercreditor Agent or a Facility Agent, as the case may be.
"Agent's Deed of Accession" means a deed of accession in substantially the form of Part A of Schedule 11 (Transfers and Accession).
"Agreed Form" means, in relation to any document, the form most recently initialled for the purposes of identification as such by the Company and the Intercreditor Agent with such changes as the Intercreditor Agent may agree with the Company.
"Ancillary Finance Documents" means the Fee Letters.

"Anti-Bribery Laws" has the meaning given to that term in paragraph 32 of Part A of Schedule 5 (Covenants).
"Anti-Terrorism Laws" means the Executive Order, the Bank Secrecy Act (31 U.S.C. §§ 5311 et seq.), the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956 et seq.), the USA Patriot Act, the International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), any other applicable law or regulation administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or other Governmental Authority, in each case for the purpose of controlling or preventing terrorism and related activities and any law enacted in the United States of America after the Fifth Amendment Effective Date for such purposes.
"Approved Corporate Administrative Fees" means, for any Fiscal Year, an amount, when added to any other Corporate Administrative Fees paid by or on behalf of the Company during such Fiscal Year, as does not exceed 50% of the corporate administrative overhead costs incurred by Wynn Resorts during such Fiscal Year in relation to its management of the Wynn Resorts Group.
"Approved IP Fees" means the IP Fees as set out in the IP Agreement but without regard to any amendment, variation or supplement that would have the effect of increasing such IP Fees pursuant to the terms of the IP Agreement.
"Asset Sale" means any Disposition of Property other than:

(a)	the granting of any Lien permitted by paragraph 3 of Part B of Schedule 5 (Covenants);

(b)
any Disposition permitted by paragraph 5 of Part B of Schedule 5 (Covenants) (provided that, in the case of paragraph 5(a) of Part B of Schedule 5 (Covenants), Dispositions of Property thereunder shall be considered "Asset Sales" to the extent of any proceeds thereof not applied to the replacement of Property pursuant to paragraph 5(a)(ii) of Part B of Schedule 5 (Covenants)).

"Assignment of Rights" means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Assignment of Insurances" means the Assignment of Onshore Insurance Policies dated on or about the date of this Agreement between the Company and the Security Agent.
"Assignments of Reinsurances" means each assignment of Reinsurance so entitled between the relevant Direct Insurer and the Security Agent.
"Auditors" means Ernst & Young LLP or such other firm of independent accountants of international recognised standing as may be appointed by the Company.
"Availability Period" means, as the case may be, the Term Facility Availability Period, the Additional Lender Facility Availability Period or the Revolving Credit Facility Availability Period.

"Available Commitment", in relation to each Lender under each Facility Agreement, has the meaning given in that Facility Agreement.
"Board of Directors" means:

(a)	with respect to a corporation, the board of directors of the corporation;

(b)	with respect to a limited partnership, the board of directors of the general partner of the partnership; and

(c)	with respect to any other Person (other than a natural person), the board or committee of such Person serving a similar function.
"Break Costs" means the amount (if any) by which:

(a)
the additional interest which a Lender should have received for the period from the date of receipt by such Lender of all or any part of its participation in an Advance or Unpaid Sum to the last day of the current Interest Period in respect of that Advance or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)
the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the London interbank market (or, in the case of any principal amount or Unpaid Sum denominated in HK dollars, the Hong Kong interbank market) for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, provided that Break Costs shall not include any loss of margin.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in the Macau SAR, Hong Kong SAR and New York and, save for the purposes of Clause 3.1.1 (Drawdown conditions), London and Singapore.
"Capital Expenditure" means, in relation to any Person, for any period, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease or a finance lease) of fixed or capital assets (including, without limitation, real property) or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under applicable GAAP.
"Capital Lease Obligations" means, as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or finance leases under applicable GAAP, and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with applicable GAAP.

"Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all classes of membership interests in a limited liability company, any and all classes of partnership interests in a partnership, any and all equivalent ownership interests in a Person and any and all warrants, rights or options to purchase any of the foregoing.
"Cash Flow Available for Debt Service" or "CFADS" means, in relation to any period, EBITDA for such period plus, without duplication, the sum of:

(a)	decreases in Working Capital for such period; and

(b)	any other non-cash charges,
and minus, without duplication, the sum of:

(c)	increases in Working Capital for such period;

(d)	any other non-cash credits;

(e)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of Capital Expenditure;

(f)	the aggregate amount actually paid by each member of the Restricted Group in cash during such period on account of any accrued charges from any prior period; and

(g)	Tax paid by each member of the Restricted Group during such period, determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Cash Flow Available for Debt Service and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).
"Change of Control" means the occurrence of any of the following:

(a)
the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of any Wynn Obligor to any Person (except as may be permitted by this Agreement or any Security Document and excluding any disposition forming part of a Permitted Cotai Reorganisation);

(b)
the adoption of a plan relating to the liquidation or dissolution of any Wynn Obligor or any successor thereto, but excluding any voluntary liquidation, winding-up, dissolution of, or similar action with respect to, Palo after a Permitted Cotai Reorganisation; or

(c)	a Wynn Event.

"Charge over HK Accounts" means the charge so entitled between the Company and the Security Agent in the Agreed Form.
"Charges over Accounts" means the Pledge over Onshore Accounts, the Charge over HK Accounts, the Palo Pledge over Onshore Accounts and the documents granting the Liens referred to in the definition of "Account" in this Clause 1.1 (Definitions).
"Claim Proceeds" means the proceeds of a claim (a "Recovery Claim") against any party to a Major Project Document (or a Cotai Resort Management Agreement) or any of such party's Affiliates (or any employee, officer or adviser) in relation to such Major Project Document (or a Cotai Resort Management Agreement) except for Excluded Claim Proceeds, and after deducting:

(a)	any reasonable expenses which are incurred by any member of the Restricted Group to Persons who are not members of the Restricted Group; and

(b)
any Tax incurred and required to be paid by a member of the Restricted Group (as reasonably determined by the relevant member of the Restricted Group on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.
"Code" means the Internal Revenue Code of 1986 of the United States of America, as amended from time to time.
"Common Terms Agreement Amendment Agreement" means the agreement so entitled dated 14 September 2005 between the Company, Banc of America Securities Asia Limited, Deutsche Bank AG, Hong Kong Branch, Société Générale Asia Limited, Société Générale Hong Kong Branch and certain other financial institutions.
"Common Terms Agreement Fifth Amendment Agreement" means the agreement so entitled dated 30 September 2015 between the parties thereto.
"Common Terms Agreement Fourth Amendment Agreement" means the agreement so entitled dated 31 July 2012 between the parties thereto.
"Common Terms Agreement Second Amendment Agreement" means the agreement so entitled dated 27 June 2007 between the parties thereto.
"Common Terms Agreement Third Amendment Agreement" means the agreement so entitled dated 8 September 2009 between the parties thereto.
"Commonly Controlled Entity" means an entity, whether or not incorporated, which is under common control with any Obligor within the meaning of section 4001 of ERISA or is part of a group that includes such Person and that is treated as a single employer under section 414 of the Code.

"Company Share Pledge" means the pledge over shares in the Company dated on or about the date of this Agreement between Wynn HK, Wynn International, the Company and the Security Agent.
"Compensation Proceeds Account" means the account so designated in Schedule 6 (Accounts).
"Completion Memorandum" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Completion Request" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Compliance Certificate" means a certificate in substantially the form set out in Schedule 15 (Form of Compliance Certificate).
"Concession Contract" means the concession contract dated 24 June 2002 between the Macau SAR and the Company for the operation of games of chance and other games in casinos in the Macau SAR.
"Concession Contract Performance Bond" means the guarantee to be provided under article 61 of the Concession Contract.
"Confidentiality Undertaking" means a confidentiality undertaking in substantially the form set out in Part C of Schedule 11 (Transfers and Accession) or any other form agreed between the Company and the Intercreditor Agent.
"Construction Disbursement Account" means the account so designated in Schedule 6 (Accounts).
"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.
"Contribution" has the meaning given to such term in paragraph (a) of the definition of "Specified Equity Contributions" in this Clause 1.1 (Definitions).
"Corporate Administrative Fees" means any fees payable by the Company to Wynn Resorts pursuant to the Corporate Administrative Fees Agreement in respect of any corporate administrative overhead costs incurred by Wynn Resorts in relation to its management of the Wynn Resorts Group.
"Corporate Administrative Fees Agreement" means any agreement between the Company and Wynn Resorts regarding, among other things, the payment of the Company's portion of any Corporate Administrative Fees.
"Corporate Services Provider" means Wynn Resorts in its capacity as a party to the Corporate Administrative Fees Agreement.
"Cotai Land Concession Contract" means the land concession contract agreed to by and between Palo, the Company and the Macau SAR dated 2 May 2012 pursuant to

Dispatch number 16/2012, and includes any novation, assignment, transfer or other Disposition to the Company or replacement thereof in the name of the Company in connection with a Permitted Cotai Reorganisation.
"Cotai Mortgage" means the mortgage relating to the Cotai Site dated 15 October 2012 between Palo (or, if Palo's interest in the Cotai Site is transferred to the Company pursuant to a Permitted Cotai Reorganisation, the Company) and the Security Agent.
"Cotai Opening Date" means the date upon which all Licenças de Ocupação required pursuant to applicable Legal Requirements in respect of the Cotai Project have been issued by the Macau SAR and the Cotai Project is open for business to the general public.
"Cotai Power of Attorney" means the irrevocable power of attorney dated on or about the Fifth Amendment Effective Date granted by Palo (or, if Palo's interest in the Cotai Site is transferred to the Company pursuant to a Permitted Cotai Reorganisation, the Company) in favour of the Security Agent in connection with the Cotai Mortgage.
"Cotai Project" means a luxury hotel resort, retail and entertainment complex and casino facilities known as "Wynn Palace" being designed, developed and constructed, and to be operated and maintained, on land leased under the Cotai Land Concession Contract (excluding any Excluded Project located on a portion of the Cotai Site).
"Cotai Resort Management Agreement" means any agreement entered into by the Company and/or Palo (that does not conflict with the Cotai Land Concession Contract and all other applicable Legal Requirements) with an Excluded Subsidiary or other third party in connection with the use by such Excluded Subsidiary or other third party of a portion of the Cotai Site for the purposes of an Excluded Project.
"Cotai Site" means the land described in the Cotai Land Concession Contract.
"Cotai Site Easements" means the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of Palo (or, if Palo's interest in the Cotai Site is transferred to the Company pursuant to a Permitted Cotai Reorganisation, the Company) and/or appurtenant to the Cotai Site.
"Cotai Site Facilities" means

(a)	the Cotai Site; and

(b)	the Project Works (whether completed or uncompleted) in respect of the Cotai Project.
"CP Satisfaction Date" means the date on which all conditions precedent (as set out in Part A of Schedule 2 (Conditions Precedent) as at the Fourth Amendment Effective Date) have been satisfied in accordance with (and as set out in) sub-clause 2.1.2 of Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) as at the Fourth Amendment Effective Date.
"Current Assets" means, at any date, all amounts (other than cash) which would, in conformity with applicable GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Current Assets and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).
"Current Liabilities" means, at any date, all amounts that would, in conformity with applicable GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a balance sheet of the Restricted Group at such date prepared on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of reducing Current Liabilities and (ii) is in any way derived from or attributable or otherwise connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof), but excluding:

(a)	the current portion of any Funded Debt of any member of the Restricted Group; and

(b)	without duplication of paragraph (a) above, all Financial Indebtedness consisting of Revolving Credit Facilities Advances to the extent otherwise included therein.
"Debenture" means the debenture so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Decision" means the giving of a consent, the making of an agreement or the exercise of any other right, power, discretion or determination in respect of any matter which, under this Agreement or any other Senior Finance Document, requires such consent, agreement or exercise to be given or made by more than one Senior Secured Creditor or by the Required Lenders.
"Decision Date" has the meaning given in Clause 33.1 (Notices of Required Decisions).
"Deed of Appointment and Priority" means the deed so entitled dated on or about the date of this Agreement between, among others, the Lenders, the Performance Bond Provider, the Company, the Agents and the Security Agent.
"Default" means an Event of Default or any event or circumstance specified in Schedule 10 (Events of Default) hereto which would become (with the expiry of a grace period, the giving of notice, the making of any determination as permitted under the Senior Finance Documents or any combination of any of the foregoing) an Event of Default.
"Defaulting Lender" means any Lender:

(a)	which has rescinded or repudiated a Finance Document; or

(b)	with respect to which an Insolvency Event has occurred and is continuing.

"Derivatives Counterparty" has the meaning given in paragraph 6 of Part B of Schedule 5 (Covenants).
"Designated Jurisdiction" means, at any time, any country, region or territory to the extent that such country, region or territory (or portion thereof) itself is the subject of any Sanctions.
"Designated Person" means a Person:

(a)	listed in the annex to, or otherwise subject to the provisions of, the Executive Order;

(b)
named as a "Specially Designated National and Blocked Person" on the most current list published by Office of Foreign Assets Control of the U.S. Department of the Treasury at its official website or any replacement website or other replacement official publication of such list; or

(c)
with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law or who or which is the subject of any Sanctions provided that such Person is named as a "prohibited person", "prohibited entity" or equivalent or, as the case may be, who or which is named as a Person that is the subject of any Sanctions (in each case) on any list published by any Governmental Authority (including, without limitation, the authorities referred to in the definition of "Sanctions" in this Clause 1.1 (Definitions)) pursuant to or otherwise in connection with any Anti-Terrorism Laws or any Sanctions.

"Development Accounts" means each Development Account (as defined in each of the Term Facility Agreement and the Revolving Facility Agreement).
"DICJ Authorisation" means:

(a)
the approval by the Macau SAR government of the financial indebtedness in respect of the Term Facility and the Revolving Credit Facility, as set forth in the submission made by the Company to the Macau SAR government on 24 August 2015;

(b)
the Macau SAR government having confirmed that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (as amended, consolidated, supplemented, novated or replaced from time to time) continue to apply with respect to such financial indebtedness; and

(c)	if the Company requests an Advance under an Additional Lender Facility:

(i)
the approval by the Macau SAR government of the financial indebtedness in respect of the Additional Lender Facility, as set forth in the submission made by the Company to the Macau SAR government in connection therewith; and

(ii)
the Macau SAR government having confirmed that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (as amended, consolidated, supplemented, novated or replaced from time to time) continue to apply with respect to such financial indebtedness.

"Direct Agreements" means each of the following documents:

(a)	the Gaming Concession Consent Agreement;

(b)	the Land Concession Consent Agreement;

(c)	the Account Bank Notices and Acknowledgements; and

(d)	the Insurer Notices and Acknowledgements.
"Direct Insurances" means a contract or policy of insurance of any kind from time to time taken out or effected by on behalf of or in favour of the Company or any other member of the Restricted Group (whether or not in conjunction with any other Person) with one or more insurers in accordance with the terms of paragraph 10 of Part A of Schedule 5 (Covenants).
"Direct Insurer" means the insurer(s) with whom a Direct Insurance is placed from time to time in accordance with paragraph 10 of Part A of Schedule 5 (Covenants)
"Disposition" means, with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof (whether legal or equitable); and the terms "Dispose", "Disposed" and "Disposed of" shall have correlative meanings.
"Disqualified Stock" means any Capital Stock or other ownership or profit interest of any Obligor that any Obligor is or, upon the passage of time or the occurrence of any event, may become obligated to redeem, purchase, retire, defease or otherwise make any payment in respect thereof for consideration other than Capital Stock (other than Disqualified Stock).
"EBITDA" means, in relation to any period, the Net Income of the Restricted Group for such period plus, without duplication and to the extent reflected as a charge in the Company's statement of such Net Income for such period, the sum of:

(a)	income Tax expense (whether or not paid during such period) other than Tax on gross gaming revenue;

(b)	amortization or write-off of debt discount and debt issuance costs and interest, commissions, discounts and other fees and charges associated with Financial Indebtedness (including the Advances);

(c)	depreciation and amortization expense;

(d)	amortization of intangibles (including goodwill);

(e)	an amount equal to the aggregate net non-cash loss on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business);

(f)	any extraordinary expenses or losses;

(g)	any foreign currency translation losses;

(h)	any corporate expenses;

(i)	any expense that is non-recurring in nature;

(j)	stock-based compensation;

(k)	pre-opening and development expenses;

(l)	Approved IP Fees paid in accordance with paragraph 6.1 of Part B of Schedule 5 (Covenants); and

(m)	Specified Equity Contributions,
and minus, without duplication and to the extent included in the statement of such Net Income for such period, the sum of:

(n)	interest income;

(o)	an amount equal to the aggregate net non-cash gain on the Disposition of Property during such period (other than sales of inventory in the ordinary course of business);

(p)	any extraordinary income or gains;

(q)	any foreign currency translation gains; and

(r)	any upfront premium or similar income or gains derived from, or in connection with the grant of, any Subconcession, all (including Net Income) as determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing EBITDA and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with applicable GAAP.
"ECF Percentage" means, with respect to any period:

(a)	25% of the Excess Cash Flow if the Leverage Ratio as of the last day of such period is greater than 4.5:1; or

(b)	zero if the Leverage Ratio as of the last day of such period is 4.5:1 or less.

"Effective Date" means the Fifth Amendment Effective Date.
"Eminent Domain Proceeds" means all amounts and proceeds (including monetary instruments) received in respect of any Event of Eminent Domain relating to any member of the Restricted Group or any of its assets, less any costs or expenses incurred by any member of the Restricted Group or its agents in collecting such amounts and proceeds.
"Enforcement Notice" has the meaning given in the Deed of Appointment and Priority.
"Enforcement Proceeds" means all moneys received or recovered by the Security Agent after the Security has become enforceable in accordance with the terms of the Security Documents from the exercise or enforcement of the Security.
"Environment" means land, including any natural or man-made structures; water; and air.
"Environmental Claim" means any formal claim by any Person as a result of or in connection with any material violation of Environmental Law which claim could reasonably be expected to give rise to any remedy or penalty (whether interim or final) or liability for any member of the Restricted Group or any Senior Secured Creditor (in its capacity as such in the transactions contemplated by the Senior Finance Documents).
"Environmental Law" means any law or regulation of the Macau SAR with regard to:

(a)	harm to the health of humans; or

(b)	the pollution or protection of the Environment.
"Environmental Licence" means any material permit, licence, approval, registration, notification, exemption or any other authorisation required under any Environmental Law.
"Equity" means, at any time, the aggregate of the US dollar equivalents of:

(a)	the amounts paid up by the Shareholders by way of subscription for shares in the Company; and

(b)	the amounts advanced to the Company and outstanding at such time by way of Shareholder Loans.
"Equity Issuance" means:

(a)
any allotment or issuance (or the entering into by the Company or any other member of the Restricted Group of any agreement to allot or issue), or any grant to any Person of any right (whether conditional or unconditional) to call for or require the allotment or issuance of, any share or equity interest, or other securities (including without limitation bonds, notes, debentures, stock or similar instrument) which are convertible (whether at the option of the holder(s) thereof, the Company or otherwise) into shares or equity interests in the Company or other member of the Restricted Group, or any depositary receipt(s) in respect of any such share or equity interest; or

(b)	any grant of any option, warrant or other right of acquisition in respect of any such share, equity interest, other security or depositary receipt, provided that for the avoidance of doubt, "Equity Issuance" shall not include (i) any secondary sales of any shares, equity interests or other securities of the Company or any other member of the Restricted Group by any or all of the holders of such shares, equity interests or other securities or (ii) any allotment or issuance or other grant to the Company or any other member of the Restricted Group of shares, equity interests or other securities in a Subsidiary Obligor.
"Equity Issuance Proceeds" means the amount of the proceeds (if not in cash, the monetary value thereof) of any Equity Issuance after deducting:

(a)	fees and expenses reasonably incurred in connection with such Equity Issuance by the Company or other member of the Restricted Group; and

(b)
any Taxes incurred or required to be paid by the Company or other member of the Restricted Group in connection with such Equity Issuance (as reasonably determined by the Company, on the basis of existing rates and taking account of any available credit, deduction or allowance).

"ERISA" means the Employee Retirement Income Security Act of 1974 of the United States of America, as amended from time to time.
"Event of Default" means any event or circumstance set out in Schedule 10 (Events of Default).
"Event of Eminent Domain" means, with respect to any Property:

(a)
any compulsory transfer or taking by condemnation, seizure, eminent domain or exercise of a similar power, or transfer under threat of such compulsory transfer or taking or confiscation of such Property or the requisition of the use of such Property, by any agency, department, authority, commission, board, instrumentality or political subdivision of any Governmental Authority having jurisdiction; or

(b)	any settlement in lieu of paragraph (a) above.
"Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following:

(a)	any loss, destruction or damage of such property or asset;

(b)
any actual condemnation, seizure or taking by exercise of the power of eminent domain or otherwise of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; or

(c)	any settlement in lieu of paragraph (b) above.
"Excess Cash Flow" means, in relation to any period, CFADS for such period plus, without duplication the US dollar equivalents of:

(a)	to the extent included in Net Income for such period, interest income received during such period, minus, without duplication, the US dollar equivalents of:

(b)	the aggregate amount of Financing Costs paid by the Company or any other member of the Restricted Group in cash during such period;

(c)
the aggregate amount of all prepayments of Advances under the Revolving Credit Facilities during such period to the extent accompanying permanent voluntary reductions of the commitments thereunder and all voluntary prepayments of Term Loan Facility Advances during such period;

(d)
the aggregate amount of all scheduled principal payments of the Company under the Facility Agreements made during such period (other than in respect of any Revolving Credit Facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the Company would not be able to reborrow all or any of the amount so prepaid); and

(e)
the aggregate of all other scheduled payments of any Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants) falling due and any voluntary prepayments thereof made during such period (other than in respect of any overdraft or revolving facility to the extent there is not an equivalent permanent reduction in commitments thereunder such that after giving effect to such commitment reduction the relevant member of the Restricted Group would not be able to reborrow all or any of the amount so prepaid), determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Excess Cash Flow and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof).
"Excluded Account" means any account held by a member of the Restricted Group which:

(a)	is used exclusively for the remittance of remuneration to employees;

(b)	is a zero-balance disbursement account used exclusively for the remittance of vendor payments;

(c)	is established for the exclusive purpose of receiving funds for customers and patrons to establish credit;

(d)	is established for the exclusive benefit of officers, directors and employees in connection with share option schemes, welfare benefit schemes, pension schemes or other similar arrangements; and

(e)
the granting of a Lien in favour of a Senior Secured Creditor in respect thereof would violate applicable law or regulations provided that the Intercreditor Agent has received legal advice (in form and substance reasonably satisfactory to the Intercreditor Agent) to confirm the relevant violation of applicable law or regulation and that such relevant violation cannot be overcome by the relevant member of the Restricted Group (using all commercially reasonable efforts).

"Excluded Amount" means any amount referred to in paragraphs (a) to (e) (inclusive) of the definition of "Excluded Account" in this Clause 1.1 (Definitions) that is deposited into an Excluded Account provided that such amount must, within five days of such deposit, be applied solely towards the purpose for which that account has been established.
"Excluded Claim Proceeds" means any proceeds of a Recovery Claim which the Company notifies the Intercreditor Agent are, or are to be, applied:

(a)
to satisfy (or reimburse a member of the Restricted Group which has discharged) any liability, charge or claim upon a member of the Restricted Group by a Person which is not a member of the Restricted Group; or

(b)	in the replacement, reinstatement and/or repair of assets of members of the Restricted Group which have been lost, destroyed or damaged, in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are deposited into and retained in an Account pending such application and are so applied within 6 months, or such longer period as the Intercreditor Agent may agree, after receipt.
"Excluded Project" means any gaming, hotel or resort related business, development or undertaking of any kind (including any business, development or undertaking referred to in clause (c) of the definition of "Permitted Businesses" in this Clause 1.1 (Definitions)) in the Macau SAR (other than Wynn Macau or the Cotai Project) and, save as contemplated by any Resort Management Agreement therefor in the case of the Company or Palo, neither involving nor permitting any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets, including Wynn Macau and the Cotai Project. For the avoidance of doubt, an Excluded Project may be located on a portion of the Cotai Site provided that to the extent any such Excluded Project located on a portion of the Cotai Site is funded by the proceeds of any Advance, such funding is applied solely towards the financing or refinancing of the development costs incurred in relation to such Excluded Project (it being agreed that such development costs include, but are not limited to, costs and expenses related to design, development, land acquisition, construction, site preparation, equipping, pre-opening expenses and capitalized interest), and further provided that the following additional conditions are met prior to the earlier of entry into of any contract for and the commencement of the construction of an Excluded Project on the Cotai Site:

(i)	the entire Cotai Site shall remain part of the Project Security and subject to the Cotai Mortgage and there shall be no adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security of the Finance Parties as a result of the Excluded Project being located on the Cotai Site;

(ii)	the development, operation and maintenance of such Excluded Project:

(A)	complies in all material respects with all applicable Legal Requirements (including, without limitation, Environmental Laws), the Cotai Land Concession Contract and the Concession Contract; and

(B)	does not materially interfere with or materially obstruct (or otherwise have any material adverse effect on) the development, operation and maintenance of the Cotai Project; and

(iii)
any claim, interest or liability, or right of recourse of any kind of any counterparty to any Resort Management Agreement, in respect of such Excluded Project against or in the Company, Palo or any other member of the Restricted Group or any of their respective assets (including, without limitation, Wynn Macau and the Cotai Project) is limited to an aggregate amount equal to all revenues derived by the Company (or, as the case may be, Palo) in respect of that Excluded Project and any other assets of the Company (or, as the case may be, Palo) comprised in that Excluded Project (and which do not form part of and are not necessary to ensure to the Restricted Group the full benefit of Wynn Macau or the Cotai Project).

"Excluded Subsidiary" means a Subsidiary of the Company exclusively engaged in the development, financing, ownership, leasing or operation of Excluded Projects on terms which, save as contemplated by any Resort Management Agreement to which such Subsidiary is party in the case of the Company, neither involve nor permit any claim, interest, liability, right of recourse of any kind in connection therewith against or in any member of the Restricted Group or its assets.
"Executive Director" means an individual:

(a)	who is an executive director of the Company, is a Macau permanent resident and holds the Executive Director Shares, pursuant to Clause 2 of Article 19 of Macau SAR Law 16/2001; and
(b)

(i)
whose Executive Director Shares are subject to the Executive Director Option Agreement and the Executive Director Share Pledge, in each case entered into by that individual prior to the Fifth Amendment Effective Date; or

(ii)	(other than the person referred to in sub-paragraph (i) above) who has satisfied all the requirements pursuant to an Executive Director Substitution.
"Executive Director Event" means any of the following events:

(a)
any representation or warranty made or deemed to be made by the Executive Director under the Executive Director Share Pledge proves to have been incorrect in any material respect on or as of the date made or deemed made;

(b)
the Executive Director defaults in the observance or performance of any covenant or agreement contained in the Executive Director Share Pledge in any material respect and such default continues unremedied for a period of 30 days or, provided the Executive Director is diligently pursuing action to remedy the default and it is of a nature that is capable of being remedied, 60 days after the earlier of (i) the Executive Director becoming aware of such default and (ii) receipt by the Executive Director of notice from the Security Agent of such default; or

(c)
the Executive Director commences or there is commenced against the Executive Director any case, proceeding or other action relating to his or her bankruptcy or (ii) the death or incompetency of the Executive Director.

"Executive Director Option Agreement" means the option agreement between Mr Wong Chi Seng, Wynn International and the Company delivered on or about 14 September 2004 or such other option agreement entered into between the Company, Wynn International and the Executive Director from time to time.
"Executive Director Share Pledge" means the document formerly entitled "Wong Share Pledge" dated on or about 14 September 2004 between the Executive Director and the Security Agent.
"Executive Director Shares" means (as the context requires):

(a)	the Existing Executive Director Shares; or

(b)	the New Executive Director Shares.
"Executive Director Substitution" means each of the following having occurred:

(a)
the Macau SAR government has approved a new executive director of the Company in accordance with the Concession Contract (the "New Executive Director") and, if applicable, the issuance of the New Executive Director Shares to the New Executive Director (including the Security over such New Executive Director Shares as contemplated by paragraph (d) below) and the cancellation of the Existing Executive Director Shares;

(b)
the Executive Director has transferred all of the Existing Executive Director Shares to the New Executive Director or New Executive Director Shares have been issued to the New Executive Director and the Existing Executive Director Shares have been cancelled on or prior to such issuance;

(c)
any other contracts and accessions to existing contracts by the New Executive Director, the Company and any other relevant Obligor as are necessary or desirable in order for the New Executive Director to step into the Executive Director's position and role as executive director of the Company and owner of the Executive Director Shares have been entered into; and

(d)
the New Executive Director has duly executed and, (where applicable) the Company has provided the Intercreditor Agent with, any acknowledgement, confirmation and/or such other documents as the Intercreditor Agent, acting on the advice of its legal counsel, shall deem appropriate to ensure (1) the Existing Executive Director Shares are pledged in the same manner after the occurrence of the steps set out in paragraphs (a) to (c) (inclusive) above as such shares are pledged prior to the occurrence of the steps set out in paragraphs (a) to (c) (inclusive) above, such that the New Executive Director will be the "Pledgor" under the Executive Director Share Pledge and the outgoing Executive Director will no longer be the Pledgor thereunder and will be released from any obligations thereunder or (2) the New Executive Director Shares when issued are pledged in the same manner as the Existing Executive Director Shares are pledged prior to the occurrence of the steps set out in paragraphs (a) to (c) (inclusive) above, in each case, in form and substance satisfactory to the Intercreditor Agent (acting reasonably), and following the occurrence of each of the steps set out in paragraphs (a) to (d) above and the Intercreditor Agent confirming its satisfaction thereto, the New Executive Director shall be (for the purposes of the Senior Finance Documents) the Executive Director (pursuant to paragraph (b)(ii) of the definition set out in Clause 1.1 (Definition)) (it being agreed and acknowledged that the Intercreditor Agent is not obliged to obtain any further instructions, authorizations or consents from the Lenders (or any of them) or from any other Senior Secured Creditor in respect of confirming its satisfaction as so contemplated by this paragraph (and that the Lenders and the other Senior Secured Creditors party to this Agreement so authorise the Intercreditor Agent to provide such confirmation on being so satisfied)).
"Executive Order" means Executive Order 13224 on Terrorist Financing: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, Or Support Terrorism issued September 23, 2001, as amended by Order 13268.
"Existing Executive Director Shares" means the shares in the Company held by the Executive Director as at the Fifth Amendment Effective Date and having de minimis economic interest.
"Facility" means any of:

(a)	the Term Loan Facilities; or

(b)	the Revolving Credit Facilities.
"Facility Agents" means the Term Facility Agent, the Revolving Credit Facility Agent and each Additional Facility Agent.
"Facility Agreements" means:

(a)	the Term Facility Agreement;

(b)	the Revolving Credit Facility Agreement; and

(c)	each Additional Lender Facility Agreement.

"Facility Office" means the office or offices notified by a Senior Secured Creditor to the relevant Facility Agent under the Facilities and by the relevant Facility Agent to the Company and the Intercreditor Agent in writing on or before the date it becomes a Senior Secured Creditor (or, following that date, by not less than 10 Business Days' written notice) as the office or offices through which it shall perform its obligations under the relevant Facility.
"Fee Letters" means each of the fee letters entered into from time to time between the Company on the one hand and any of the Agents and the Security Agent on the other hand.
"Fifth Amendment Effective Date" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Fifth Amendment Effective Date Fee Letters" means the Fee Letters referred to in Schedule 1 (Conditions Precedent) of the Common Terms Agreement Fifth Amendment Agreement.
"Fifth Amendment Signing Date" means the date of the Common Terms Agreement Fifth Amendment Agreement.
"Final Repayment Date" means:

(a)	in relation to the Term Facility, the sixth anniversary of the Fifth Amendment Effective Date; and

(b)	in relation to an Additional Lender Facility providing for a term loan, the date set forth in the applicable Additional Lender Facility Agreement.
"Finance Document" has the meaning given in the Deed of Appointment and Priority.
"Finance Party Accession Undertaking" has the meaning given in the Deed of Appointment and Priority.
"Financial Indebtedness" means, in relation to any Person at any date, without duplication:

(a)	all indebtedness of such Person for borrowed money;

(b)
all obligations of such Person for the purchase price of Property or services to the extent the payment of such obligations is deferred for a period in excess of 90 days (other than trade payables incurred in the ordinary course of such Person's business);

(c)	all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

(d)
all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (unless the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);

(e)	all Capital Lease Obligations (to the extent treated as finance or capital lease obligations in accordance with applicable GAAP) or Synthetic Lease Obligations of such Person;

(f)
any indebtedness of such Person for or in respect of receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis or on a basis where recourse is limited solely to warranty claims relating to title or objective characteristics of the relevant receivables);

(g)	any indebtedness of such Person in respect of any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

(h)	all indebtedness of such Person, contingent or otherwise, as an account party under acceptance, letter of credit, completion guaranties, performance bonds or similar facilities;

(i)	all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person;

(j)	all obligations of such Person in respect of Swap Agreements or any other derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price;

(k)	all Guarantee Obligations of such Person in respect of obligations (whether of such Person or another Person) of the kind referred to in paragraphs (a) through (j) above;

(l)
all obligations of the kind referred to in paragraphs (a) through (k) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including, without limitation, accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation; and

(m)	the liquidation value of any preferred Capital Stock of such Person or its Subsidiaries held by any Person other than such Person and its Wholly Owned Subsidiaries.
"Financing Costs" means:

(a)	interest, fees, commissions, costs and expenses payable by the Company under the Senior Finance Documents;

(b)	interest, fees, commissions, costs and expenses payable by the Company under the Performance Bond Facility;

(c)
amounts payable by the Company under Clause 10 (Changes to the Calculation of Interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) and Clause 13 (Currency and Other Indemnities);

(d)
any other amounts of interest, fees, commissions, discounts, prepayment penalties or premiums and other finance payments payable in respect of Financial Indebtedness permitted to be incurred by a member of the Restricted Group pursuant to paragraphs 2.1(e) and 2.1(f) of Part B of Schedule 5 (Covenants);

(e)
any amounts of dividends, disbursements or other payments payable for the purpose of paying any amount with respect to Guaranteed WML Debt (pursuant to paragraph 6.1(v) of Part B of Schedule 5 (Covenants));

(f)	net amounts payable by the Company under any Hedging Agreement and Permitted Swap Transaction; and

(g)
any value added or other taxes payable by the Company or any other member of the Restricted Group in respect of paragraphs (a) through (f) above and, save to the extent already included in paragraph (c) above, any withholding tax on a party under a Senior Finance Document, the Performance Bond Facility or any other agreement relating to the provision of Financial Indebtedness referred to above in respect of which the Company or any other member of the Restricted Group has an obligation to gross up.

"FinCEN" means the Financial Crimes Enforcement Network of the U.S. Department of the Treasury.
"Fiscal Quarter" means any one of the four consecutive three calendar month periods comprised in a Fiscal Year.
"Fiscal Year" means the fiscal year of the Company, the Restricted Group and the Wynn Obligors ending on 31 December of each calendar year.
"Fitch" means Fitch Ratings Ltd.
"Floating Charge" means the charge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Fourth Amendment Effective Date" has the meaning given in the Common Terms Agreement Fourth Amendment Agreement.
"Fundamental Term" means, in respect of a Senior Finance Document:

(a)	the definitions of Required Lenders and Fundamental Term in Clause 1.1 (Definitions) and Clause 34 (Amendments and Waivers);

(b)
the provisions setting out the date for, or the amount of, or the currency of, any payment of principal (other than Clause 8.2 (Voluntary Prepayment of the Term Loan Facilities)) or interest under a Senior Finance Document or any interest rate hedging payment to a Hedging Counterparty (but excluding, in each case, any amendment bringing forward the date of any such interest rate hedging payment or increasing the amount of any such interest rate hedging payment);

(c)	[Not used];

(d)
the provisions setting out the amount of a Lender's Available Commitment under a Facility (otherwise than by a transfer in accordance with the terms of this Agreement) or the duration of its availability or any additional obligation on a Lender to lend money or provide any other form of credit;

(e)	a term which expressly requires the consent of each Lender or Senior Secured Creditor;

(f)	the priority or ranking of any Security or the Secured Obligations (and any other provisions which, if amended, would have the effect of changing the priority or ranking thereof);

(g)	the provisions dealing with the order of distribution on partial payment by the Company or the proceeds of Security;

(h)	paragraph 2.1(e) of Part B of Schedule 5 (Covenants) or paragraph 2.1(f) of Part B of Schedule 5 (Covenants);

(i)	Clause 25 (Sharing Among the Senior Secured Creditors); and

(j)	Clause 33 (Intercreditor Arrangements).
Notwithstanding the above:

(i)
unanimity among the Lenders and Hedging Counterparties shall not be required with respect to any changes, additions, deletions, modifications or supplements (herein "changes") comprised in any amendment to the Deed of Appointment and Priority made in accordance with paragraph (c) of clause 24.1 (Required Consents) of the Deed of Appointment and Priority with respect to subparagraphs (a), (e), (f), (g), (h) and (j) above and any Decision related to such changes shall be effected pursuant to subparagraph (a) of the definition of "Required Lenders" in this Clause 1.1 (Definitions) (and as if a Hedging Voting Right Event had occurred and was continuing in relation to each Hedging Counterparty) provided that, in each case, the Senior Secured Creditors' rights, benefits and interests in respect of the First Ranking Liabilities (as defined in the Deed of Appointment and Priority) and the Security, the enforcement thereof and the priority and ranking of their claims in respect thereof and the subordination thereto of all other claims, remain unaffected by any such changes; and

(ii)	any amendment or waiver that is an Affected Lender Decision may be made in accordance with Clause 34.5 (Amendment and Waiver of an Affected Lender Decision).
"Funded Debt" means, in relation to any Person, all Financial Indebtedness of such Person of the types described in sub-clauses (a) through (g) of the definition of "Financial Indebtedness" in this Clause 1.1 (Definitions).

"Funds" means any funds that are unconditionally available and have been made available, raised, procured or obtained in a manner that does not breach the terms of this Agreement, including such amount of Financial Indebtedness permitted to be created, incurred, assumed or allowed to remain outstanding pursuant to paragraph 2.1(e) of Part B of Schedule 5 (Covenants) as, when aggregated with all other amounts of Financial Indebtedness permitted to be created, incurred, assumed or allowed to remain outstanding pursuant to paragraph 2.1(e), does not exceed USD500,000,000 or its equivalent.
"GAAP" means, in respect of the Company and other members of the Restricted Group, IFRS and, in respect of any Wynn Obligor, generally accepted accounting principles in the United States of America as in effect from time to time.
"Gaming Concession Consent Agreement" means the Agreement Relating to Security (with the Exclusion of Land Concession and Immovable Property) between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.
"Global Coordinating Lead Arrangers" or "GCLAs" means the Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers, the Lead Arrangers and the Arrangers (each a "Global Coordinating Lead Arranger" or "GCLA").
"Governing Documents" means, collectively, as to any Person, the certificate of incorporation, the memorandum and articles of association or bylaws, any shareholders agreement, certificate of formation, limited liability company agreement, partnership agreement or other formation or constituent documents applicable to such Person.
"Governmental Authority" means, as to any Person, the government of the Macau SAR, any other national, state, provincial or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, in each case having jurisdiction over such Person, or any arbitrator with authority to bind such Person at law.
"Group" means the Company and each of the Company's Subsidiaries (other than any Excluded Subsidiary) for the time being (including, without limitation, Palo and any other Subsidiary of the Company which becomes an Obligor pursuant to paragraph 27 of Part A of Schedule 5 (Covenants)).
"Guarantee" means the guarantee formerly entitled the "Wynn Pledgors' Guarantee" dated on or about the date of this Agreement between Wynn Asia 2, Wynn Holdings, Wynn HK, Wynn International, Palo and the Security Agent, as amended, restated, supplemented and novated by, inter alia, the Guarantee Fourth Deed of Amendment and Acknowledgement.
"Guarantee Fourth Deed of Amendment and Acknowledgement" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Guaranteed WML Debt" means WML Debt in respect of which the Company or any Obligor has incurred, assumed or allowed to remain outstanding any Guarantee

Obligations in compliance with paragraph 2.1(i) of Part B of Schedule 5 (Covenants) of this Agreement.
"Guarantee Obligation" means any guarantee, indemnity, letter of credit or other legally binding assurance against loss granted by one Person in respect of any Financial Indebtedness or other liability or obligation of another Person, or any agreement to assume any Financial Indebtedness of any other Person or to supply funds or to invest in any manner whatsoever in such other Person by reason of Financial Indebtedness of such Person; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing Person shall be deemed to be the lower of (1) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (2) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation (unless such primary obligation and the maximum amount for which such guaranteeing Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing Person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith).
"Hedging Agreements" means any agreement entered into by the Company in accordance with paragraph 1 of Schedule 8 (Hedging Arrangements) but, for the avoidance of doubt, excludes any Permitted Swap Transaction.
"Hedging Arrangements" means the requirements concerning interest rate hedging set out in Schedule 8 (Hedging Arrangements).
"Hedging Counterparties" means a financial institution identified as such in Part C of Schedule 1 (The Lenders and Hedging Counterparties) and the parties, other than the Company, to the Hedging Agreements and who have executed a Hedging Counterparty's Deed of Accession.
"Hedging Counterparty's Deed of Accession" means a deed of accession in substantially the form set out in Appendix 1 to Schedule 8 (Hedging Arrangements).
"Hedging Voting Right Event" means, in relation to any Hedging Counterparty, the occurrence and continuation of both of the following events:

(a)	the serving of any notice given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default); and

(b)	a Realised Hedge Loss is not paid when due under the Hedging Agreement to which such Hedging Counterparty is party.
"HIBOR" in relation to any Facility Agreement, has the meaning given in such Facility Agreement.
"HKD" or "HK dollars" denotes the lawful currency of the Hong Kong SAR.

"HKD Debt Service Account" means the account so designated in Schedule 6 (Accounts).
"HKD Debt Service Reserve Account" means the account so designated in Schedule 6 (Accounts).
"HKD Operating Account" means the account so designated in Schedule 6 (Accounts).
"Hong Kong SAR" means the Hong Kong Special Administrative Region.
"IFRS" means the International Financial Reporting Standards issued by the International Accounting Standards Board or its successor.
"Increased Costs" has the meaning given in Clause 12 (Increased Costs).
"Information Memorandum" means the information memorandum dated August 2015 prepared by the Company in relation to Wynn Macau and the Cotai Project for the purposes of the financing of any or all of the Facilities, and sent to the Lenders on 19 August 2015 by the Intercreditor Agent.
"Initial Advance" means the first Advance made under each of the Facilities.
"Insolvency Event" in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)
institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)
has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)	(is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)	has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(g)
seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(h)
has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(i)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

(j)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
"Insurance" means a Direct Insurance or a Reinsurance.
"Insurance Proceeds" means all amounts and proceeds (including monetary instruments) paid under any insurance policy maintained by the Company or Palo (including, without limitation, any insurance policy required to be maintained by the Company or Palo under any Transaction Document but excluding any public liability, third party liability, workers compensation and legal liability insurances and also excluding any other insurance the proceeds of which are payable to the employees of the Company or Palo) less any costs or expenses incurred by the Company, Palo or their respective agents in collecting such amounts and proceeds.
"Insurer" means a Direct Insurer or a Reinsurer.
"Insurer Notices and Acknowledgements" means the notices and acknowledgements to be delivered to and executed by each Insurer and Reinsurer in accordance with the Assignment of Insurances and the Assignments of Reinsurances, respectively.
"Intellectual Property" means the collective reference to all rights, priorities and privileges relating to intellectual property, including copyrights, patents, trademarks, service-marks, technology, know-how and processes, formulas, trade secrets or licenses (under which the applicable Person is licensor or licensee) relating to any of the foregoing and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

"Intercreditor Agent" means Bank of China Limited, Macau Branch in its capacity as intercreditor agent for the Senior Secured Creditors or its successor appointed in accordance with this Agreement.
"Interest Coverage Ratio" means, in relation to any period, the ratio of EBITDA to Financing Costs for such period.
"Interest Payment Date" means each date on which an Interest Period ends.
"Interest Period" means, in relation to any Advance, each period for the calculation of interest in respect thereof ascertained in accordance with Clause 9 (Interest, Interest Periods and Default Interest).
"Investment Income" means any interest, dividends or other income arising from or in respect of a Permitted Investment.
"Investment Proceeds" means any net proceeds received upon any disposal, realisation or redemption of a Permitted Investment, but excluding any Investment Income.
"Investments" has the meaning given to it in paragraph 8 of Part B of Schedule 5 (Covenants).
"IP Agreement" means the Amended and Restated Fourth Amendment to Intellectual Property Licence Agreement dated 19 September 2009.
"IP Fees" means the "Licensing Fee" as defined in the IP Agreement.
"ISDA Master Agreement" has the meaning given in Schedule 8 (Hedging Arrangements).
"ISDA Schedule" means the schedule to the ISDA Master Agreement in form and substance reasonably satisfactory to the Intercreditor Agent.
"Land Concession Contract" means the land concession contract agreed to by the Company with the Macau SAR on 4 June 2004 which forms an integral part of Dispatch number 81/2004.
"Land Concession Consent Agreement" means the Agreement relating to Security under the Land Concession Contract between the Government of the Macau SAR, the Company and the Security Agent and the Supplement in respect thereof dated 14 September 2005.
"Land Security Assignment" means the assignment so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Legal Requirements" means all laws, statutes, orders, decrees, injunctions, licenses, permits, approvals, agreements and regulations of any Governmental Authority having jurisdiction over the matter in question.
"Lender" means a Term Facility Lender, a Revolving Credit Facility Lender or an Additional Lender.

"Lending Group" means the Term Lending Group, each Revolving Lending Group and each Additional Lending Group.
"Leverage Ratio" means, in relation to any period, the ratio of Total Debt on the last day of such period to EBITDA for such period.
"LIBOR", in relation to any Facility Agreement, has the meaning given in such Facility Agreement.
"Licensor" has the meaning given in the IP Agreement.
"Lien" means, with respect to any Property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such Property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the UCC (or equivalent statutes of any jurisdiction)).
"Listing Rules" means the rules as in effect from time to time governing the listing of securities on The Stock Exchange of Hong Kong Limited.
"Livrança Covering Letter" means the letter from the Company to the Security Agent dated on or about the Fifth Amendment Effective Date in relation to the Livranças, duly acknowledged by Palo.
"Livranças" means the promissory notes dated on or about the date of this Agreement issued by the Company and endorsed and payable to the Security Agent.
"London Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in London.
"Macau Gaming Laws" means Law No. 16/2001 and Administrative Regulation No. 26/2001, as amended from time to time, and other laws promulgated by any Governmental Authority of the Macau SAR and applying to gaming operations in the Macau SAR.
"Macau SAR" means the Macau Special Administrative Region.
"Major Project Document" means any of:

(a)	the Concession Contract;

(b)	the Land Concession Contract;

(c)	the IP Agreement;

(d)	the Performance Bond Facility Agreement;

(e)	the Concession Contract Performance Bond;

(f)	any Resort Management Agreement; and

(g)	the Cotai Land Concession Contract.
"Major Project Participants" means:

(a)	each Obligor;

(b)	the Macau SAR; and

(c)	each other Person who is party to a Major Project Document (other than any Resort Management Agreement).
"Market Disruption Event" has the meaning given in Clause 10.2 (Market disruption).
"Material Adverse Effect" means a material adverse condition or material adverse change in or affecting:

(a)
the business, assets, liabilities, property, condition (financial or otherwise), results of operations, prospects, value or management of the Company or Palo or the Company, the Restricted Group and the Wynn Obligors, taken as a whole;

(b)	the ability of the Company or any other Obligor to perform its obligations under the Senior Finance Documents;

(c)	[not used];

(d)
the validity or enforceability of any Senior Finance Document (other than any Palo Security Document provided that such material adverse condition or material adverse change in or affecting the validity or enforceability of that Palo Security Document arises as a result of the matters contemplated by Clause 18.3.4(a) (Permitted Cotai Reorganisation; Release of Palo Security) of this Agreement following a Permitted Cotai Reorganisation);

(e)
the validity, enforceability or priority of any of the Liens purported to be created under any of the Security Documents (other than any of the Palo Security Documents, provided that such material adverse condition or material adverse change in or affecting the validity, enforceability or priority of any of the Liens purported to be created under that Palo Security Document arises as a result of the matters contemplated by Clause 18.3.4(a) (Permitted Cotai Reorganisation; Release of Palo Security) of this Agreement following a Permitted Cotai Reorganisation); or

(f)
the rights and remedies of any Senior Secured Creditor under any Senior Finance Document (other than any Palo Security Document provided that such material adverse condition or material adverse change in or affecting the rights or remedies of any Senior Secured Creditor under that Palo Security Document arises as a result of the matters contemplated by Clause 18.3.4(a) (Permitted Cotai Reorganisation; Release of Palo Security) of this Agreement following a Permitted Cotai Reorganisation).

"Money Laundering Laws" has the meaning given to that term in paragraph 33 of Part A of Schedule 5 (Covenants).
"Moody's" means Moody's Investors Service, Inc or its successor.
"MOP Operating Account" means the account so designated in Schedule 6 (Accounts).
"Mortgage" means the mortgage so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Multiemployer Plan" means a Plan that is a multiemployer plan as defined in section 3(37) or 4001(a)(3) of ERISA.
"Net Cash Proceeds" means:

(a)
in connection with any Asset Sale, the proceeds thereof in the form of cash (including any such proceeds received by way of deferred payment of principal pursuant to a note or instalment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Financial Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien pursuant to a Security Document) and other fees and expenses, in each case, to the extent actually incurred in connection with such Asset Sale and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements, in each case reducing the amount of taxes so paid or estimated to be payable); and

(b)
in connection with any issuance or sale of debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other fees and expenses, in each case, to the extent actually incurred by the Company or any other member of the Restricted Group in connection therewith.

"Net Income" means, in relation to any period, the net income (or loss) of the Restricted Group for such period, determined on a consolidated basis which includes members of the Restricted Group only (and which, for the avoidance of doubt, does not take account of any amount to the extent it (i) would otherwise have the effect of increasing Net Income and (ii) is in any way derived from or attributable or otherwise related to or connected with an Excluded Project, an Excluded Subsidiary, a Resort Management Agreement, the grant of any Subconcession or any interest, right or claim in respect thereof) and otherwise in accordance with GAAP without taking account of any amount of cash or cash proceeds paid or received in respect of the grant or entry into any Subconcession and before any reduction in respect of preferred equity dividends.
"New Executive Director Shares" means the shares in the Company which constitute a ten percent (10%) non-blocking voting interest in the Company (and having de minimis economic interest) issued to a New Executive Director in connection with an Executive

Director Substitution on or prior to the cancellation of the Existing Executive Director Shares.
"Notional Amount", in relation to a Hedging Agreement or a Permitted Swap Transaction, has the meaning referred to in paragraph 10 of Schedule 8 (Hedging Arrangements).
"Novation Certificate" means a novation certificate in substantially the form set out in Part B of Schedule 11 (Transfers and Accession).
"Obligations" means:

(a)
all loans, advances, debts, liabilities and obligations howsoever arising, owed by the Company or any other Obligor under the Senior Finance Documents to any Senior Secured Creditors of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to the terms of the Senior Finance Documents or any of the other Transaction Documents, including all interest (including interest accruing after the maturity of any Advance and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Obligor, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, premiums, if any, and any charges, expenses, attorneys' fees and accountants' fees, in each case chargeable to any Obligor in connection with its dealings with such Obligor and payable by such Obligor thereunder;

(b)
any and all sums advanced by any Agent or any Lender in order to preserve the Project Security or preserve any Senior Secured Creditor's security interest in the Project Security as permitted by the Senior Finance Documents; and

(c)
in the event of any proceeding for the collection or enforcement of the Obligations after issuance of an Enforcement Notice, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realising on the Project Security, or of any exercise by any Senior Secured Creditor of its rights under the Security Documents, together with attorneys' fees and court costs, in each case as permitted by the Senior Finance Documents.

"Obligors" means the Company, the Wynn Obligors, Palo, the other members of the Restricted Group (in each case, on and from the date on which the requirements of paragraph 27.1 of Part A of Schedule 5 (Covenants) have been satisfied in respect of such other member of the Restricted Group) and any party to a Senior Finance Document referred to in paragraph (f) of the definition of "Senior Finance Document" in this Clause 1.1 (Definitions) (other than, in each case, the Wynn Non-Obligor Subordination Deed Parties, any Person that accedes to the Subordination Deed on or after the Fifth Amendment Effective Date as a "Wynn Non-Obligor" (or in any additional capacity at the same time as such Person's accession as a "Wynn Non-Obligor"), a Secured Party or a Person who is solely party to an acknowledgement of Security).

"OFAC" has the meaning given to that term in paragraph 31 of Part A of Schedule 5 (Covenants).
"Open Market Purchases" means the purchase of outstanding Advances from a Lender or Lenders by the Company pursuant to secondary market purchases entered into with such a Lender or Lenders as the Company shall see fit.
"Operatives" means a shareholder, officer, employee, servant, controlling Person, executive, director, agent, authorised representative or Affiliate of any of the Obligors.
"Palo" means Palo Real Estate Company Limited a company with limited liability incorporated in the Macau SAR with registration number 27319 SO.
"Palo Assignment of Insurances" means the Palo Assignment of Onshore Insurance Policies entered into between Palo and the Security Agent on 15 October 2012.
"Palo Floating Charge" means the charge so entitled entered into between Palo and the Security Agent on 15 October 2012.
"Palo Pledge over Onshore Accounts" means the pledge so entitled dated on or about the Fourth Amendment Effective Date and made between Palo and the Security Agent.
"Palo Share Pledge" means the Share Pledge entered into between the Company, Wynn International, Wynn HK, Palo and the Security Agent on 15 October 2012.
"Palo Security Documents" means (in each case, from the date thereof):

(a)	the Cotai Mortgage;

(b)	the Cotai Power of Attorney;

(c)	the Palo Assignment of Insurances;

(d)	the Palo Floating Charge;

(e)	the Palo Pledge over Onshore Accounts; and

(f)	the Palo Share Pledge.
"Patacas" or "MOP" denotes the lawful currency of the Macau SAR.
"Performance Bond Facility" means a facility extended to the Company by the Performance Bond Provider in accordance with the terms of the Performance Bond Facility Agreement for the issuance of the Concession Contract Performance Bond and subordinated to amounts owed to the Senior Secured Creditors under the Senior Finance Documents in accordance with the Deed of Appointment and Priority.
"Performance Bond Facility Agreement" means the agreement dated as of 14 September 2004 between the Performance Bond Provider and the Company.

"Performance Bond Provider" means Banco Nacional Ultramarino, S.A. or such other Person as may be acceptable to the Intercreditor Agent.
"Permits" means all approvals, licences, consents, permits, authorisations, registrations and filings, necessary in connection with the execution, delivery or performance, admission into evidence or enforcement of the Transaction Documents and all material approvals, licences, consents, permits, authorisations, registrations and filings required for the development, construction, ownership or operation of Wynn Macau and the Cotai Project, in each case, as contemplated under the Transaction Documents.
"Permitted Businesses" means:

(a)
the development, construction, ownership, operation, management, maintenance, refurbishment, enhancement and financing of hotel resorts and casinos in the Macau SAR as permitted under the Concession Contract;

(b)
the operation of casino games of chance or other forms of gaming in one or more locations in the Macau SAR in connection with Wynn Macau, the Cotai Project or any Excluded Project, in each case as permitted under the Concession Contract and, in the case of any Excluded Project, as contemplated by the Resort Management Agreement entered into by the Company in respect thereof; and

(c)
the ownership, operation or oversight of food and beverage, spa, entertainment production, convention, retail, residential, foreign exchange, transportation and outsourcing of in-house facilities, businesses or other activities which are necessary for, incident to, arising out of, supportive of or connected to the development, construction, financing, ownership, operation, maintenance, refurbishment or enhancement of such hotel resorts and casinos, and, in the case of the Company and other members of the Restricted Group, the holding of shares and other interests permitted hereunder in Subsidiary Obligors and Excluded Subsidiaries.
"Permitted Cotai Reorganisation" means any transaction or series of transactions in which Palo Disposes to the Company Palo's interest in the Cotai Site (whether by assignment, novation, transfer or replacement of the Cotai Land Concession Contract or otherwise) and Palo's ownership of, and interest in, all of Palo's other assets (including, without limitation, assets relating to the Cotai Site and/or the Cotai Project) provided that, in any such case:

(i)
such Disposal, does not conflict with the Cotai Land Concession Contract, the Concession Contract and applicable Legal Requirements (taking into account any relevant Macau SAR Permits obtained or to be obtained as a condition to any such Permitted Cotai Reorganisation);

(ii)
the Company gives prompt written notice to the Intercreditor Agent of the occurrence of such Disposal (and such written notice includes a confirmation that both the Company and Palo are then (and will, following the completion of such Disposal, be) Solvent);

(iii)
the entire Cotai Site shall remain at all times part of the Project Security and there shall be no adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security as a result of such Disposal; and

(iv)	(without prejudice to paragraph (iii) above) the Company complies with paragraph 15 of Part A of Schedule 5 (Covenants) with respect to its acquisition of any Disposed Property.
"Permitted Financial Indebtedness" has the meaning given in paragraph 2.1 of Part B of Schedule 5 (Covenants).
"Permitted Investments" means the following:

(a)
securities issued, or directly and fully guaranteed or insured, by the United States government or any agency or instrumentality of the United States government (as long as the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(b)
securities issued, or directly and fully guaranteed or insured, by the government of the Hong Kong SAR or any agency or instrumentality of the government of the Hong Kong SAR (as long as the full faith and credit of the Hong Kong SAR is pledged in support of those securities) having maturities of not more than nine months from the date of acquisition;

(c)
interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by S&P or Moody's or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in paragraph (a) or (b) above, of a market value of no less than the amount of monies so invested;

(d)
repurchase obligations with a term of not more than seven days for underlying securities of the types described in paragraphs (a), (b) and (c) above entered into with any financial institution meeting the qualifications specified in paragraph (c) above;

(e)	commercial paper having a rating of A-1, P-1 or F1 from one or more of S&P, Moody's or Fitch respectively and in each case maturing within nine months after the date of acquisition;

(f)
corporate bonds having a rating of at least BBB-, Baa3 or BBB from two or more of S&P, Moody's or Fitch respectively, with an aggregate principal amount not exceeding (when aggregated with the principal amount of any Dim Sum Bonds then held by any Obligor pursuant to paragraph (h) below) USD250,000,000 or its equivalent at any time;

(g)	money market or mutual funds which are rated at least AAA by S&P or Aaa by Moody's or have an equivalent rating from another internationally recognised rating agency; and

(h)
corporate bonds denominated in Renminbi (commonly known as "offshore RMB" or "Dim Sum" bonds) which do not satisfy the ratings requirements set out in paragraph (f) above ("Dim Sum Bonds") with an aggregate principal amount not exceeding USD100,000,000 or its equivalent at any time.

"Permitted Liens" means the collective reference to:

(a)
in the case of any Property other than any Pledged Stock, Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto (but only of the priority and to the extent of coverage expressly set forth in paragraph 3 of Part B of Schedule 5 (Covenants) hereto); and

(b)	in the case of any Property consisting of Pledged Stock, non-consensual Liens permitted by paragraph 3 of Part B of Schedule 5 (Covenants) hereto to the extent arising by operation of law.
"Permitted Loan Repurchase" means any purchase of Advances by the Company made in accordance with Clause 21.10 (Permitted Loan Repurchases); provided that:

(a)
the aggregate amount paid by the Company for such purchases (excluding payments of accrued interest) during the period commencing on the Fifth Amendment Effective Date and ending on (and including) the Release Date shall not exceed the Permitted Loan Repurchase Amount; and

(b)
each such purchase is either an Open Market Purchase or is consummated pursuant to a written offer made to all Term Facility Lenders (if the Company proposes to purchase Advances under the Term Facility), all Revolving Credit Facility Lenders (other than Additional Lenders) (if the Company proposes to purchase Advances under a Revolving Credit Facility that is not an Additional Lender Facility), all Additional Lenders party to the applicable Additional Lender Facility (if the Company proposes to purchase Advances under such Additional Lender Facility), and delivered to the Intercreditor Agent concurrently with the delivery of such offer to the applicable Lenders.

"Permitted Loan Repurchase Amount" means USD200,000,000.
"Permitted Swap Transaction" means any derivative transaction entered into to protect against or benefit from any Obligor's exposure to fluctuations in any rate, price, index or credit rating (whether in relation to interest rates, commodity prices, currency exchange or otherwise) but excluding any transaction entered into for purely speculative purposes.
"Person" means any natural person, corporation, partnership, firm, association, Governmental Authority or any other entity whether acting in an individual, fiduciary or other capacity.
"Plan" means, at a particular time, any employee benefit plan that is subject to the requirements of section 412 of the Code or that is a Single Employer Plan and which any Obligor or any Commonly Controlled Entity maintains, administers, contributes to or is required to contribute to or under which any Obligor or any Commonly Controlled Entity could reasonably be expected to incur any liability.
"Pledge over Gaming Equipment and Utensils" means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Pledge over Onshore Accounts" means the pledge so entitled dated on or about the date of this Agreement between the Company and the Security Agent.
"Pledged Stock" means any Property expressed to be subject to any Lien created or purported to be created under all and any of the Company Share Pledge, the Palo Share Pledge, the Wynn International Share Charge and the Wynn HK Share Charge.
"Post-Amendment Global Transfer Agreement" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Power of Attorney" means the irrevocable power of attorney dated on or about the Fifth Amendment Effective Date granted by the Company in favour of the Security Agent in connection with the Mortgage.
"Pre-Amendment Global Transfer Agreement" has the meaning given in the Common Terms Agreement Fifth Amendment Agreement.
"Proceedings" has the meaning given to it in paragraph 12(i) of Part A of Schedule 5 (Covenants) hereto.
"Project Security" means any Property expressed to be subject to any Lien created or purported to be created under any of the Security Documents.
"Project Works" means the design, development and construction of the Cotai Project.
"Projections" has the meaning given in paragraph 2(c) of Part A of Schedule 5 (Covenants).
"Property" means any property or assets including without limitation any right or interest (whether legal or equitable) in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.
"Quarterly Date" means:

(a)	with respect to the first Quarterly Date, the last day of the first full Fiscal Quarter falling after the Fifth Amendment Effective Date; and

(b)	with respect to each subsequent Quarterly Date, the last day of the next succeeding Fiscal Quarter.
"Quotation Day" means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period or, in the case of any interest rate determined using HIBOR, the first day of that period.

"Realised Hedge Loss" has the meaning given in paragraph 7 of Schedule 8 (Hedging Arrangements).
"Recovering Senior Secured Creditor" has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).
"Reference Banks", in relation to any Facility Agreement, has the meaning given in such Facility Agreement.
"Reinsurance" means any contract or policy of reinsurance from time to time taken out or effected in respect of any Direct Insurance.
"Reinsurer" means an international reinsurer of good standing and responsibility with whom a Reinsurance is placed from time to time in accordance with paragraph 10 of Part A of Schedule 5 (Covenants).
"Release Date" means the date on which the Intercreditor Agent notifies the Company that the following conditions have been satisfied:

(a)
receipt by the Intercreditor Agent of confirmation from each Agent and Hedging Counterparty that all liabilities to its Lending Group or, as the case may be, to it have been discharged in full under the Senior Finance Documents; and

(b)
unless the discharge in paragraph (a) above is effected using the proceeds of Financial Indebtedness incurred pursuant to paragraph 2.1(d) of Part B of Schedule 5 (Covenants), receipt by the Intercreditor Agent of a legal opinion from the Lenders' Macanese counsel in a form satisfactory to the Intercreditor Agent on the basis of which the Intercreditor Agent is able to determine that the risk of the discharge of the Financial Indebtedness owed by the Company to the Senior Secured Creditors in accordance with the Senior Finance Documents not being recognised or deemed to be discharged under the insolvency laws of the Macau SAR is acceptable to the Intercreditor Agent.

"Renminbi " or "RMB" denotes the lawful currency of the People's Republic of China.
"Repair Plan" has the meaning given in paragraph 5 of Schedule 9 (Mandatory Prepayment).
"Repayment Date" means:

(a)	in relation to the Term Facility, each of the dates on which repayments of principal are scheduled to be made, as set forth in the Term Facility Agreement; and

(b)
in relation to an Additional Lender Facility providing for a term loan, each of the dates on which repayments of principal are scheduled to be made, as set forth in the applicable Additional Lender Facility Agreement.

"Reportable Event" means any of the events set forth in section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under regulations under ERISA.

"Required Filings" has the meaning given to that term in the Common Terms Agreement Fifth Amendment Agreement.
"Required Lenders" means:

(a)
in relation to any Decision other than on a Fundamental Term, Lenders (and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty) who:

(i)	have notified the Intercreditor Agent of their vote in respect of such Decision within the time required by the Intercreditor Agent pursuant to this Agreement; and

(ii)	hold, in aggregate, more than 50% of the Voting Entitlements of all such Senior Secured Creditors who have so notified their votes; and

(b)
in relation to a Decision on a Fundamental Term, all Lenders (and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty).

"Resort Management Agreement" means (a) any agreement entered into by the Company (that does not conflict with the Concession Contract and all other applicable Legal Requirements) with an Excluded Subsidiary or other third party for the management or operation by the Company in compliance with the Concession Contract and all other applicable Legal Requirements of an Excluded Project or any part thereof (other than an Excluded Project or any part thereof located on the Cotai Site) and/or (b) any Cotai Resort Management Agreement.
"Responsible Officer" means, as to any Person in respect of any matter, the chief executive officer, president, managing director, chief financial officer, chief operating officer or treasurer of such Person duly authorised in respect of such matter, but in any event, with respect to financial matters, the chief financial officer or treasurer of such Person or the chief financial officer of WML or Wynn Resorts. Unless otherwise qualified, all references to a "Responsible Officer" shall refer to a Responsible Officer of the Company.
"Restricted Group" means the Group other than any Excluded Subsidiary.
"Restricted Payments" has the meaning given to it in paragraph 6 of Part B of Schedule 5 (Covenants) hereto.
"Revolving Credit Facilities" means each of the revolving loan facilities to be provided under the Revolving Credit Facility Agreements.
"Revolving Credit Facility Agent" means Bank of China Limited, Macau Branch as facility agent for the Revolving Credit Facility Lenders.
"Revolving Credit Facility Agreements" means:

(a)	the agreement so entitled between the Company, the Revolving Credit Facility Agent and the Revolving Credit Facility Lenders; and

(b)	each Additional Lender Facility Agreement providing for a revolving credit facility.
"Revolving Credit Facility Availability Period" means the period specified in Clause 4.2 (Revolving Credit Facility Availability Period).
"Revolving Credit Facility Lender" means:

(a)	a lender identified as such in Part B of Schedule 1 (The Lenders and the Hedging Counterparties) or in an Additional Lender Facility Agreement providing for a revolving credit facility; or

(b)	a Transferee in respect of a Revolving Credit Facility made available pursuant to a Revolving Credit Facility Agreement.
"Revolving Credit Facility Termination Date" means, in relation to the Revolving Credit Facilities, the fifth anniversary of the Fifth Amendment Effective Date.
"Revolving Lending Group" means the Revolving Credit Facility Lenders under a Revolving Credit Facility Agreement, acting as a lending group in accordance with, and subject to the decision making rules under, that Revolving Credit Facility Agreement.
"Sanctions" means any sanctions administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Federal Government of Canada or other relevant sanctions authority.
"Secured Obligations" has the meaning given in the Deed of Appointment and Priority.
"Secured Parties" has the meaning given in the Deed of Appointment and Priority.
"Security" means the Liens created or purported to be created under the Security Documents.
"Security Agent" means Bank of China Limited, Macau Branch in its capacity as agent and security trustee for the Secured Parties or its successor appointed in accordance with the Deed of Appointment and Priority.
"Security Confirmation Documents" has the meaning given to that term in the Common Terms Agreement Fifth Amendment Agreement.
"Security Documents" means:

(a)	the Mortgage;

(b)	the Cotai Mortgage;

(c)	the Power of Attorney;

(d)	the Cotai Power of Attorney;

(e)	the Land Security Assignment;

(f)	the Assignment of Rights;

(g)	the Pledge over Gaming Equipment and Utensils;

(h)	the Pledge over Onshore Accounts;

(i)	the Assignment of Insurances;

(j)	the Palo Assignment of Insurances;

(k)	the Assignment(s) of Reinsurances;

(l)	the Floating Charge;

(m)	the Palo Floating Charge;

(n)	the Livranças and the Livrança Covering Letter;

(o)	the Debenture;

(p)	the Palo Pledge over Onshore Accounts;

(q)	the Guarantee;

(r)	the Executive Director Share Pledge;

(s)	the Company Share Pledge;

(t)	the Palo Share Pledge;

(u)	the Wynn International Share Charge;

(v)	the Wynn HK Share Charge;

(w)	the Charge over HK Accounts;

(x)	the Subordination Deed;

(y)	the Deed of Appointment and Priority;

(z)	each Direct Agreement;

(aa)	(with effect from the date thereof) each Supplemental Security Document;

(bb)
any other document from time to time creating, evidencing or entered into as security for or guaranteeing the Obligations of the Company or any other Obligor or member of the Restricted Group and any documents entered into pursuant to any of the documents referred to in this definition, including any such document notifying or acknowledging the granting or creation of such security or creating or evidencing security over an Account; and

(cc)
any document entered into pursuant to any further assurance provisions set out in any of the documents referred to in this definition which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document and any other document which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Security Document.

"Senior Finance Documents" means:

(a)	each Facility Agreement;

(b)	this Agreement;

(c)	each Security Document;

(d)	the Ancillary Finance Documents;

(e)	each Hedging Agreement; and

(f)	any other document entered into which the Intercreditor Agent and the Company (both acting reasonably) agree to designate as a Senior Finance Document.
"Senior Secured Creditors" means the GCLAs, the Agents, the Security Agent, the Lenders and the Hedging Counterparties.
"Senior Secured Indebtedness" means all Financial Indebtedness (actual or contingent) of the Company to the Senior Secured Creditors under the Senior Finance Documents together with all other amounts payable by the Company to the Senior Secured Creditors (or any of them) under or arising out of the Senior Finance Documents.
"Shareholder Guarantees" means the Guarantee and the Executive Director Share Pledge.
"Shareholder Loans" means Financial Indebtedness advanced by one or more of the Shareholders, the Wynn Obligors or Affiliates of the Wynn Obligors (including, without limitation, Wynn Resorts, WML or any Affiliate of any of Wynn Resorts or WML) to the Company or any other member of the Group that is subordinated in accordance with the terms provided by the Subordination Deed.
"Shareholders" means Wynn HK, Wynn International and the Executive Director.
"Shareholders' Agreement" means the amended and restated shareholders' agreement entered into between the Shareholders and the Company dated 16 September 2004.
"Sharing Payment" has the meaning given in Clause 25.1 (Payments to Senior Secured Creditors).

"Signing Date" means the date of signing of this Agreement being 14 September 2004 (and any reference in this Agreement to the date of this Agreement shall be construed accordingly).
"Single Employer Plan" means any Plan that is covered by Title IV of ERISA, but which is not a Multiemployer Plan.
"Site" means the land described in the Land Concession Contract.
"Site Easements" the easements appurtenant, easements in gross, licence agreements and other rights running for the benefit of the Company and/or appurtenant to the Site.
"Solvent" means, when used with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, (d) such Person will be able to pay its debts as they mature, and (e) such Person is not insolvent within the meaning of any applicable Legal Requirements. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, legal, equitable, secured or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, secured or unsecured.
"Special Gaming Tax Account" means the account so designated in Schedule 6 (Accounts).
"Specified Equity Contributions" means:

(a)
on and prior to 30 June 2016, any cash contribution (whether by way of equity, debt or otherwise) the proceeds of which are paid to the Company or Palo (each such cash contribution being a "Contribution"); and

(b)	after 30 June 2016, any Contribution at any time,
designated by the Company as a "Specified Equity Contribution" in writing to the Intercreditor Agent and made, in each case, in accordance with and as permitted by (and which shall be treated, for all purposes under the Senior Finance Documents, as specified in) the Specified Equity Contributions Conditions.
"Specified Equity Contributions Conditions" means each of the following conditions, stipulations and other requirements:

(a)	no more than two Contributions may be made in any period of four consecutive Fiscal Quarters (commencing with the Fiscal Quarter ending on 30 September 2016);

(b)
when two Contributions are made in any period of four consecutive Fiscal Quarters (commencing with the Fiscal Quarter ending on 30 September 2016), no Contribution is permitted to be made at any time during the immediately succeeding period of four consecutive Fiscal Quarters (commencing with the Fiscal Quarter immediately succeeding the Fiscal Quarter in which the second of the two Contributions referenced in this paragraph was made);

(c)	each Contribution shall be deemed to be made on the first day of the relevant Fiscal Quarter in which it is made;

(d)
each Contribution shall only be included in EBITDA where EBITDA is calculated for the purposes of testing compliance with the financial covenants set out in paragraphs 1(a) and 1(b) of Part B of Schedule 5 (Covenants) and in EBITDA where EBITDA is calculated for the purposes of determining the Leverage Ratio used in ascertaining the ECF Percentage;

(e)
no Contribution shall be included or taken into account for any purpose (other than as set out in paragraph (d) above) and (without limitation) the effect of each Contribution shall be ignored or excluded (to the extent it would otherwise be taken into account or included under the terms of any Senior Finance Document) in any calculation (other than those specified in paragraph (d) above) for the purposes of (or definitions set out in) the Senior Finance Documents;

(f)
without prejudice to paragraph (e) above, the aggregate amount of all Contributions standing to the credit of any Account or Accounts (as well as the aggregate amount of all Permitted Investments made using such Contributions) shall be excluded for the purposes of paragraph (f) of the definition of "Total Debt" in this Clause 1.1 (Definitions); and

(g)	any Contribution:

(i)	(where made by way of loan or the incurrence of other Financial Indebtedness), constitutes Subordinated Debt; and

(ii)
(where made by way of equity, being the provision of cash consideration for the issuance of Capital Stock by the relevant Obligors), such issuance of Capital Stock is made, in each case, to the existing direct shareholder of such Obligor and is either subject to the existing first ranking fixed Lien in favour of the Security Agent over the Capital Stock of the Obligor or, if needed (in the opinion of the Intercreditor Agent, acting reasonably), is otherwise in such form and on such terms as the Intercreditor Agent may require.

"Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successor

"Subconcession" means any subconcession for the operation of games of chance and other games in casinos in the Macau SAR granted by the Company under the Concession Contract with the approval of Macau SAR and in accordance with paragraph 17 of Part B of Schedule 5 (Covenants).
"Subordinated Debt" means Financial Indebtedness that is subordinated in accordance with the terms provided by the Subordination Deed.
"Subordination Deed" means the deed formerly entitled the "Sponsor's Subordination Deed" and dated on or about the Signing Date between the Wynn Obligors, the Company, Wynn Resorts, Wynn Holdings and the Security Agent as further amended, restated, supplemented and novated by, inter alia, the Subordination Deed Third Deed of Amendment and Acknowledgement of Security (as such term is defined in the Common Terms Agreement Fourth Amendment Agreement), the Sponsors' Subordination Deed Second Deed of Amendment and Acknowledgment of Security (as such term is defined in the Common Terms Agreement Third Amendment Agreement) and the Sponsors' Subordination Deed of Release, Amendment and Acknowledgement of Security (as such term is defined in the Common Terms Agreement Second Amendment Agreement) .
"Subsidiary" means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.
"Subsidiary Obligor" has the meaning given to it in paragraph 2.1(g) of Part B of Schedule 5 (Covenants).
"Substitution" has the meaning given to that term in the Common Terms Agreement Third Amendment Agreement.
"Supplemental Security Documents" has the meaning given to it in Part H of Schedule 2 (Conditions Precedent) to the Common Terms Agreement Fifth Amendment Agreement.
"Swap Agreements" means interest rate swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.
"Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations which do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the Financial Indebtedness of such Person (without regard to accounting treatment).

"Tax" means any tax (including, without limitation, value-added and income), levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).
"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.
"Tax Deduction" means any deduction or withholding for or on account of Tax.
"Tax Payment" means an increased payment made by the Company to a Senior Secured Creditor under Clause 11.2 (Tax gross-up) or a payment under Clause 11.3 (Tax indemnity).
"Term Facility" means the term loan facilities provided pursuant to the Term Facility Agreement.
"Term Facility Agent" means Bank of China Limited, Macau Branch as facility agent for the Term Facility Lenders or its successor appointed in accordance with this Agreement.
"Term Facility Agreement" means the agreement formerly entitled the "Hotel Facility Agreement" between the Company, the Term Facility Agent and the Term Facility Lenders as further amended, restated, supplemented and novated from time to time by, inter alia, the Term Facility Agreement Fourth Amendment Agreement.
"Term Facility Agreement Fourth Amendment Agreement" has the meaning given to such term in the Common Terms Agreement Fifth Amendment Agreement.
"Term Facility Availability Period" means the period specified in Clause 4.1 (Term Facility Availability Period).
"Term Facility HKD Disbursement Account" means the account so designated in Schedule 6 (Accounts).
"Term Facility Lender" means a lender identified as such in Part A of Schedule 1 (The Lenders and Hedging Counterparties) or a Transferee in respect of the Term Facility.
"Term Facility USD Disbursement Account" means the account so designated in Schedule 6 (Accounts).
"Term Lending Group" means the Term Facility Lenders, acting as a lending group in accordance with, and subject to the decision making rules under, the Term Facility Agreement.
"Term Loan Facilities" means each of the term loan facilities provided pursuant to the Term Loan Facilities Agreements.
"Term Loan Facilities Agreements" means:

(a)	the Term Facility Agreement; and

(b)	each Additional Lender Facility Agreement providing for a term loan facility.
"Term Loan Facility Lender" means a Term Facility Lender or an Additional Lender party to an Additional Lender Facility Agreement providing for a term loan facility.
"Termination Event" has the meaning given in paragraph 2 (Certificates; Other Information) of Part A of Schedule 5 (Covenants).
"Termination Proceeds" means compensation or other proceeds paid by the Macau SAR in relation to the termination or rescission of the Concession Contract.
"Total Debt" means, in relation to the Restricted Group at any time, the aggregate principal amount of all Financial Indebtedness of each member of the Restricted Group at such time (without double counting) but:

(a)	excluding Financial Indebtedness referred to in paragraph (j) of the definition thereof (save in relation to any Realised Hedge Loss);

(b)	excluding Financial Indebtedness arising in respect of the Performance Bond Facility (save in relation to any drawing under the Concession Contract Performance Bond);

(c)	excluding Financial Indebtedness arising in respect of any Shareholder Loans;

(d)	excluding such Financial Indebtedness to the extent it is owed to another member of the Restricted Group;

(e)
including the amount of any liability or obligation, whether or not contingent, assumed by the Company under any Resort Management Agreement and quantified in the same manner as though it were a Guarantee Obligation, in accordance with the deeming provision set out in the definition thereof in this Clause 1.1; and

(f)
subject to paragraph (f) of the definition of "Specified Equity Contributions Conditions" in this Clause 1.1 (Definitions), deducting the aggregate amount of any balances standing to the credit of, amounts on deposit in and any Permitted Investments held, in each case, in any Account.

"Transaction Document" means a Senior Finance Document or a Major Project Document (other than any Resort Management Agreement).
"Transfer Date" means, in relation to a Transferee, the later of:

(a)	the proposed Transfer Date specified in the Novation Certificate; and

(b)	the date on which the Intercreditor Agent executes the Novation Certificate.
"Transferee" means a Person to whom the rights and obligations of a Lender under the Senior Finance Documents to which that Lender is a party are transferred in accordance with Clause 21.6 (Transfers by Lenders).

"UCC" means the Uniform Commercial Code of any State in the United States of America, as in effect from time to time.
"Unpaid Sum" means any sum due and payable by an Obligor but unpaid under the Senior Finance Documents.
"Upfront Premium Account" means the account so designated in Schedule 6 (Accounts).
"Upsize Advance" has the meaning given to it in Clause 3.1.3.
"Upsized Amount" has the meaning given to it in paragraph 1 of Part H of Schedule 2 (Conditions Precedent).
"USD" or "US dollars" or "US$" denotes the lawful currency of the United States of America.
"USD Debt Service Account" means the account so designated in Schedule 6 (Accounts).
"USD Debt Service Reserve Account" means the account so designated in Schedule 6 (Accounts).
"USD Operating Account" means the account so designated in Schedule 6 (Accounts).
"Voting Entitlement" means, in respect of a Decision:

(a)
in relation to a Lender, the sum of the US dollar equivalent amounts, as at the Decision Date for such Decision, of its participations in the outstanding Advances and the aggregate undrawn Available Commitments of such Lender under the Facilities;

(b)
in relation to each Hedging Counterparty (after a Hedging Voting Right Event has occurred in relation to such Hedging Counterparty and is continuing), the US dollar equivalent value, as at the Decision Date for such Decision, of the Realised Hedge Loss due and payable but unpaid by the Company to such Hedging Counterparty under the Hedging Agreement to which such Hedging Counterparty is party.

"Voting Stock" means, with respect to any Person as of any date, the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
"WML" means Wynn Macau, Limited.
"WML Debt" means Financial Indebtedness of WML (or a Subsidiary of WML, other than an Obligor, any Excluded Subsidiary or any member of the Group).
"Wholly Owned Subsidiary" means, as to any Person, any other Person in which all (or, in the case of a Sociedade Anonima incorporated in Macau, not less than 99.8%) of the Capital Stock (other than directors' qualifying shares required by any Legal

Requirement) of such other Person is beneficially owned by such first-mentioned Person directly and/or through other Wholly Owned Subsidiaries.
"Working Capital" means, at any date, an amount equal to Current Assets on such date minus Current Liabilities on such date.
"Wynn Asia 2" means WM Cayman Holdings Limited II.
"Wynn Event" means:

(a)
the first day on which Wynn Resorts ceases to beneficially own, directly or indirectly, 51% of the outstanding Capital Stock of the Company (measured by both voting power and size of equity interests); or

(b)	the first day on which Wynn Resorts otherwise ceases to have, directly or indirectly, the ability or the right to direct or procure the direction of the management and policies of the Company.
"Wynn HK" means Wynn Resorts (Macau), Limited.
"Wynn HK Share Charge" means the share charge so entitled dated on or about the date of this Agreement between Wynn Holdings and the Security Agent.
"Wynn Holdings" means Wynn Resorts (Macau) Holdings, Ltd.
"Wynn International" means Wynn Resorts International, Ltd.
"Wynn International Share Charge" means the share charge so entitled dated on or about the date of this Agreement between Wynn Asia 2 and the Security Agent.
"Wynn Macau" means the luxury hotel resort, casino, retail and entertainment complex located in peninsular Macau, owned and operated by the Company, and including "Encore at Wynn Macau".
"Wynn Non-Obligor Subordination Deed Party" means each of Worldwide Wynn, LLC, Wynn Design & Development, LLC Wynn International Marketing, Ltd., WML Finance I Limited, the Corporate Services Provider and the Licensor.
"Wynn Obligor" means Wynn Holdings, Wynn Asia 2, Wynn International and Wynn HK.
"Wynn Resorts" means Wynn Resorts, Limited.
"Wynn Resorts Group" means Wynn Resorts and each of its Subsidiaries for the time being.

1.3	Principles of Construction
Any reference in this Agreement to:

1.3.1	"continuing", in relation to a Default or an Event of Default, shall be construed as a reference to a Default or an Event of Default which has not been remedied or waived;

1.3.2
the "equivalent" of one currency (the "original currency") in another currency (the "conversion currency") shall (unless otherwise specified) be determined by the Intercreditor Agent or such Person nominated by the Intercreditor Agent for that purpose by reference to its spot rate of exchange in Hong Kong for the purchase of the conversion currency with the original currency at or about 11:00 a.m. on the date of the determination or if no such spot rate of exchange exists on that date, by such other method as the Intercreditor Agent (in consultation with the Company) shall reasonably determine;

1.3.3	"include", "includes" and "including" is without limitation;

1.3.4	a "month" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next succeeding calendar month save that:

(a)
if any such numerically corresponding day is not a Business Day, such period shall end on the immediately succeeding Business Day to occur in that next succeeding calendar month or, if none, it shall end on the immediately preceding Business Day; and

(b)	if there is no numerically corresponding day in that next succeeding calendar month, that period shall end on the last Business Day in that next succeeding calendar month,
(and references to "months" shall be construed accordingly);

1.3.5	"repay" (or any derivative form thereof) shall, subject to any contrary indication, be construed to include "prepay" (or, as the case may be, the corresponding derivative form thereof); and

1.3.6
a document being in "substantially the Agreed Form" or in substantially a specified form shall be construed as meaning such document being in the same form as the Agreed Form or the specified form save for the insertion of information left in blank or the correction of typographical errors.

1.4	Rules of Interpretation
In this Agreement, unless the context otherwise requires:

1.4.1	words importing the singular include the plural and vice versa;

1.4.2	words importing a gender include every gender;

1.4.3	references to any document (including this Agreement) are references to that document as amended, consolidated, supplemented, confirmed, novated or replaced from time to time;

1.4.4	references to this Agreement are references to this Agreement and the Schedules;

1.4.5	references to clauses and Schedules are references to clauses of, and Schedules to, this Agreement;

1.4.6	headings are for convenience only and shall be ignored in construing this Agreement;

1.4.7	references to any party to this Agreement include references to its respective successors, permitted transferees and permitted assigns;

1.4.8
references to law shall be construed as references to any constitutional provision, treaty, decree, convention, statute, act, regulation, rule, ordinance, subordinate legislation, rule of common law and of equity and judgement;

1.4.9	references to any law are references to that law as amended, consolidated, supplemented or replaced from time to time;

1.4.10	references to any judgement include references to any order, injunction, decree, determination or award of any court or tribunal;

1.4.11	a time of day is a reference to Hong Kong time unless otherwise stated.
Following the Fourth Amendment Effective Date, any reference to the Hotel Facility Agent or a Hotel Facility Lender in any Senior Finance Document, shall be deemed to be a reference to the Term Facility Agent or a Term Facility Lender, as the case may be.
Following the Fifth Amendment Effective Date, unless the context otherwise requires, the terms "Wong Option Agreement" and "Shareholders Agreement" shall have the meaning given to each such term in clause 1.5 (Other Definitions) of the Deed of Appointment and Priority.
In this Agreement, on and following the date on which (a) a Permitted Cotai Reorganisation and (b) the first to occur of (i) a voluntary liquidation, winding up or dissolution (or similar action) of, or in respect of, Palo and (ii) the date on which all rights, title and interests in, or to, the assets of Palo have been transferred, novated or assigned (as the case may be) to the Company and the Company has assumed all of the rights and obligations of Palo under all contracts to which Palo is party, have each occurred, Palo's obligations under this Agreement shall be deemed to be (and shall be construed as) obligations of the Company.

1.5	Conflict with a Senior Finance Document
In the case of any conflict between:

1.5.1	the terms of this Agreement and the terms of any other Senior Finance Document (save for the Facility Agreements and the Deed of Appointment and Priority), the terms of this Agreement shall prevail;

1.5.2	the terms of this Agreement and the terms of any Facility Agreement, the terms of that Facility Agreement shall prevail (save in the case of Clause 33

(Intercreditor Arrangements), which shall prevail over the terms of the Facility Agreement);

1.5.3	the terms of this Agreement and the terms of the Deed of Appointment and Priority, the terms of the Deed of Appointment and Priority shall prevail; or

1.5.4	the terms of the Deed of Appointment and Priority and the terms of any Facility Agreement, the terms of the Deed of Appointment and Priority shall prevail.

1.6	Third party rights

1.6.1	The Contracts (Rights of Third Parties) Act 1999 applies to:

(c)	sub-clause 3.2.5 of Clause 3.2 (Completion of an Advance Request) but only for the benefit of the relevant officer of the Company;

(d)	Clause 23.10 (No Actions) but only for the benefit of any director, officer or employee of any of the Agents or any of the GCLAs;

(e)	[Not used];

(f)	paragraph 1 of Part A of Schedule 5 (Covenants) but only for the benefit of the relevant Responsible Officers of the Company;

(g)
Clause 18.3 (Permitted Cotai Reorganisation; Release of Palo Security), paragraph 15.3 (Additional Collateral, Discharge of Liens, etc.) of Part A of Schedule 5 (Covenants), paragraph 6 (Limitation on Restricted Payments) of Part B of Schedule 5 (Covenants), paragraph 15.2(a) (Other Contracts) of Part B of Schedule 5 (Covenants) and paragraphs 1 and 3.7 of Schedule 6 (Accounts) but, in each case, only for the benefit of the Obligors and the Wynn Non-Obligor Subordination Deed Parties;

(h)	Clause 23.9 (Exclusion of Liabilities) but only for the benefit of any officer, employee or agent of an Agent or GCLA; and

(i)	Clause 28 (Non-Recourse Liability) but only for the benefit of the Operatives, subject always to the terms of Clause 37 (Governing Law) and Clause 38 (Jurisdiction).

1.6.2
Except as provided in sub-clause 1.5.1 above, a Person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

1.6.3	Notwithstanding any term of any Senior Finance Document, the consent of any Person who is not a party to this Agreement is not required to rescind or vary this Agreement.

1.7	[Not used]

1.8	Application of Agreement
The parties acknowledge that this Agreement contains references to certain obligations and contracts which have been performed and references to certain matters and circumstances that have occurred, in each case, prior to the Fifth Amendment Effective Date. The existence of such references shall not be construed so as to imply (in respect of such obligations, contracts, matters and circumstances) additional or continuing obligations beyond the express terms of this Agreement.

2.	CONDITIONS PRECEDENT

2.1	[Not used]

2.2	Conditions Precedent to each Advance
The obligation of each Lender to participate in each Advance under a Term Loan Facility and a Revolving Credit Facility is subject to the Company having satisfied the conditions set out in Part B2 of Schedule 2 (Conditions Precedent) in respect of each Facility in form and substance acceptable to the Intercreditor Agent.

2.3	Independent rights and obligations of Lenders

2.3.12
The obligations of each Senior Secured Creditor under the Senior Finance Documents are several. Failure by a Senior Secured Creditor to perform its obligations under the Senior Finance Documents does not affect the obligations of any other party under the Senior Finance Documents. No Senior Secured Creditor is responsible for the obligations of any other Senior Secured Creditor under the Senior Finance Documents.

2.3.13
The rights of each Senior Secured Creditor under or in connection with the Senior Finance Documents are separate and independent rights and any debt arising under the Senior Finance Documents to a Senior Secured Creditor from an Obligor shall be a separate and independent debt. Each participation by a Lender in an Advance shall constitute a separate and independent debt arising under the Senior Finance Documents to such Lender from the Company of an amount equal to such participation, and references to repayment of an Advance by the Company or to the payment by the Company of interest or any fee or other amount in respect of or in connection with an Advance or determined by reference to the amount of an Advance or a Facility shall be construed accordingly.

2.3.14
A Senior Secured Creditor may, except as otherwise stated in the Senior Finance Documents, separately enforce its rights under the Senior Finance Documents. In relation to any amount due and payable by any Obligor to any Senior Secured Creditor under any Senior Finance Document (whether on account of such Senior Secured Creditor's participation in any Advance that has become due and payable or otherwise), nothing in any Senior Finance Document shall (or shall be construed so as to) prevent or restrict such Senior Secured Creditor (whether alone or with any other Senior Secured Creditor) from (without limitation) seeking any judicial remedy or commencing or taking any legal proceeding or other procedure or step under the laws of any jurisdiction (including any application for a winding-up, bankruptcy or moratorium of or for any Obligor).

3.	DRAWDOWN OF ADVANCES

3.1	Drawdown conditions
Subject to the terms of this Agreement and the Facility Agreements, the Company may request, and the relevant Lending Group shall make, Advances under a Facility if:

3.1.7
not later than 5:00 p.m. on the tenth Business Day before the proposed Advance Date (in the case of an Advance under the Term Loan Facilities and with any necessary amendments thereto made and received by the Intercreditor Agent and the relevant Facility Agent not later than 3:00 p.m. on the sixth Business Day before the proposed Advance Date) or the fourth day before the proposed Advance Date (in the case of an Advance under a Revolving Credit Facility), the Intercreditor Agent and the relevant Facility Agent have received a completed Advance Request;

3.1.8	in the case of the Term Loan Facilities, no other Advance Request has been served by the Company in respect of any Term Loan Facility in the same month; and

3.1.9
in the case of the Revolving Credit Facility and the Term Loan Facilities, if any Advance to be requested under the Advance Request, when drawn on the proposed Advance Date, would result in the aggregate US dollar equivalent amount of all Advances outstanding under the Facilities to exceed USD2,500,000,000 (such Advance being an "Upsize Advance"), the Intercreditor Agent has received (prior to the duly completed Advance Request in respect of such Advance being received) all documents and other evidence listed in either paragraph 1 of Part H of Schedule 2 (Conditions Precedent) or paragraphs 2 to 8 (inclusive) of Part H of Schedule 2 (Conditions Precedent), in each case, in form and substance satisfactory to the Intercreditor Agent.

3.2	Completion of an Advance Request
Each Advance Request is irrevocable and shall not be regarded as having been completed unless:

3.2.15
it is signed by a Responsible Officer of the Company whose specimen signature has been delivered to the Intercreditor Agent and who is identified as being authorised to so sign on behalf of the Company by a resolution of its Board of Directors, a copy of which, together with a certification in relation thereto by a Responsible Officer, has also been delivered to the Intercreditor Agent;

3.2.16	the proposed Advance Date is a Business Day within the relevant Availability Period;

3.2.17	it specifies:

(a)	the amount and currency of the Advances to be made;

(b)	the Facility under which each such Advance shall be made;

(c)	the first Interest Period for such Advances (which shall be the same for each such Advance requested under a Term Loan Facility);

(d)	(in the case of Advances under the Term Facility) the purpose for which such Advances shall be applied; and

(e)	(in the case of Advances under the Revolving Credit Facility) the purpose for which such Advances shall be applied.

3.2.18	the amount requested under each Facility is not more than the aggregate for the time being of each Lender's Available Commitment under such Facility and, in the case of:

(a)
any Term Loan Facility, the amount requested is either a minimum amount of USD5,000,000 or (as the case may be) its HK dollar equivalent which is less than the aggregate for the time being of each Lender's Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount;

(b)
the Revolving Credit Facilities, the aggregate amount requested is either a minimum amount of USD5,000,000 or (as the case may be) its HK dollar equivalent which is less than the aggregate for the time being of each Lender's Available Commitment under such Facility or, if less than such minimum amount, equal to this latter amount; and

3.2.19	it certifies, among other things and without any personal liability on the part of the officer of the Company signing such Advance Request, that:

(a)	no Default (or, in the case of any Rollover Advance (as defined in each Revolving Credit Facility Agreement), Event of Default) is continuing or would result from the proposed Advances; and

(b)
the representations and warranties contained in Schedule 4 (Representations and Warranties) which are repeated by the Company at the Advance Date are true and correct in all material respects with reference to the facts and circumstances existing on the date of the Advance Request.

3.3	Funding of Development Account from Revolving Credit Facility and the Term Facility
The Company shall ensure that an aggregate US dollar equivalent amount at least equal to:

3.3.5	(in respect of the Term Facility) US$414,934,426 (the "Term Facility Portion"); and

3.3.6	(in respect of the Revolving Credit Facility) US$135,065,574 (the "RCF Portion"),
is paid (immediately upon utilisation) from the first Advance made under each tranche of the Term Facility and the Revolving Credit Facility and the Company shall ensure that it submits Advance Requests such that Advances under:

(a)
the Term Facility are drawn on a pro rata basis between each of the Tranche A Facility, the Tranche B Facility and the Tranche C Facility in an aggregate amount equal to the Term Facility Portion as further set out in the Completion Memorandum; and

(b)	the Revolving Credit Facility are drawn on a pro rata basis between each of the tranches thereunder in an aggregate amount equal to the RCF Portion, in order to fund an aggregate equivalent amount of not less than US$550,000,000 into a Development Account in accordance with each relevant Facility Agreement.

4.	AVAILABILITY PERIODS

4.1	Term Facility Availability Period
Subject to other terms of the Senior Finance Documents, the Term Facility shall be made available from the Fifth Amendment Effective Date until the date falling 5 Business Days from the Fifth Amendment Effective Date.

4.2	Revolving Credit Facility Availability Period
Subject to other terms of the Senior Finance Documents, the Revolving Credit Facility shall be made available pursuant to the Revolving Credit Facility Agreement from the Fifth Amendment Effective Date until the earliest of:

4.2.7	the Termination Date (as defined in the Revolving Credit Facility Agreement); and

4.2.8	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

4.3	Additional Lender Facility Availability Period
Subject to other terms of the Senior Finance Documents, each Additional Lender Facility shall be made available from the date of such Additional Lender Facility Agreement until the earliest of:

(a)	the termination date (as set out in the applicable Additional Lender Facility Agreement); and

(b)	the date upon which the Advances thereunder are declared to be immediately due and payable pursuant to Clause 19.2 (Remedies following an Event of Default).

5.	PURPOSE

5.1	Purpose - General
The Company shall apply the proceeds of each Advance under a Facility in accordance with the relevant Facility Agreement and this Agreement.

5.2	No Obligation to be Concerned with Application
None of the Senior Secured Creditors shall be obliged to concern themselves with the application of proceeds of the Facilities.

5.3	Limitation on Advances

5.3.1
The proceeds of the Advances shall not be applied towards the acquisition (or maintenance or repair) of any equipment or utensils used in the operation of casino games of chance or other forms of gaming.

5.3.2
The Company shall ensure that, in the case of the Revolving Credit Facility, the first Advance thereunder is sufficient to ensure that an amount equal to the RCF Portion (as defined in Clause 3.3.2) is paid into a Development Account pursuant to Clause 3.3 (Funding of Development Account from Revolving Credit Facility and the Term Facility).

6.	PRO RATA DRAWINGS
The Company shall ensure that:

(a)
where an Advance is requested under a Term Loan Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Term Loan Facilities; and

(b)
where an Advance is requested under a Revolving Credit Facility, an Advance, as a proportion of the Available Commitments under such Facility, in a US dollar equivalent amount pro rata with that requested has also been requested to be made on the same Advance Date under each of the other Revolving Credit Facilities.

7.	[NOT USED]

8.	REPAYMENTS, PREPAYMENTS AND CANCELLATION

8.1	Repayments
The Company may repay principal amounts falling due under any Facility Agreement only in accordance with that Facility Agreement and this Agreement.

8.2	Voluntary Prepayment of the Term Loan Facilities

8.2.1
Subject to the other provisions of this Clause 8 and any applicable terms in the Facility Agreements, the Company may, on at least 30 days' prior written notice to the Intercreditor Agent (which notice shall, if not withdrawn prior thereto, become irrevocable on the tenth Business Day prior to the proposed prepayment date), make voluntary prepayments under the Term Loan Facilities on the last day of any Interest Period, provided that for each voluntary prepayment, the amount prepaid under the Term Loan Facilities must exceed an aggregate of USD10,000,000 or its equivalent or, if less, the balance of the principal amount owing to all Term Loan Facility Lenders.

8.2.2
Amounts prepaid under sub-clause 8.2.1 above shall be applied on the Interest Payment Date on which they are made pro rata between the Advances outstanding under the Term Loan Facilities and applied pro rata against the repayment instalments of those Advances.

8.2.3
For purposes of clarification, Permitted Loan Repurchases shall not constitute payments or prepayments of any amount under the Term Loan Facilities and shall not be subject to the provisions of this Clause 8.

8.3	Mandatory Prepayment

8.3.1	The Company shall prepay Advances and/or cancel Available Commitments under the Facilities on the dates and in the amounts specified in Schedule 9 (Mandatory Prepayment) and this Clause 8.3.

8.3.2	Any amount prepaid under this Clause 8.3 and Schedule 9 (Mandatory Prepayment) shall be applied in the following order:

(a)	first, pro rata between the Advances outstanding under the Term Loan Facilities and then in inverse order of maturity against the remaining repayment instalments of those Advances;

(b)
second, in cancellation of the Available Commitments under the Revolving Credit Facilities (and the Available Commitments of the Lenders under the Revolving Credit Facilities will be cancelled rateably); and

(c)
thirdly, in prepayment pro rata of Advances outstanding under the Revolving Credit Facilities (and any Available Commitments of the Lenders under the Revolving Credit Facilities associated therewith shall be automatically cancelled).

8.3.3
Each of the Facilities (and any Available Commitments thereunder) shall be automatically cancelled upon the Company being required to make prepayment pursuant to paragraph 7 of Schedule 9 (Mandatory Prepayment).

8.4	Cancellation

(a)
Save as provided in Clause 8.5 (Prepayment and Cancellation of Individual Lenders) and Clause 14 (Illegality), the Company may only cancel the whole or any part (being a minimum amount of USD25,000,000) of the Available Commitments under the Revolving Credit Facilities made available pursuant to the Revolving Credit Facility Agreements on not less than seven Business Days' prior irrevocable written notice to the Intercreditor Agent and the relevant Facility Agent, in all cases without penalty or payment of fees or charges save as provided for in Clause 8.6.2 (Restrictions) or the relevant Facility Agreement. Such cancellation shall apply pro rata across all Revolving Credit Facilities made available under the Revolving Credit Facility Agreements.

(b)
The Available Commitments of each Lender under each of the Term Loan Facilities will be automatically cancelled at the close of business in Hong Kong on the last day of the relevant Availability Period for that Term Loan Facility to the extent undrawn at that date.

8.5	Prepayment and Cancellation of Individual Lenders
If:

(a)	any sum payable to any Lender by the Company is required to be increased under Clause 11.2 (Tax gross-up); and/or

(b)	any Lender claims indemnification from the Company under Clause 11.3 (Tax Indemnity) or Clause 12 (Increased costs); and/or

(c)	a Market Disruption Event occurs in relation to any Advance for any Interest Period pursuant to Clause 10.2 (Market disruption); and/or

(d)
any Lender withholds its consent to the incurrence of any Financial Indebtedness by the Company such that the Intercreditor Agent is unable to approve the incurrence of additional Financial Indebtedness in accordance with paragraph 2.1(j) of Part B of Schedule 5 (Covenants) or the amendment or waiver of paragraph 2.1 of Part B of Schedule 5 (Covenants); and/or

(e)
any Lender becomes a Non-Consenting Lender (as defined in Clause 8.8.3 below) and that Non-Consenting Lender has not, within 10 Business Days of being supplied with the same, executed (and returned to the Intercreditor Agent) all agreements and other instruments (to which it is required to be a party) needed to effect the transfer contemplated by (and in accordance with) Clause 8.8 (Replacement of Non-Consenting Lender); and /or

(f)
any Lender becomes an Outgoing Lender (as defined in Clause 8.9 (Anti-Terrorism and Restricted Party Events) below) and that Outgoing Lender has not, within 10 Business Days of being supplied with the same, executed (and returned to the Intercreditor Agent) all agreements and other instruments (to which it is required to be a party) needed to effect the transfer contemplated by (and in accordance with) Clause 8.9 (Anti-Terrorism and Restricted Party Events),

then, the Company may, subject to the other provisions hereof and, in the case of paragraph (d) above, whilst the circumstances described therein continue, and on giving at least fifteen days' prior irrevocable written notice to the Intercreditor Agent:

(i)	prepay that Lender's participation in the Advances outstanding under the relevant Facility Agreement on the Interest Payment Date which immediately ends after the Company's notice; and/or

(ii)	cancel that Lender's undrawn and uncancelled Available Commitments under the relevant Facility Agreement.

8.6	Restrictions

8.6.1
Any notice of cancellation or prepayment given under this Clause 8 shall be irrevocable if not withdrawn in accordance with Clause 8.2.1 (Voluntary Prepayment of the Term Loan Facilities) and shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of the cancellation or prepayment.

8.6.2
Any prepayment or cancellation pursuant to this Clause 8 shall be made together with accrued interest and fees on the amount prepaid or cancelled and without premium or penalty, save that the Company shall pay any Break Costs and any other fees specified in the relevant Facility Agreement.

8.6.3
The Company shall not repay or prepay all or any part of the Advances or cancel all or any part of the Available Commitments under any Facility Agreement except in accordance with that Facility Agreement and this Clause 8.

8.6.4	The Company may not reborrow any part of the Term Loan Facilities which is prepaid.

8.6.5	No amount of the Available Commitments cancelled under this Clause 8 may be subsequently reinstated.

8.6.6
If the Intercreditor Agent receives a notice under this Clause 8, it shall promptly forward a copy of that notice to either the Company or the affected Lender (or the Facility Agent acting for such Lender), as appropriate.

8.6.7	[Not used]

8.7	Replacement of Lender
If any Lender:

(a)	claims any amounts from the Company under Clauses 11.2 (Tax gross-up), 11.3 (Tax indemnity) or 12 (Increased costs) hereof;

(b)	fails to make its portion of any Advance to be made by it on the relevant Advance Date;

(c)	withholds its consent in any of the circumstances contemplated in Clause 8.5(d) (Prepayment and Cancellation of Individual Lenders); or

(d)	is a Defaulting Lender,
(an "Affected Lender"), the Company may (after paying all amounts then due under Clauses 11.2 (Tax gross-up), 11.3 (Tax indemnity) or 12 (Increased costs) hereof to the Affected Lender and, in the case of paragraph (c) above, whilst the circumstances referred to therein continue) designate a non-Affected Lender, any commercial bank or any other financial institution or bank reasonably satisfactory to the Intercreditor Agent (the "Replacement Lender") to accept a transfer in accordance with Clause 21.6 (Transfers by Lenders) of the Affected Lender's rights, benefits and obligations hereunder, and, promptly following such designation, the Affected Lender shall be obliged to execute the Novation Certificate required for such transfer in accordance with Clause 21.6 (Transfers by Lenders) and the non-Affected Lender may, but shall not be obliged to, execute such Novation Certificate and, if it does so, shall be obliged to accept such transfer in accordance with Clause 21.6 (Transfers by Lenders). Any such acceptance of transfer shall be for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Affected Lender's participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

8.8	Replacement of Non-Consenting Lender

8.8.1
If at any time any Lender becomes a Non-Consenting Lender (as defined in Clause 8.8.3 below), then the Company may, on 5 Business Days' prior written notice to the Intercreditor Agent and such Lender, replace such Lender by requiring such Lender to (and such Lender shall) transfer pursuant to Clause 21 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Company, and which is acceptable to the Intercreditor Agent (acting reasonably) which confirms its willingness to assume and does assume all the obligations of the transferring Lender (including the assumption of the transferring Lender's participations on the same basis as the transferring Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender's participation in the outstanding Advances and all accrued interest, Break Costs and other amounts payable in relation thereto under the Senior Finance Documents. Such Non-Consenting Lender shall provide all reasonable assistance to effect the foregoing transfer.

8.8.2	The replacement of a Lender pursuant to this Clause shall be subject to the following conditions:

(a)	neither the Intercreditor Agent nor the Lender shall have any obligation to the Company to find a Replacement Lender;

(b)	such replacement of a Non-Consenting Lender must take place no later than 60 days after the date the Lender was deemed a Non-Consenting Lender under Clause 8.8.3; and

(c)
in no event shall the Lender replaced under this Clause 8.8.2 be required to pay or surrender to such Replacement Lender any of the fees previously received by such Lender pursuant to the Senior Finance Documents.

8.8.3	In the event that:

(a)
the Intercreditor Agent (at the request of the Company) has pursuant to sub-clause 33.1.2 of Clause 33.1 (Notices of Required Decisions) notified the relevant Senior Secured Creditors of a Decision required in respect of a waiver or amendment of any provisions of the Senior Finance Documents;

(b)
the waiver or amendment in question requires the consent of all Lenders and, after the occurrence of a Hedging Voting Rights Event in relation to a Hedging Counterparty that is continuing, that Hedging Counterparty; and

(c)
Lenders and, after the occurrence and continuation of a Hedging Voting Right Event in relation to any Hedging Counterparty, that Hedging Counterparty, who hold, in aggregate, more than 66 2/3% of the Voting Entitlements of all such Senior Secured Creditors have voted in favour of that Decision, then any Lender who does not and continues not to vote in favour of such Decision shall be deemed a "Non-Consenting Lender".

8.9	Anti-Terrorism and Restricted Party Events

(a)
If any litigation, governmental, regulatory or other proceedings by OFAC, FinCEN, the Monetary Authority of Macao, the Hong Kong Monetary Authority or any other United States, European Communities, Macau or Hong Kong Governmental Authority (or any divisions of any of them or authority deriving power from any of them) is pending or adversely determined against a Lender (an "Outgoing Lender") as a direct result of that Outgoing Lender's (i) receipt of funds or other property from a Designated Person, (ii) breach of any Anti-Terrorism Law, (iii) breach of any anti-money laundering law or (iv) breach of any anti-corruption law, the Company may on 5 Business Days' prior written notice to the Intercreditor Agent and such Outgoing Lender, replace such Outgoing Lender by requiring such Outgoing Lender to (and such Outgoing Lender shall) transfer pursuant to Clause 21.4 (Assignment and Transfer by Lenders) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (an "Incoming Lender") selected by the Company and which is acceptable to the Intercreditor Agent (acting reasonably), which confirms its willingness to assume and does assume all the obligations of the transferring Outgoing Lender (including the assumption of the transferring Outgoing Lender's participations on the same basis as the transferring Outgoing Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Outgoing Lender's participation in the outstanding Advances and all accrued interest and/or Break Costs and other amounts payable in relation thereto under the Senior Finance Documents.

(b)	The replacement of an Outgoing Lender pursuant to this Clause shall be subject to the following conditions:

(i)	neither the Intercreditor Agent nor the Outgoing Lender shall have any obligation to the Company to find an Incoming Lender;

(ii)
in the event of a replacement of an Outgoing Lender such replacement must take place no later than 60 days after the date the Outgoing Lender notifies the Company and the Intercreditor Agent, or the Company notifies the Intercreditor Agent, as the case may be, of the occurrence of any event set out in paragraph (a) above; and

(iii)
in no event shall the Outgoing Lender replaced under this paragraph (b) be required to pay or surrender to such Incoming Lender any of the fees previously received by such Outgoing Lender pursuant to the Senior Finance Documents.

9.	INTEREST, INTEREST PERIODS AND DEFAULT INTEREST

9.1	Calculation of interest
The Company shall pay interest under each Facility Agreement at the rate specified in that Facility Agreement.

9.2	Payment of interest

9.2.4	Subject to Clause 9.2.2 below, interest on each Advance shall be due on each Interest Payment Date relating to that Advance.

9.2.5
If an Interest Period for a Revolving Credit Facility Advance is 6 months or longer, interest on that Advance shall be due on the dates falling on three month intervals after the first day of that Interest Period provided that the last such due date shall be brought forward or postponed (as the case may be) so as to coincide with the Interest Payment Date relating to that Advance.

9.3	Interest Periods
The duration of each Interest Period shall be determined as follows:

9.3.1
Each Interest Period for a Term Loan Facility Advance shall start on the Advance Date for such Advance or (if already made) on the last day of its preceding Interest Period. A Revolving Credit Facility Advance has one Interest Period only which shall start on the Advance Date for such Advance.

9.3.2	Subject to this Clause 9, the duration of each Interest Period for each Advance under:

(a)	a Term Loan Facility shall be one, two, three or six months; and

(b)	a Revolving Credit Facility shall be one, two, three or six months, in each case as the Company may, by not less than five (or, in the case of any Term Loan Facility Advance made on or prior to the Fifth Amendment Effective Date, two) Business Days' prior notice to the Facility Agent for such Facility, select, provided that Term Loan Facility Advances with the same Advance Date shall have the same Interest Period and, save in the case of each Initial Advance made thereunder, the first Interest Period for each Advance made under a Term Loan Facility shall end on the same day as the end of the current Interest Period of any other outstanding Advance made under the same Facility.

9.3.3	If the Company fails to give such notice of its selection in relation to an Interest Period, the duration of such Interest Period shall, subject to this Clause 9, be 3 months.

9.3.4	Any Interest Period which would otherwise extend beyond:

(a)	a Repayment Date (in the case of any Interest Period relating to an Advance under the Term Facility); or

(b)	the Revolving Credit Facility Termination Date (in the case of any Interest Period relating to an Advance under a Revolving Credit Facility), shall be of such duration that it shall end on such date.

9.3.5
If two or more Interest Periods relating to Advances in the same currency under the same Term Loan Facility end at the same time, then, on the last day of such Interest Periods, such Advances shall be consolidated into and treated as a single Advance.

9.3.6
The Company shall use reasonable efforts to at all times select the duration of Interest Periods so as to ensure that, in respect of such of the Advances outstanding under the Facilities as is from time to time equal to the Notional Amounts specified in the Hedging Agreements or, as the case may be, any Permitted Swap Transaction (to the extent that such Permitted Swap Transaction relates to hedging an Obligor's exposure to interest rate fluctuations under the Term Loan Facilities), the Interest Payment Dates for such Advances coincide with (and are no more frequent than) the selected dates for payment of amounts to the Company under the Hedging Agreements or, if applicable, a Permitted Swap Transaction.

9.3.7
Any Interest Period which would end on a day which is not a Business Day shall be extended to the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

9.3.8	Interest on an Advance shall accrue from and including the first day of an Interest Period relating to such Advance up to but excluding the last day of such Interest Period.

9.4	Default interest

9.4.1
If the Company fails to pay any amount payable by it under a Senior Finance Document on its due date, interest shall accrue on such Unpaid Sum from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to sub-clause 9.4.2 below, is 2% higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted an Advance under the relevant Facility Agreement in the currency of the overdue amount (or, where there is no such relevant Facility Agreement, an Advance in the relevant currency under the Term Facility Agreement) for successive Interest Periods, each of a duration selected by the relevant Facility Agent (each acting reasonably). Any interest accruing under this sub-clause 9.4.1 shall be immediately payable by the Company on demand in writing by the Intercreditor Agent or the relevant Facility Agent.

9.4.2	If any Unpaid Sum consists of all or part of an Advance which became due on a day which was not the last day of an Interest Period relating to that Advance:

(a)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Advance; and

(b)	the rate of interest applying to the Unpaid Sum during that first Interest Period shall be 2% per annum higher than the rate which would have applied if the overdue amount had not become due.

9.4.3
Default interest (if unpaid) arising on an Unpaid Sum shall be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but shall remain immediately due and payable.

10.	CHANGES TO THE CALCULATION OF INTEREST

10.1	Absence of quotations
Subject to Clause 10.2 (Market disruption), if LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement but a Reference Bank does not supply a quotation on the Quotation Day under such Facility Agreement, the applicable LIBOR or HIBOR for the purpose of such Facility Agreement shall be determined on the basis of the quotations of the remaining Reference Banks under such Facility Agreement. Where LIBOR or HIBOR is to be determined by reference to the Reference Banks under any Facility Agreement and none or only one Reference Bank supplies a quotation, then LIBOR or, as the case may be, HIBOR shall be treated as incapable of being determined under such Facility Agreement.

10.2	Market disruption

10.2.5
If a Market Disruption Event occurs in relation to an Advance under a Facility for any Interest Period, the relevant Facility Agent shall promptly notify the Intercreditor Agent of the fact and that this Clause 10.2 is in operation and the Intercreditor Agent shall promptly notify the Company and the other Lenders.

10.2.6	For the purpose of this Clause 10.2, "Market Disruption Event" means:

(d)	in the case of a US dollar Advance:

(i)
it is not possible, in respect of the Facility under which such Advance is made, to determine LIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)
before the close of business in London on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the London interbank market would be in excess of LIBOR;

(e)	in the case of a HK dollar Advance:

(i)
it is not possible, in respect of the Facility under which such Advance is made, to determine HIBOR in accordance with the provisions of the relevant Facility Agreement and Clause 10.1 (Absence of quotations); or

(ii)
before the close of business in Hong Kong on the Quotation Day for the relevant Interest Period, the Intercreditor Agent has been notified by a Lender or Lenders (whose participations in such Advance exceed 50 per cent of the Advance) that the cost to it/them of obtaining matching deposits in the Hong Kong interbank market would be in excess of HIBOR.

10.2.7
Within five Business Days of the Intercreditor Agent notifying the Company in accordance with sub-clause 10.2.1 above, the Company and the Intercreditor Agent shall enter into good faith negotiations for a period of up to thirty days with a view to agreeing an alternative basis for determining the rate of interest applicable to the relevant Advances. Any alternative basis agreed shall be binding on all parties hereto until (subject to the terms of such agreement) the Market Disruption Event referred to in sub-clause 10.2.1 above is at an end and the Intercreditor Agent has notified the Facility Agents and the Company accordingly.

10.2.8
If no alternative basis is agreed pursuant to sub-clause 10.2.3 above by the earlier of (i) the thirty-day period provided in sub-clause 10.2.3 above and (ii) the Advance Date (where the notification under sub-clause 10.2.1 applies to any Advance which has not been made) or the last day of the Interest Period (where the notification under sub-clause 10.2.1 applies to an Advance which is outstanding), then each Lender participating in the relevant Advance shall, acting reasonably, certify an alternative basis for maintaining its participation in the relevant Advance which may include an alternative method of fixing the interest rate, alternative Interest Periods or alternative currencies but such alternative basis must reflect its cost of funding its participation in the relevant Advance from whatever sources it may in good faith select plus the applicable interest margin applicable to that Lender's participation in the relevant Advance. Each alternative basis so certified shall be binding on the Company and the certifying Lender and treated as part of this Agreement and the relevant Facility Agreement.

10.3	Break Costs

10.3.4
The Company shall, within three Business Days of demand by a Senior Secured Creditor, pay to that Senior Secured Creditor its Break Costs attributable to all or any part of an Advance or Unpaid Sum being paid by the Company on a day other than an Interest Payment Date for that Advance or Unpaid Sum.

10.3.5
Each Lender shall, as soon as reasonably practicable after a demand by the Intercreditor Agent or the Company, provide a certificate confirming the amount and providing reasonable supporting evidence of its Break Costs for any Interest Period in which they accrue.

11.	TAX GROSS UP AND INDEMNITIES

11.1	Construction
Unless a contrary indication appears, in this Clause 11 a reference to "determines" or "determined" means a determination made in the absolute discretion of the Person making the determination.

11.2	Tax gross-up

11.2.6	The Company shall make all payments to be made by it under the Senior Finance Documents without any Tax Deduction, unless a Tax Deduction is required by law.

11.2.7
The Company or a Senior Secured Creditor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Intercreditor Agent accordingly. Similarly, a Senior Secured Creditor shall notify the Intercreditor Agent on becoming so aware in respect of a payment payable to that Senior Secured Creditor. If the Intercreditor Agent receives such notification from a Senior Secured Creditor it shall promptly notify the Company.

11.2.8
If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the amount which would have been due if no Tax Deduction had been required.

11.2.9
If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

11.2.10
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Intercreditor Agent the payment evidence reasonably satisfactory to the relevant Senior Secured Creditor that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority (provided that the Company shall not be obliged to provide any such evidence from a Governmental Authority to the extent that it is not provided by such Governmental Authority).

11.3	Tax indemnity

11.3.8
The Company shall (within fifteen days of demand by the Intercreditor Agent) pay to a Senior Secured Creditor an amount equal to the loss, liability or cost which that Senior Secured Creditor determines has been (directly or indirectly) suffered for or on account of Tax by that Senior Secured Creditor in respect of a Senior Finance Document including Tax arising on payment of any premia or other sums payable on an Ancillary Finance Document whether or not such payment is required to be made by such Senior Secured Creditor.

11.3.9	Sub-clause 11.3.1 above shall not apply:

(c)	with respect to any Tax assessed on a Senior Secured Creditor:

(i)
under the law of the jurisdiction in which that Senior Secured Creditor is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Senior Secured Creditor is treated as resident for tax purposes; or

(ii)	under the law of the jurisdiction in which that Senior Secured Creditor's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Senior Secured Creditor; or

(d)	to the extent a loss, liability or cost is compensated for by an increased payment under Clause 11.2 (Tax gross-up).

11.3.10
A Senior Secured Creditor making, or intending to make a claim under sub-clause 11.3.1 above shall promptly notify the Intercreditor Agent of the event which shall give, or has given, rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

11.3.11	A Senior Secured Creditor shall, on receiving a payment from the Company under this Clause 11.3, notify the Intercreditor Agent.

11.3.12
Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of the loss, liability or cost referred to in sub-clause 11.3.1 above and the basis thereof.

11.4	Tax Credit
If the Company makes a Tax Payment and the relevant Senior Secured Creditor determines that:

11.4.1	a Tax Credit is attributable to that Tax Payment; and

11.4.2	that Senior Secured Creditor has obtained, utilised and retained that Tax Credit, that Senior Secured Creditor shall pay an amount to the Company which that Senior Secured Creditor determines shall leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Company.

11.5	Stamp taxes
The Company shall pay and, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability that a Senior Secured Creditor incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Senior Finance Document.

12.	INCREASED COSTS

12.1	Increased costs

12.1.11
Subject to Clause 12.3 (Exceptions), the Company shall, within fifteen days of a demand by the Intercreditor Agent, pay for the account of a Lender the amount of any Increased Costs incurred by that Lender or any Affiliate of that Lender as a result of:

(c)	the introduction of or change in (or in the interpretation, administration or application of) any law or regulation after the Fifth Amendment Signing Date;

(d)	compliance with any request or requirement relating to the maintenance of capital or any other request from or requirement of any central bank or other fiscal, monetary, regulatory or other authority;

(e)	the implementation or application of, or compliance with, Basel III or any law or regulation that implements or applies Basel III; or

(f)
the implementation or application of, or compliance with, the Dodd-Frank Wall Street Reform and Consumer Protection Act of the United States of America (whether enacted, adopted or issued before, on or after the date of this Agreement) and/or all requests, rules, guidelines or directives in connection therewith (in each case whether enacted, adopted or issued before, on or after the date of this Agreement) and all amendments thereto from time to time.

12.1.12	In this Agreement:

(a)	"Increased Costs" means:

(iii)
a reduction in the rate of return from a Facility or on a Lender's (or its Affiliate's) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Lender or Affiliate);

(iv)	an additional or increased cost; or

(v)	a reduction of any amount due and payable under any Senior Finance Document, which is incurred or suffered by a Lender or any of its Affiliates to the extent that it is attributable to that Lender's having entered into or maintaining its commitment or funding or performing its obligations under any Senior Finance Document; and

(b)	"Basel III" means:

(i)
the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; and

(ii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III".

12.2	Increased cost claims

12.2.13
When a Senior Secured Creditor intends to make a claim pursuant to Clause 12.1 (Increased costs), it shall notify the Intercreditor Agent of the event giving rise to the claim, following which the Intercreditor Agent shall promptly notify the Company.

12.2.14	Each Senior Secured Creditor shall, as soon as practicable after a demand by the Intercreditor Agent, provide a certificate confirming the amount of its Increased Costs and the basis thereof.

12.3	Exceptions
Clause 12.1 (Increased costs) does not apply to the extent any Increased Cost is:

12.3.3	attributable to a Tax Deduction required by law to be made by the Company and compensated for by payment under Clause 11 (Tax Gross Up and Indemnities);

12.3.4
compensated for by Clause 11.3 (Tax indemnity) (or would have been compensated for under Clause 11.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in sub-clause 11.3.2 of Clause 11.3 (Tax indemnity) applied); or

12.3.5	attributable to the wilful breach by the relevant Senior Secured Creditor or their Affiliates of any law or regulation.

13.	CURRENCY AND OTHER INDEMNITIES

13.1	Currency Indemnity
If any Senior Secured Creditor receives an amount in respect of the Company's liability to that Senior Secured Creditor under any Senior Finance Document or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the "contractual currency") in which the amount is expressed to be payable under that Senior Finance Document:

13.1.15	the Company shall indemnify that Senior Secured Creditor as an independent obligation against any costs, loss or liability arising out of or as a result of the conversion; and

13.1.16
if the amount received by that Senior Secured Creditor, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency and such is specified to the Company in reasonable detail, the Company shall, within 3 Business Days of its receipt of a written demand by such Senior Secured Creditor, pay to that Senior Secured Creditor an amount in the contractual currency equal to the deficit.

13.2	Other Indemnities
The Company shall, within fifteen days of demand, indemnify each Senior Secured Creditor against any cost, loss or liability incurred by that Senior Secured Creditor as a result of:

13.2.6	the occurrence of any Event of Default;

13.2.7
funding, or making arrangements to fund, its participation in an Advance requested by the Company in an Advance Request but not made by reason of the operation of any one or more of the provisions of the Senior Finance Documents (other than by reason of default or negligence by that Senior Secured Creditor alone);

13.2.8	an Advance (or part of an Advance) not being prepaid in accordance with a notice of prepayment given by the Company; and

13.2.9
any claim concerning Wynn Macau or the Cotai Project (including, in each case, its participation therein) to the extent that loss or liability is suffered or incurred by that Senior Secured Creditor (other than by reason of default or negligence by a Senior Secured Creditor), provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

13.3	Indemnity to the Agents
The Company shall, within fifteen days of demand, indemnify each of the Agents against any cost, loss or liability incurred by such Agent (acting reasonably) as a result of:

13.3.4	investigating any event which it reasonably believes is a Default; or

13.3.5	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised, provided that, prior to the delivery of an Enforcement Notice, any such cost, loss or liability shall be reasonable.

14.	ILLEGALITY
If it becomes, or shall become, unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by the Senior Finance Documents to which it is a party or to fund or maintain its participation in any Advance:

14.1.10	that Lender shall promptly notify the Company through the Intercreditor Agent and the relevant Facility Agent upon becoming aware of that event; and

14.1.11	by the latest date necessary to ensure compliance with the relevant law or regulation:

(a)
if the relevant Facility Agent so requires, the Company shall prepay that Lender's participation in all the Advances (or such lesser amount if required to comply with the relevant law or regulation) together with all other relevant amounts payable by it to that Lender under the Senior Finance Documents to which it is a party; and

(b)	that Lender's undrawn Available Commitment (or such lesser amount if permitted by the relevant law or regulation) shall be cancelled.

15.	MITIGATION BY THE SENIOR SECURED CREDITORS

15.1	Mitigation

15.1.6
Each Lender shall, in consultation with the Company, take all reasonable steps to mitigate or remove any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 10 (Changes to the calculation of interest), Clause 11 (Tax Gross Up and Indemnities), Clause 12 (Increased Costs) or Clause 14 (Illegality) including (but not limited to) transferring its rights and obligations under the Senior Finance Documents to another Affiliate or Facility Office.

15.1.7	Sub-clause 15.1.1 above does not in any way limit the obligations of any Obligor under the Senior Finance Documents.

15.2	Indemnity by Company

15.2.2	The Company shall indemnify each Senior Secured Creditor for all costs and expenses reasonably incurred by that Senior Secured Creditor as a result of steps taken by it under Clause 15.1 (Mitigation).

15.2.3	A Senior Secured Creditor is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Senior Secured Creditor (acting reasonably), to do so might be prejudicial to it.

16.	FEES, COSTS AND EXPENSES

16.1	Agency Fees
The Company shall pay to each Agent for its own account a fee in amounts and on dates separately agreed between that Agent and the Company in the relevant Fee Letter.

16.2	Transaction expenses
The Company shall, within fifteen days of receipt of a written demand, pay the Agents the amount of all reasonable costs and expenses (including legal fees) incurred by any of them in connection with the review, negotiation, preparation, printing and execution of:

16.2.1	this Agreement, the other Senior Finance Documents and any other documents referred to herein or therein; and

16.2.2	any other Senior Finance Documents executed after the Fifth Amendment Signing Date, in accordance with, in the case of any fees, costs and expenses of the legal advisers appointed on or prior to the Fifth Amendment Signing Date, the appointment or engagement letters (if any) executed by the Company on or prior to the Fifth Amendment Signing Date.

16.3	Amendment costs
If the Company or any other Obligor requests an amendment, waiver or consent under any Senior Finance Document, the Company shall, within thirty days of demand, reimburse the Agents for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agents in responding to, evaluating, negotiating or complying with that request.

16.4	Enforcement costs
The Company shall, within fifteen days of written demand, pay to each Senior Secured Creditor the amount of all costs and expenses (including legal fees) incurred by that Senior Secured Creditor in connection with the enforcement of, or the preservation of, any rights under and in accordance with any Senior Finance Document provided that, prior to the delivery of an Enforcement Notice, such costs and expenses shall be reasonable.

17.	REPRESENTATIONS AND WARRANTIES

17.1	Matters represented
The Company makes the representations and warranties set out in Schedule 4 (Representations and Warranties) to each Senior Secured Creditor as at each of the dates specified in Clause 17.2 (Timing).

17.2	Timing

17.2.1
Each of the representations and warranties set out in Schedule 4 (Representations and Warranties) are deemed to be made by the Company (by reference to the facts and circumstances then existing) on the Fifth Amendment Signing Date.

17.2.2
Unless otherwise stated to have been made as of a specific date, each of the representations and warranties set out in Schedule 4 (Representations and Warranties) is made by the Company (with reference to the facts and circumstances then existing) on the Fifth Amendment Effective Date and (other than the representations and warranties set out in paragraphs 10.5 (Taxes), 21.1 to 21.6 (inclusive) (Subsidiaries and Beneficial Interest) and 36 (Wynn Asia 2) of Schedule 4 (Representations and Warranties)) is deemed to be repeated by the Company on each subsequent Advance Date (with reference to the facts and circumstances then existing), as if any reference therein to any Senior Finance Document in respect of which any amendment, acknowledgement, confirmation, consolidation, novation, restatement, replacement or supplement is expressed to be made by any of the documents referred to in Clause 1.3 (Designation) of the Common Terms Agreement Fifth Amendment Agreement or by the Common Terms Agreement Fifth Amendment Agreement included, to the extent relevant, such document and the Senior Finance Document as so amended, acknowledged, confirmed, consolidated, novated, restated, replaced or supplemented.

18.	COVENANTS

18.1	Content
The Company undertakes to each of the Senior Secured Creditors that it shall comply with the covenants set out in Schedule 5 (Covenants).

18.2	Duration
The covenants in Schedule 5 (Covenants) shall remain in force from the Fifth Amendment Signing Date until the Senior Secured Indebtedness has been fully discharged.

18.3	Permitted Cotai Reorganisation; Release of Palo Security

18.3.1
Notwithstanding any other provision of this Agreement or the other Senior Finance Documents to the contrary, the Company shall be permitted to undertake a Permitted Cotai Reorganisation. If, for the purposes of carrying out such Permitted Cotai Reorganisation, where Palo has created a Lien over any of its assets or business under the Palo Security Documents (save for the Palo Share Pledge) in favour of the Security Agent and such Lien is required (in order to effect such Permitted Cotai Reorganisation) to be released, the Security Agent shall, at the cost and request of the Company, promptly release such Liens.

18.3.2
The Company may, in writing to the Intercreditor Agent, request that Palo be the subject of a voluntary liquidation, winding up or dissolution (or similar action) after a Permitted Cotai Reorganisation. Such written request from the Company shall also confirm that Palo has no (and shall not have any) assets, no Default is continuing or would result from such voluntary liquidation, winding up or dissolution (or similar action) and any payments or assets to be distributed as a result of such voluntary liquidation, winding up or dissolution (or similar action) shall be distributed to the Company.

18.3.3
Palo may, following such written request, be the subject of such voluntary liquidation, winding up or dissolution (or similar action) if the Intercreditor Agent confirms in writing that it is satisfied that the matters contemplated by paragraphs (i) to (iv) (inclusive) of the definition of "Permitted Cotai Reorganisation" in Clause 1.1 (Definitions) have occurred in a form and substance satisfactory to it (acting reasonably) and that no payment is due from Palo pursuant to the Guarantee or any Palo Security Document.

18.3.4	If Palo is or is proposed to be, pursuant to Clause 18.3.3 above, the subject of such voluntary liquidation, winding up or dissolution (or similar action) then:

(c)
where Palo has created a Lien over any of its assets or business under the Security Documents in favour of the Security Agent, or any Lien in favour of the Security Agent was created over the shares (or equivalent) of Palo, the Security Agent shall, at the cost and request of the Company, promptly release such Liens and the Security Agent (and/or, as required, the Intercreditor Agent) shall promptly release Palo from its obligations under the Senior Finance Documents (including, without limitation, any obligations Palo has as an Obligor) and Palo shall, upon such release occurring, no longer be an Obligor for the purposes of the Senior Finance Documents;

(d)	the releases referred to in paragraph (a) above shall not become effective until the date of such voluntary liquidation, winding up or dissolution (or similar action); and

(e)
if such voluntary liquidation, winding up or dissolution (or similar action) does not occur in respect of Palo, the releases referred to in paragraph (a) above shall have no effect and the obligations of Palo under the Senior Finance Documents (including, without limitation, its obligations as an Obligor) and the Liens created or intended to be created by or over Palo shall continue in such force and effect (and Palo shall continue to be an Obligor for the purposes of the Senior Finance Documents) as if those releases had not been effected.

18.4	Release of Security over the Existing Executive Director Shares
If the Existing Executive Director Shares are (or are proposed) to be cancelled in connection with an Executive Director Substitution then:

18.4.1
where there is a Lien over such Existing Executive Director Shares under the Security Documents in favour of the Security Agent, the Security Agent shall, at the cost and request of the Company, promptly release such Liens;

18.4.2	the releases referred to in Clause 18.4.1 above shall not become effective until immediately prior to the cancellation of such Existing Executive Director Shares; and

18.4.3
if such cancellation of the Existing Executive Director Shares does not occur, the releases referred to in Clause 18.4.1 above shall have no effect and the Liens created or intended to be created over such Existing Executive Director Shares shall continue in such force and effect as if those releases had not been effected.

19.	EVENTS OF DEFAULT

19.1	Events of Default
Each of the events set out in Schedule 10 (Events of Default) is an Event of Default.

19.2	Remedies following an Event of Default
Upon the occurrence of an Event of Default and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, by written notice to the Company:

19.2.5	declare that the Available Commitments under any of the Facility Agreements be cancelled or suspended, whereupon they shall be cancelled or suspended;

19.2.6
declare that all or any part of the Advances, together with accrued interest, and all other amounts accrued or outstanding under the Senior Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable;

19.2.7	declare that all or part of the Advances be payable on demand, whereupon they shall immediately become payable on demand by the Intercreditor Agent;

19.2.8	notify the Security Agent that an Event of Default has occurred and is continuing and instruct the Security Agent to issue an Enforcement Notice;

19.2.9
following the issue of an Enforcement Notice, require the Security Agent to take action to enforce all or any part of the Security or all or any of the Shareholder Guarantees (subject to the expiration of any cure periods contained therein), whereupon any such action shall be taken;

19.2.10	following the issue of an Enforcement Notice, instruct the Security Agent to require the perfection of the Liens granted pursuant to the Land Security Assignment and the Assignment of Rights;

19.2.11
following the issue of an Enforcement Notice, give (or require the Security Agent to give) notices regarding the payment of insurance proceeds in accordance with the terms of the Senior Finance Documents;

19.2.12
following the issue of an Enforcement Notice, give (or require the Security Agent to give) notice to any Account Bank in relation to the operation of the Accounts in accordance with paragraph 3.3 (Default) of Schedule 6 (Accounts); and/or

19.2.13	exercise any or all other remedies available at law not inconsistent with the foregoing, provided that the foregoing shall not in any way affect the Intercreditor Agent's or the Security Agent's right to separately enforce its rights under the Senior Finance Documents.

19.3	Remedies following an Executive Director Event
Without prejudice to Clause 19.2 (Remedies following an Event of Default) or in any way affecting the Intercreditor Agent's or the Security Agent's right to separately enforce its rights under the Senior Finance Documents, upon the occurrence of an Executive Director Event and at any time thereafter whilst it is continuing or following issuance of an Enforcement Notice (as the case may be), the Intercreditor Agent shall, if so instructed by the Required Lenders, require the Security Agent to take action to enforce all or any part of the Security granted pursuant to the Executive Director Share Pledge.

20.	APPLICATION OF ENFORCEMENT PROCEEDS
After delivery of an Enforcement Notice and notwithstanding the provisions of Schedule 6 (Accounts), all Enforcement Proceeds shall be applied in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

21.	CHANGES TO THE PARTIES

21.1	Binding Agreement
This Agreement shall be binding upon and enure to the benefit of each party hereto and its or any subsequent successors and transferees.

21.2	Assignment and Transfer by the Company or the GCLAs

21.2.1	The Company may not assign, transfer, novate or dispose of any of its rights or obligations under this Agreement or the other Senior Finance Documents.

21.2.2	The GCLAs may not assign or transfer its rights and/or obligations under this Agreement without the prior written consent of the Company.

21.3	Assignment and Transfer by Agents
Each Agent may assign or transfer any of its rights and obligations under any Senior Finance Document to which it is party only in accordance with its voluntary or requested resignation under and subject to the relevant Senior Finance Document and this Agreement and then only if it first procures that its assignee or transferee executes a duly completed Agent's Deed of Accession and Finance Party Accession Undertaking (also executed, in the case of the latter, by such Agent, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent) and enters into such other acknowledgements as may be necessary or desirable to protect the Security.

21.4	Assignment and Transfer by Lenders

21.4.1
Subject to the provisions of the Facility Agreement to which it is a party and execution and delivery by the assignee or Transferee of a Finance Party Accession Undertaking, any Lender may, at any time, assign in accordance with Clause 21.5 (Assignments by Lenders) all or any of its rights and benefits under the Senior Finance Documents or transfer in accordance with Clause 21.6 (Transfers by Lenders) all or any of its rights, benefits and obligations under the Senior Finance Documents to:

(c)	another Lender or an Affiliate of a Lender;

(d)	any commercial bank;

(e)
any other bank or financial institution or trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets;

(f)	in the case of a Permitted Loan Repurchase, the Company; or

(g)
any other entity with the consent of the Company (such consent not to be unreasonably withheld or delayed and which consent shall not be required in respect of any assignment or transfer after the occurrence of an Event of Default which is continuing), provided that all transactional costs (including any stamp duties, transfer taxes and any costs attributable to any transfer of Security) of such assignment or transfer shall be borne by the relevant Lender or assignee or Transferee except for:

(i)	any transfer in connection with the syndication of the Facilities, all such costs of which (including those set forth in Clause 21.7 (Assignment and Transfer Fees)) shall be borne by the Company; and

(ii)	any transfer contemplated by the Pre-Amendment Global Transfer Agreement or the Post-Amendment Global Transfer Agreement, all such costs of which shall be borne by the Company.

21.4.2	Any assignment or transfer of a Lender's participations in Advances outstanding or, as the case may be, Available Commitments under:

(a)	the Term Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender's participations or Available Commitments under such Facility; or

(b)
a Revolving Credit Facility shall be in a minimum amount of USD1,000,000 or its equivalent or, if less, equal to the aggregate of such Lender's participations or Available Commitments under such Facility.

21.4.3
Each assignee or Transferee, by executing a Finance Party Accession Undertaking (including, without limitation, the Pre-Amendment Global Transfer Agreement and the Post-Amendment Global Transfer Agreement), confirms, for the avoidance of doubt, that the Intercreditor Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the assigning or transferring Lender would have been had it remained a Lender.

21.5	Assignments by Lenders
If any Lender assigns all or any of its rights and benefits under the Senior Finance Documents in accordance with Clause 21.4 (Assignment and Transfer by Lenders), then, unless and until the assignee has delivered:

(a)
a notice to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) confirming in favour of the Senior Secured Creditors that it shall be under the same obligations towards each of them as it would have been under if it had been an original party hereto as a Lender and to the relevant Facility Agreement as a Term Facility Lender, Additional Lender or Revolving Credit Facility Lender (as the case may be); and

(b)
a duly completed Finance Party Accession Undertaking executed by such Lender, such assignee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent),

(whereupon such assignee shall become a party hereto as a "Lender" or thereto as a "Term Facility Lender", "Additional Lender" or "Revolving Credit Facility Lender"), the Company and the Senior Secured Creditors shall not be obliged to recognise such assignee as having the rights against each of them which it would have had if it had been such a party hereto or thereto. This Clause 21.5 shall not apply to the Company's acquisition of an Advance pursuant to a Permitted Loan Repurchase.

21.6	Transfers by Lenders
Except in the case of a Permitted Loan Repurchase, if any Lender wishes to transfer all or any of its rights, benefits and/or obligations under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents as contemplated in Clause 21.4 (Assignment and Transfer by Lenders), then such transfer shall only be effective if the procedure set out in this Clause 21.6 is complied with. Such transfer shall be effected by the delivery to the Intercreditor Agent (which the Intercreditor Agent shall promptly copy to the Company and the other Senior Secured Creditors) of:

(a)
a duly completed Novation Certificate executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent); and

(b)
a duly completed Finance Party Accession Undertaking executed by such Lender, the relevant Transferee, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent), in which event, on the later of the Transfer Date specified in such Novation Certificate and the fifth Business Day after (or such earlier Business Day endorsed by the Intercreditor Agent on such Novation Certificate falling on or after) the date of delivery of such Novation Certificate and Finance Party Accession Undertaking to the Intercreditor Agent:

21.6.1
to the extent that in such Novation Certificate the Lender party thereto seeks to transfer by novation its rights, benefits and obligations under this Agreement and the corresponding rights, benefits and obligations under the other Senior Finance Documents, the Company and such Lender shall be released from further obligations towards one another under this Agreement and the corresponding rights, benefits and/or obligations under the other Senior Finance Documents and their respective rights against one another shall be cancelled (such rights and obligations being referred to in this Clause 21.6 as "discharged rights and obligations");

21.6.2
each of the Company and the Transferee shall assume obligations towards one another and/or acquire rights against one another which differ from such discharged rights and obligations only insofar the Company and such Transferee have assumed and/or acquired the same in place of such other party and such Lender;

21.6.3
the Agents, the GCLAs, such Transferee and the other Lenders shall acquire the same rights and benefits and assume the same obligations between themselves as they would have acquired and assumed had such Transferee been an original party to this Agreement and the other relevant Senior Finance Documents as a Lender with the rights, benefits and/or obligations acquired or assumed by it as a result of such transfer and to that extent the Agents, the GCLAs and the relevant Lender shall each be released from further obligations to each other under this Agreement and the other relevant Senior Finance Documents; and

21.6.4
such Transferee shall become a party hereto as a "Lender" and to the relevant Facility Agreement as a "Term Facility Lender", "Additional Lender" or "Revolving Credit Facility Lender" (as the case may be).

21.7	Assignment and Transfer Fees
On the date upon which an assignment takes effect pursuant to Clause 21.5 (Assignments by Lenders) or a transfer takes effect pursuant to Clause 21.6 (Transfers by Lenders), the relevant assignee or Transferee shall pay to the Intercreditor Agent for its own account a fee of USD2,000.

21.8	Disclosure of Information
Any Senior Secured Creditor may disclose to any of its Affiliates and any other Person:

21.8.1
to (or through) whom such Senior Secured Creditor assigns or transfers (or may potentially assign or transfer) all or any of its rights, benefits and obligations in accordance with the Senior Finance Documents;

21.8.2	in the case of a Lender, with (or through) whom such Lender enters into (or may potentially enter into) any sub-participation in relation to the Senior Finance Documents or any Obligor; or

21.8.3	to whom information may be required to be disclosed by any applicable law or pursuant to any regulatory or stock exchange requirement;
such information about any Obligor, Wynn Macau, the Cotai Project and the Senior Finance Documents as such Senior Secured Creditor may consider appropriate, provided that the Person to whom such information is provided under sub-clause 21.8.1 or 21.8.2 first enters into a Confidentiality Undertaking (or, in the case of the Security Agent, the confidentiality undertaking referred to in clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority) and that the Company has received a copy of such signed undertaking.

21.9	Change of Facility Office
Any Lender may change its Facility Office provided that the Company shall have no liability (or no increase in liability) under Clause 11 (Tax gross-up and Indemnities) or Clause 12 (Increased costs) which would not exist as at the date of such change but for such change, unless such change was requested by the Company pursuant to Clause 15 (Mitigation by the Senior Secured Creditors).

21.10	Permitted Loan Repurchases

21.10.1
Notwithstanding anything to the contrary contained in this Agreement or the other Senior Finance Documents, the Company shall be permitted to acquire Advances pursuant to a Permitted Loan Repurchase (including through Open Market Purchases), so long as any Advances so acquired are cancelled and retired immediately upon such Permitted Loan Repurchase becoming effective, the consideration for such Permitted Loan Repurchase is not funded from any Advance (or the proceeds thereof) and where such Permitted Loan Repurchase is made by way of Open Market Purchase, no Event of Default has occurred and is continuing or might reasonably be expected to occur as a result of such Permitted Loan Repurchase. For all purposes under this Agreement and the other Senior Finance Documents, upon a Permitted Loan Repurchase becoming effective:

(a)	any Advances acquired by the Company pursuant to such Permitted Loan Repurchase:

(ii)	shall be deemed not to be outstanding and to have no principal amount (or any other amount owing in respect thereof);

(iii)	shall be deemed to be automatically cancelled and retired without any further action by the Company, the Intercreditor Agent, the Lenders or any other Person; and

(iv)	shall be deemed not to constitute payments (or prepayments) of Advances for any purpose hereunder;

(b)	for the purposes of testing compliance with the financial covenants in paragraph 1 of Part B of Schedule 5 (Covenants), any impact of such Permitted Loan Repurchase on EBITDA shall be ignored;

(c)
for the avoidance of doubt and without otherwise limiting the definition or interpretation of "Permitted Business", the Company shall be deemed not to be in breach of paragraph 14 of Part B of Schedule 5 (Covenants) solely by virtue of carrying out a Permitted Loan Repurchase;

(d)	Clause 25 (Sharing Among The Senior Secured Creditors) shall not be applicable to the consideration paid under such Permitted Loan Repurchase;

(e)	no Obligor shall be permitted to receive any payment or prepayment under this Agreement which is payable to any Lender by virtue of the Company having made a Permitted Loan Repurchase; and

(f)	the Company shall not be permitted to sell, transfer or otherwise dispose of the subject matter of such Permitted Loan Repurchase.

21.10.2
The Company shall take such actions and execute such documents and agreements as may be reasonably requested by the Intercreditor Agent to further evidence the cancellation and retirement referred to in Clause 21.10.1 above.

21.10.3
The Company shall promptly notify the Intercreditor Agent of any Permitted Loan Repurchase made by way of an Open Market Purchase and the identity of the Facilities to which they relate. The Intercreditor Agent shall disclose such information to any Lender that requests the same.

21.10.4
For so long as the Company beneficially owns or has any Voting Entitlements following a Permitted Loan Repurchase, those Voting Entitlements shall be deemed to be zero and the Company shall be deemed not to be a Lender. The Company agrees that, following a Permitted Loan Repurchase by it, it shall not, in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, attend or participate in the same or be entitled to receive the agenda or any minutes of the same and it shall not be entitled to receive any report or other document prepared at the request of, or on the instructions of, the Intercreditor Agent or one or more of the Lenders or any other Secured Party or Secured Parties.

22.	HEDGING COUNTERPARTIES

22.1	Accession
Each Hedging Counterparty shall execute and deliver to the Intercreditor Agent a Hedging Counterparty's Deed of Accession and shall execute and deliver to the Security Agent in accordance with the Deed of Appointment and Priority a Finance Party Accession Undertaking. A Hedging Counterparty may, at any time, assign all or any of its rights and benefits or transfer all or any of its rights, benefits and obligations under and in accordance with the Senior Finance Documents subject to delivery to the Intercreditor Agent of a duly completed:

(a)	Hedging Counterparty's Deed of Accession executed by the assignee or transferee; and

(b)
Finance Party Accession Undertaking executed by the assignee or transferee, the Hedging Counterparty, the Intercreditor Agent and all other parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent and which the Intercreditor Agent shall promptly deliver to the Security Agent).

22.2	Interest in the Security
The obligations of the Company owed to each Hedging Counterparty shall be secured by the Security and each Hedging Counterparty shall be entitled to share in the Enforcement Proceeds in accordance with the Deed of Appointment and Priority and Clause 33.6 (Application of Enforcement Proceeds).

22.3	Voting rights
Nothing in this Clause 22 nor any other provisions of any Senior Finance Document shall be deemed to entitle any Hedging Counterparty in its capacity as such under any Hedging Agreement to exercise any voting, consent, approval or similar right under the Senior Finance Documents (other than the Hedging Agreements) including any right to participate in any Decision provided that:

22.3.1	each Hedging Counterparty shall have the right to participate in all Decisions after the occurrence of a Hedging Voting Right Event in relation to such Hedging Counterparty that is continuing; and

22.3.2
the consent of all Hedging Counterparties shall be required for any change to the matters referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) in the definition of "Fundamental Term" in Clause 1.1 (Definitions) and for any amendment to Clause 33.6 (Application of Enforcement Proceeds) and this Clause 22.

22.4	Restrictions on Amendment
Each Hedging Counterparty agrees that, except with the prior written consent of the Intercreditor Agent, no amendment may be made to a Hedging Agreement to an extent which would result in:

22.4.1	any payment under that Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in that Hedging Agreement; or

22.4.2	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of that Hedging Agreement; or

22.4.3	the Company becoming liable to make any payment under that Hedging Agreement in any currency other than in the currency provided for under the original provisions of that Hedging Agreement.

22.5	Restrictions on Termination
No Hedging Counterparty may terminate a hedging facility or close out any hedging transaction under a Hedging Agreement prior to its stated maturity except in accordance with the terms of the ISDA Master Agreement and the ISDA Schedule (each as may be amended pursuant to paragraph 4 of Schedule 8 (Hedging Arrangements).

22.6	Termination at request of Intercreditor Agent
After a notice has been given by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), a Hedging Counterparty shall, at the written request of the Intercreditor Agent, terminate the hedging facility or close out any hedging transaction under the Hedging Agreement to which it is party in accordance with the terms of such Hedging Agreement.

23.	AGENTS AND GLOBAL COORDINATING LEAD ARRANGERS

23.1	Appointment and duties of the Agents

23.1.1	Each of:

(f)	the Senior Secured Creditors appoints the Intercreditor Agent;

(g)	the Term Facility Lenders appoints the Term Facility Agent;

(h)	the Revolving Credit Facility Lenders appoints the Revolving Credit Facility Agent; and

(i)
the Additional Lenders under each Additional Lender Facility Agreement appoint the applicable Additional Facility Agent as facility agent for those Additional Lenders (or its successor approved in accordance with this Agreement), to act as its agent under and in connection with the Senior Finance Documents and irrevocably authorises it on its behalf to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Senior Finance Documents, together with any other incidental rights, powers and discretions.

23.1.2	None of the Agents may begin any legal action or proceeding in the name of a Senior Secured Creditor (other than itself) without that Senior Secured Creditor's consent.

23.1.3	Each Agent has only those duties which are expressly specified in the Senior Finance Documents, and those duties are solely of a mechanical and administrative nature.

23.2	Relationship

23.2.3
The relationship between each Agent and the relevant Senior Secured Creditors is that of principal and agent only. Nothing in this Agreement constitutes any Agent as trustee or fiduciary for any other Person and no Agent need hold in trust any moneys paid to it for a Person or be liable to account for interest on those moneys except to the extent expressly stated in a Senior Finance Document.

23.2.4	No Agent shall in any respect be the agent of the Company by virtue of this Agreement.

23.2.5
No Agent shall be liable to the Company for any breach by any other Senior Secured Creditor of any Senior Finance Document or be liable to any other Senior Secured Creditor for any breach by the Company of the Senior Finance Documents.

23.3	Role of the GCLAs
Except as specifically provided in the Senior Finance Documents, none of the GCLAs has any obligations of any kind to any other party to a Senior Finance Document under or in connection with any Senior Finance Document.

23.4	Delegation
Each Agent may act through its personnel and agents.

23.5	Instructions

23.5.1
Unless otherwise expressly provided in the Senior Finance Documents, the Intercreditor Agent shall act (and shall be fully protected if it so acts) in accordance with the instructions of the Required Lenders in connection with the exercise of any right, power or discretion under or in connection with the Senior Finance Documents.

23.5.2
Each Facility Agent shall be fully protected if it acts in accordance with the instructions of its Lending Group in connection with the exercise of any right, power or discretion under or in connection with any matter not expressly provided for in the Senior Finance Documents.

23.5.3
In the absence of such instructions each Agent may act, subject to the terms of the Senior Finance Documents, as that Agent, in its sole discretion, considers to be in the best interests of all the Senior Secured Creditors or, in the case of each Facility Agent, its Lending Group.

23.6	Discretions
Notwithstanding any provision of the Senior Finance Documents, each Agent may:

23.6.4
assume, unless it has, in its capacity as Agent, received written notice to the contrary from any other Party, that (a) any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) no Default has occurred, (c) no Obligor is in breach of or default under its obligations under the Senior Finance Documents and (d) any right, power, authority or discretion vested in the Senior Finance Documents upon the Required Lenders, a Lending Group, the Lenders or any other Person or group of Persons has not been exercised;

23.6.5
assume that (a) the Facility Office of each Lender is that notified to it by such Lender in writing and (b) the information provided by each Lender pursuant to Clause 29 (Notices) is true and correct in all respects until it has received from such Lender notice of a change to the Facility Office or any such information and act upon any such notice until the same is superseded by a further notice;

23.6.6
engage and pay for the advice or services of any lawyers, accountants, surveyors or other experts whose advice or services may to it seem necessary, expedient or desirable and rely upon any advice so obtained;

23.6.7	rely as to any matters of fact which might reasonably be expected to be within the knowledge of an Obligor upon a certificate signed by or on behalf of such Obligor;

23.6.8	rely upon any communication or document believed by it to be genuine;

23.6.9
refrain from exercising any right, power or discretion vested in it as Agent under the Senior Finance Documents unless and until instructed as described in Clause 23.5 (Instructions) as to whether or not such right, power or discretion is to be exercised and, if it is to be exercised, as to the manner in which it should be exercised;

23.6.10
refrain from acting in accordance with any instructions to begin any action or proceeding arising out of or in connection with the Senior Finance Documents until it shall have received such security as it may require (whether by way of payment in advance or otherwise) for all costs, claims, losses, expenses (including legal fees) and liabilities which it shall or may expend or incur in complying with such instructions;

23.6.11	refrain from acting where to do so would put it in breach of an applicable Legal Requirement;

23.6.12	treat each Facility Agent as the duly appointed and authorised agent of the relevant Lenders until it receives written notice to the contrary from the relevant Lenders; and

23.6.13
(in the case of the Intercreditor Agent) in applying any moneys received by it under any Security Document under Clause 33.6 (Application of Enforcement Proceeds), rely on any certificate made by the relevant Facility Agent or Hedging Counterparty as to the identity of, and the amounts owing to, any of the Senior Secured Creditors and shall be protected in so relying.

23.7	Agents' Obligations

23.7.1	Each Agent shall:

(a)
promptly inform each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the contents of any notice or document received by it pursuant to the terms of any Senior Finance Document in its capacity as Agent from the Security Agent or an Obligor under the Senior Finance Documents; and

(b)
promptly notify each Senior Secured Creditor (in the case of the Intercreditor Agent) or the Intercreditor Agent and the Lenders in its Lending Group (in the case of each Facility Agent) of the occurrence of any Event of Default or any default by an Obligor in the due performance of or compliance with its obligations under the Senior Finance Documents of which such Agent has notice from any other party.

23.7.2	The Intercreditor Agent shall promptly inform the Security Agent of the occurrence of the Release Date.

23.8	Excluded Obligations
Notwithstanding anything to the contrary expressed or implied herein, none of the Agents nor any of the GCLAs shall:

23.8.5
be bound to enquire as to (a) whether or not any representation made or deemed to be made by an Obligor in connection with the Senior Finance Documents is true, (b) the occurrence or otherwise of any Default, (c) the performance by an Obligor of its obligations under the Senior Finance Documents or (d) any breach of or default by an Obligor of or under its obligations under the Senior Finance Documents;

23.8.6	be bound to account to any Senior Secured Creditor for any sum or the profit element of any sum received by it for its own account;

23.8.7
be bound to disclose to any other Person any information relating to any Obligor, any party to a Major Project Document or any of their respective related entities if (a) such Person, on providing such information, expressly stated to such Agent or, as the case may be, such GCLA, that such information was confidential or (b) such disclosure would or might in its opinion constitute a breach of any law or be otherwise actionable at the suit of any Person; or

23.8.8	be under any obligations other than those for which express provision is made herein or in any other Senior Finance Document to which such Agent or GCLA is a party.

23.9	Exclusion of Liabilities
None of the Agents and the GCLAs accepts any responsibility:

23.9.1
for the adequacy, accuracy and/or completeness of the Information Memorandum or any other information supplied by the Agents or the GCLAs, by an Obligor or by any other Person in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.9.2
for the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; or

23.9.3
for the exercise of, or the failure to exercise, any judgement, discretion or power given to any of them by or in connection with the Senior Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, none of the Agents and the GCLAs shall be under any liability (whether in negligence or otherwise) in respect of such matters.
No party hereto (other than the applicable Agent or GCLA) may take any proceedings against any officer, employee or agent of an Agent or a GCLA in respect of any claim it might have against such Agent or such GCLA, as the case may be, or in respect of any act or omission of any kind by that officer, employee or agent (other than by reason of the fraud, gross negligence or wilful misconduct of such officer, employee or agent) in relation to any Senior Finance Document and any officer, employee or agent of such Agent or GCLA may rely on this Clause subject to Clause 1.5 (Third party rights) and the provisions of the Third Parties Act.

23.10	No Actions
Each of the Lenders and the Hedging Counterparties agrees that it shall not assert or seek to assert against any director, officer or employee of any of the Agents or any of the GCLAs any claim it might have against any of them.

23.11	Business with the Obligors
Each Agent and GCLA may accept deposits from, lend money to and generally engage in any kind of banking or other business with any of the Obligors or their Affiliates.

23.12	Resignation

23.12.1
An Agent may resign its appointment hereunder at any time without assigning any reason therefor by giving not less than 25 Business Days' prior notice to that effect to the Senior Secured Creditors and the Company, in which case:

(a)
the Required Lenders (in the case of the Intercreditor Agent) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Required Lenders and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Required Lenders may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent; and

(b)
the relevant Lending Group under a Facility (in the case of a Facility Agent for that Facility) may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of such Lending Group and the Company or, failing such agreement within 15 Business Days after such notice of resignation, the Lending Group may appoint a successor Agent on the same terms and conditions as previously applied to the outgoing Agent.

23.12.2
If the Required Lenders have not, within 15 Business Days after notice of resignation, appointed a successor Intercreditor Agent which accepts the appointment, the outgoing Agent may appoint a successor Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the Intercreditor Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the Intercreditor Agent may appoint a successor Agent on the same terms and conditions as previously applied to it.

23.12.3
If a Lending Group has not, within 15 Business Days after notice of resignation appointed a successor Facility Agent which accepts the appointment, the outgoing Facility Agent may appoint a successor Facility Agent and, unless an Event of Default has occurred and is continuing, such appointment shall be subject to the prior agreement of the outgoing Facility Agent and the Company or, failing such agreement within 25 Business Days after notice of resignation, the outgoing Facility Agent may appoint a successor Facility Agent on the same terms and conditions as previously applied to it.

23.12.4
If, at the time of expiry of the period specified in sub-clause 23.12.2 or, as the case may be, sub-clause 23.12.3 above, the outgoing Agent cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of Wynn Macau and the Cotai Project.

23.12.5
If the Agent has not been paid an amount due to it under the Senior Finance Documents and gives notice thereof as its reason for resigning together with its notice pursuant to Clause 23.12.1, it shall not be obliged to appoint a successor. If, at the time of expiry of the period specified in clause 23.12.1, the Required Lenders or, as the case may be, the relevant Lending Group, cannot find a successor owing to the unwillingness of any proposed successor to accept the terms and conditions which apply to the outgoing Agent, the Company shall offer to any proposed successor such terms and conditions as are consistent with the role to be performed, taking into account the current market for the performance of such duties and the then existing circumstances of the Company.

23.12.6
The resignation of an Agent and the appointment of any successor Agent shall both become effective only upon the successor Agent executing an Agent's Deed of Accession provided that, where the Agent has notified the reason for its resignation pursuant to Clause 23.12.5, its resignation shall become effective upon the expiry of the period notified by it pursuant to Clause 23.12.1. Upon the execution of an Agent's Deed of Accession, the successor Agent shall succeed to the position of the retiring Agent (as the case may be) under the Senior Finance Documents and the term "Agent" shall mean the successor Agent.

23.12.7	The Intercreditor Agent agrees that it shall, if so requested in writing by the Required Lenders, tender its resignation in accordance with this Clause 23.12.

23.12.8	Each Facility Agent agrees that it shall, if so requested in writing by its Lending Group, tender its resignation in accordance with this Clause 23.12.

23.12.9
Upon the appointment of a successor (or, as the case may be, its resignation becoming effective), the retiring Agent shall be discharged from any future (but not accrued) obligations in respect of the Senior Finance Documents but shall remain entitled to the benefit of Clause 13.2 (Other Indemnities) and sub-clauses 23.1, 23.2, 23.5.2, 23.5.3, 23.6.10, 23.8, 23.9, 23.10 and 23.15 of this Clause 23.

23.13	Own Responsibility
It is understood and agreed by each Senior Secured Creditor that at all times it has itself been, and shall continue to be, solely responsible for making its own independent appraisal of, and investigation into, all risks arising under or in connection with the Senior Finance Documents including, but not limited to:

23.13.1	the financial condition, creditworthiness, condition, affairs, status and nature of Wynn Macau, the Cotai Project and each Obligor;

23.13.2
the legality, validity, effectiveness, adequacy and enforceability of the Senior Finance Documents and any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents;

23.13.3
whether such Senior Secured Creditor has recourse, and the nature and extent of that recourse, against an Obligor or any other Person or any of their respective assets under or in connection with the Senior Finance Documents, the transactions therein contemplated or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents; and

23.13.4
the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agents or the GCLAs, an Obligor, or by any other Person in connection with the Senior Finance Documents, the transactions contemplated therein or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Senior Finance Documents.

Accordingly, each Senior Secured Creditor acknowledges to the Agents and the GCLAs that it has not relied on and shall not hereafter rely on the Agents and the GCLAs or any of them in respect of any of these matters.

23.14	Agency Division Separate
In acting as Agent under the Senior Finance Documents, each of the Agents shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments and, notwithstanding the foregoing provisions of this Clause 23, any information received by some other division or department of such Agent may be treated as confidential and shall not be regarded as having been given to such Agent's agency division.

23.15	Indemnity to Intercreditor Agent

23.15.1
Each Senior Secured Creditor shall rateably in accordance with the proportion that the US dollar equivalent of the sum of its Available Commitments and its participations in any outstanding Advances bear to the US dollar equivalent of the aggregate of the Available Commitments and such participations of all the Senior Secured Creditors (or, if all such amounts have been reduced to zero, such proportion determined immediately prior to such reduction) for the time being, indemnify the Intercreditor Agent, within fifteen days of demand (accompanied by reasonable written certification), against cost, loss or liability incurred by the Intercreditor Agent (other than by reason of fraud, negligence or wilful misconduct of the Intercreditor Agent) in acting as Intercreditor Agent in accordance with the terms of the Senior Finance Documents (unless the Intercreditor Agent has been reimbursed by, or indemnified to its satisfaction by, an Obligor pursuant to a Senior Finance Document or otherwise in writing). For the purposes of this Clause 23.15.1, each Hedging Counterparty shall, in respect of each Hedging Agreement entered into by it, be deemed to have made an Advance to the Company in an amount equal to the Realised Hedge Loss (if any) under the Hedging Agreement to which such Hedging Counterparty is party.

23.15.2
Clause 23.15.1 shall not apply to the extent that the Intercreditor Agent is otherwise actually indemnified or reimbursed by any party to a Senior Finance Document under any other provision of the Senior Finance Documents.

23.15.3
Provided that the Company is required to reimburse or indemnify the Intercreditor Agent for such cost, loss or liability in accordance with the terms of the Senior Finance Documents, the Company shall, within fifteen days of demand in writing by any Senior Secured Creditor, indemnify such Senior Secured Creditor in relation to any payment actually made by such Senior Secured Creditor pursuant to Clause 23.15.1 above.

24.	CONDUCT OF BUSINESS BY THE SENIOR SECURED CREDITORS
No provision of the Senior Finance Documents shall:

24.1.6	interfere with the right of any Senior Secured Creditor to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

24.1.7
subject to Clause 15 (Mitigation by Senior Secured Creditors), oblige any Senior Secured Creditor to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

24.1.8	oblige any Senior Secured Creditor to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

25.	SHARING AMONG THE SENIOR SECURED CREDITORS

25.1	Payments to Senior Secured Creditors
If a Senior Secured Creditor (a "Recovering Senior Secured Creditor") receives or recovers any amount from an Obligor other than in accordance with the provisions of the Senior Finance Documents (excluding any such provision which permits the setting off of obligations owed by such Obligor against obligations owed to it by such Recovering Senior Secured Creditor but allowing, for the avoidance of doubt, any such provision in any Hedging Agreement permitting netting off between transactions under such Hedging Agreement) and applies that amount to a payment due under the Senior Finance Documents then:

25.1.4	the Recovering Senior Secured Creditor shall, within 5 Business Days, notify details of the receipt or recovery, to the Intercreditor Agent;

25.1.5
the Intercreditor Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Senior Secured Creditor would have been paid had the receipt or recovery been received and distributed in accordance with this Agreement, without taking account of any Tax which would be imposed on that Agent in relation to the receipt, recovery or distribution; and

25.1.6
the Recovering Senior Secured Creditor shall, within 10 Business Days of demand by the Intercreditor Agent, pay to the Intercreditor Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Intercreditor Agent determines may be retained by the Recovering Senior Secured Creditor as its share of any payment to be made, in accordance with this Agreement.

For purposes of clarification, Permitted Loan Repurchases shall not constitute payments (or prepayments) of Advances or the recovery of any amount from an Obligor for any purpose hereunder.

25.2	Redistribution of payments
The Intercreditor Agent shall treat the Sharing Payment as if it had been paid by the Company and distribute it between the Senior Secured Creditors (other than the Recovering Senior Secured Creditor) in accordance with this Agreement.

25.3	Recovering Senior Secured Creditor's Rights

25.3.4
On a distribution by the Intercreditor Agent under 25.2 (Redistribution of payments), the Recovering Senior Secured Creditor shall be subrogated to the rights of the Senior Secured Creditors which have shared in the redistribution.

25.3.5
If and to the extent that the Recovering Senior Secured Creditor is not able to rely on its rights under sub-clause 25.3.1 above, the Company shall be liable to the Recovering Senior Secured Creditor for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of redistribution
If any part of the Sharing Payment received or recovered by a Recovering Senior Secured Creditor becomes repayable and is repaid by such Recovering Senior Secured Creditor, then:

25.4.14
each Senior Secured Creditor which has received a share of such Sharing Payment pursuant to Clause 25.2 (Redistribution of payments) shall, upon request of the Intercreditor Agent, pay to the Intercreditor Agent for account of that Recovering Senior Secured Creditor an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Senior Secured Creditor for its proportion of any interest on the Sharing Payment which that Recovering Senior Secured Creditor is required to pay); and

25.4.15
that Recovering Senior Secured Creditor's rights of subrogation in respect of any reimbursement shall be cancelled and the Company shall be liable to the reimbursing Senior Secured Creditor for the amount so reimbursed.

25.5	Exceptions
This Clause 25 shall not apply to the extent that the Recovering Senior Secured Creditor would not, after making any payment pursuant to this Clause 25, have a valid and enforceable claim against the relevant Obligor.

25.6	Benefit
The provisions of this Clause 25 are for the sole benefit of the Senior Secured Creditors and may be waived or amended by the Required Lenders without the consent of the Company provided there is no increase in the liability of the Company as a result.

26.	PAYMENT MECHANICS

26.1	Payments under the Senior Finance Documents

26.1.5	Prior to an Event of Default
Unless and until an Event of Default has occurred and is continuing and except with respect to any payments pursuant to a Permitted Loan Repurchase:

(g)
all payments to be made by the Company to or for the account of any Lender under the Facility Agreement to which that Lender is a party shall be made to the relevant Facility Agent under that Facility Agreement for the account of that Lender, in the manner stipulated in the relevant Facility Agreement; and

(h)
all payments to be made by a Lender under a Facility Agreement shall be made to the relevant Facility Agent, not later than the time (if any) specified in the relevant Facility Agreement, to its account at such office or bank as it may notify to that Lender from time to time for this purpose.

26.1.6	After the occurrence of an Event of Default
Subject to the Deed of Appointment and Priority, after the occurrence of an Event of Default that is continuing and unless the Intercreditor Agent agrees in writing that payment should continue to be made in accordance with sub-clause 26.1.1 (Prior to an Event of Default) and except with respect to any payments pursuant to a Permitted Loan Repurchase:

(a)
all payments to be made by the Company to or for the account of any Senior Secured Creditor or under any Senior Finance Document shall be made to the Intercreditor Agent (other than any such payments to be made to or for the account of the Security Agent which shall continue to be made to the Security Agent);

(b)
all payments to be made by any Lender under any Senior Finance Document (whether pursuant to Clause 25 (Sharing Among the Senior Secured Creditors) or otherwise) shall be paid to the Intercreditor Agent; and

(c)
all payments received by the Intercreditor Agent under this sub-clause 26.1.2 shall be distributed in accordance with Clause 33.6 (Application of Enforcement Proceeds) to the Person(s) specified therein or, where any such Person is a Lender, to the relevant Facility Agent for the account of that Lender.

26.2	Payments by an Agent

26.2.6
Save as otherwise provided herein, each payment received by an Agent as agent for or otherwise for the benefit of another Person shall, subject to Clause 26.3 (Distributions to an Obligor) and Clause 26.4 (Clawback), be made available by that Agent to the Person entitled to receive such payment for value the same day by transfer to such account of such Person with such bank in the principal financial centre of the country of the relevant currency as such Person shall have previously notified to that Agent.

26.2.7
A payment shall be deemed to have been made by an Agent on the date on which it is required to be made under the Senior Finance Documents if such Agent has, on or before that date, taken steps to make that payment in accordance with the regulations or operating procedures of the clearing or settlement system used by such Agent in order to make the payment.

26.3	Distributions to an Obligor
Each Agent may (with the consent of the relevant Obligor or in accordance with Clause 27 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Senior Finance Documents or in or towards purchase of any amount of any currency to be so applied at a market rate of exchange in its usual course of business.

26.4	Clawback

26.4.3
Where a sum is to be paid to an Agent under the Senior Finance Documents for another Person, that Agent is not obliged to pay that sum to that Person until it has been able to establish to its satisfaction that it has actually received that sum.

26.4.4
If an Agent pays an amount to another Person and it proves to be the case that that Agent had not actually received that amount, then the Person to whom that amount was paid by that Agent shall on demand refund the same to that Agent together with interest on that amount from the date of payment to the date of receipt by that Agent, calculated by that Agent to reflect its cost of funds.

26.5	No Set-off by Obligors
All payments to be made by an Obligor under the Senior Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.6	Business Days

26.6.4
Any payment which is due to be made under any Senior Finance Document on a day that is not a Business Day shall be made on the next Business Day in the calendar month (if there is one) or the preceding Business Day (if there is not).

26.6.5	During any extension of the due date for payment of any principal pursuant to sub-clause 26.6.1 above, interest is payable on that principal at the rate payable on the original due date.

26.7	Currency of account

26.7.1	A repayment of an Advance or Unpaid Sum or a part of an Advance or Unpaid Sum shall be made in the currency in which the Advance or Unpaid Sum is denominated on its due date.

26.7.2	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

26.7.3	Each payment in respect of costs, expenses or Taxes under the Senior Finance Documents shall be made in the currency in which the costs, expenses or Taxes are incurred.

26.7.4	Any other amount payable under any of the Senior Finance Documents is, except as otherwise provided elsewhere in the Senior Finance Documents, payable in US dollars.

27.	SET-OFF
Without prejudice to the provisions of Schedule 6 (Accounts) and subject to the terms of Clause 25 (Sharing Among the Senior Secured Creditors) and Clause 33 (Intercreditor Arrangements), a Senior Secured Creditor may, upon the occurrence of an Event of Default and for so long as it is continuing, set off any matured obligations owed by the Company under the Senior Finance Documents (to the extent beneficially owned by that Senior Secured Creditor) against any obligation (which, for the purpose of this provision only, shall be treated as due and payable, save for unmatured obligations under the Hedging Agreements) owed by that Senior Secured Creditor to the Company, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Senior Secured Creditor may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	NON-RECOURSE LIABILITY
Notwithstanding any provision in the Senior Finance Documents to the contrary no Operative shall be personally liable for payments due hereunder or under any of the Senior Finance Documents or for the performance of any obligation hereunder or thereunder, save, in relation to any Operative, pursuant to any Senior Finance Document to which such Operative is party. The sole recourse of the Senior Secured Creditors for satisfaction of any of the obligations of any of the Obligors hereunder and under the other Senior Finance Documents shall be against the Obligors, and not against any assets or property of any Operative save to the extent such Operative is party to a Senior Finance Document and is expressed to be liable for such obligation thereunder. In the case of an individual holding the Executive Director Shares, his or her liability shall be limited to his or her shares in the Company.

29.	NOTICES

29.1	Communications in Writing
Any notice, demand or other communication (each, for the purposes of this Clause 29, a "communication") to be made under or in connection with the Senior Finance Documents shall be made in writing but, unless otherwise stated, may be made by fax or letter.

29.2	Addresses
The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with the Senior Finance Documents is:

29.2.9
in the case of the Company, each of the GCLAs, each of the Agents, each of the Lenders and each of the Hedging Counterparties party to the Common Terms Agreement Fifth Amendment Agreement, identified with its name on the signing pages thereto; and

29.2.10
in the case of each other Lender, each other Hedging Counterparty and each other Obligor, that notified in writing to the Intercreditor Agent prior to the date it becomes a party to the Senior Finance Documents, or any substitute address, fax number or department or officer as the party may notify to the Intercreditor Agent (or the Intercreditor Agent may notify to the other parties, if a change is made by the Intercreditor Agent) by not less than 10 Business Days' notice.

29.3	Delivery

29.3.6	Any communication or document made or delivered by one Person to another under or in connection with the Senior Finance Documents shall only be effective:

(a)	if delivered personally or by overnight courier, when left at the relevant address;

(b)	if by way of fax, when received in legible form; or

(c)	if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

29.3.7
Any communication or document to be made or delivered to an Agent shall be effective only when actually received by that Agent and then only if it is expressly marked for the attention of the department or officer specified as part of its address details provided under Clause 29.2 (Addresses) (or any substitute department or officer as that Agent shall specify for this purpose).

29.3.8
All notices to an Obligor shall be sent through a Facility Agent or the Intercreditor Agent (but always with a copy to the Intercreditor Agent). All notices from an Obligor under the Senior Finance Documents shall be sent to the Intercreditor Agent who shall distribute them to the Senior Secured Creditors.

29.4	Notification of address and fax number
Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Intercreditor Agent shall notify the other parties.

29.5	Electronic communication

29.5.1
Any communication to be made between an Agent and a Lender or between an Agent and another Agent under or in connection with the Senior Finance Documents may be made by electronic mail or other electronic means, if that Agent and the relevant Lender or Agent:

(a)	agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

(b)	notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(c)	notify each other of any change to their address or any other such information supplied by them.

29.5.2
Any electronic communication made between an Agent and a Lender or another Agent shall be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to an Agent or by an Agent to another Agent only if it is addressed in such a manner as the relevant Agent shall specify for this purpose.

29.6	Electronic supply of materials

29.6.10
The Company shall (and shall ensure that each other Obligor shall), unless otherwise requested by the Intercreditor Agent, provide to the Intercreditor Agent all information, documents and other materials that such Obligor is obligated to furnish to the Intercreditor Agent pursuant to the Senior Finance Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Advance or other extension of credit (including any election of an interest rate or Interest Period relating thereto), (ii) relates to the payment of any principal or other amount due under any Senior Finance Document prior to the scheduled date therefor, (iii) provides notice of any Default under any Senior Finance Document, (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of any Senior Finance Document and/or any Advance or other extension of credit hereunder or (v) initiates or responds to legal process (all such non-excluded information being referred to herein collectively as the "Communications") by transmitting the Communications in an electronic/soft medium (provided such Communications contain any required signatures) in a format acceptable to the Intercreditor Agent to each of Loan_Agency@bocmacau.com, ieong_lengchan@bocmacau.com and wong_iaokun@bocmacau.com (or such other e-mail address or addresses designated by the Intercreditor Agent from time to time).

29.6.11
Each party hereto agrees that the Intercreditor Agent may make the Communications available to the any Senior Secured Creditor by posting the Communications on IntraLinks or another relevant website, if any, to which such Senior Secured Creditor has access (whether a commercial, third-party website or whether sponsored by the Intercreditor Agent) (the "Platform"). Nothing in this Clause 29.6 shall prejudice the right of the Intercreditor Agent to make the Communications available to any Senior Secured Creditor in any other manner specified in this Agreement or any other Senior Finance Documents.

29.6.12
Each Senior Secured Creditor agrees that e-mail notice to it (at the address provided pursuant to the next sentence and deemed delivered as provided in the next paragraph) specifying that Communications have been posted to the Platform shall constitute effective delivery of such Communications to such Senior Secured Creditor for purposes of this Agreement and the other Senior Finance Documents. Each Senior Secured Creditor agrees (i) to notify the Intercreditor Agent in writing (including by electronic communication) from time to time to ensure that the Intercreditor Agent has on record an effective e-mail address for such Senior Secured Creditor to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such e-mail address.

29.6.13
Notwithstanding sub-clause 29.6.5 below, each party hereto agrees that any electronic communication referred to in this Clause 29.6 shall be deemed delivered upon the posting of a record of such communication (properly addressed to such party at the e-mail address provided to the Intercreditor Agent) as "sent" in the e-mail system of the sending party or, in the case of any such communication to the Intercreditor Agent, upon the posting of a record of such communication as "received" in the e-mail system of the Intercreditor Agent; provided that if such communication is not so received by the Intercreditor Agent during the normal business hours of the Intercreditor Agent, such communication shall be deemed delivered at the opening of business on the next Business Day for the Intercreditor Agent.

29.6.14
Each party hereto acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Communications and the Platform are provided "as is" and "as available", (iii) none of the Intercreditor Agent, its affiliates nor any of their respective officers, directors, employees, agents, advisors or representatives (collectively, the "Intercreditor Parties") warrants the adequacy, accuracy or completeness of the Communications or the Platform, and each Intercreditor Party expressly disclaims liability for errors or omissions in any Communications or the Platform and (iv) no representation or warranty of any kind, express, implied or statutory, including any representation or warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Intercreditor Party in connection with any Communications or the Platform.

29.7	English language

29.7.5	Any notice given under or in connection with any Senior Finance Document must be in English.

29.7.6
All other documents provided under or in connection with any Senior Finance Document must be in English or, if not in English, and if so required by the relevant Agent, accompanied by a certified English translation and, in this case, the English translation shall prevail unless the document is a constitutional, statutory or other official document.

30.	CALCULATIONS AND CERTIFICATES

30.1	Accounts
In any litigation or arbitration proceedings arising out of or in connection with a Senior Finance Document, the entries made in the accounts maintained by a Senior Secured Creditor are prima facie evidence of the matters to which they relate.

30.2	Certificates and Determination
Any certification or determination by a Senior Secured Creditor of a rate or amount under any Senior Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3	Day count convention
Any interest, commission or fee accruing under a Senior Finance Document shall accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days (where due in US dollars) and 365 days (where due in HK dollars).

31.	PARTIAL INVALIDITY
If, at any time, any provision of the Senior Finance Documents is or becomes illegal, invalid, or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

32.	REMEDIES AND WAIVERS
No failure to exercise, nor any delay in exercising, on the part of any Senior Secured Creditor, any right or remedy under the Senior Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in the Senior Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

33.	INTERCREDITOR ARRANGEMENTS

33.1	Notices of Required Decisions

33.1.3
If, at any time, a matter requiring a Decision comes to the notice of a Senior Secured Creditor, that Senior Secured Creditor shall promptly inform the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.1.4
If, at any time, a matter requiring a Decision comes to the notice of the Intercreditor Agent, the Intercreditor Agent shall promptly notify in writing each Facility Agent (and, after the occurrence of a Hedging Voting Right Event in relation to any Hedging Counterparty that is continuing, that Hedging Counterparty) of that matter specifying:

(i)
whether the matter concerns a Fundamental Term and, if not, which Senior Secured Creditors may vote in respect of the Decision and the aggregate Voting Entitlement required for the Decision to be made;

(ii)	the date and time by which the Intercreditor Agent requires receipt of all votes in respect of the Decision (the "Decision Date"); and

(iii)	following a Hedging Voting Right Event, the identity of the relevant Hedging Counterparty.

33.2	Notice of Votes
Each Senior Secured Creditor shall copy notice of its vote to the Intercreditor Agent, to each Facility Agent and each Hedging Counterparty notified by the Intercreditor Agent pursuant to Clause 33.1.2(iii) (Notices of Required Decisions).

33.3	Decisions under the Senior Finance Documents
Subject to the other provisions of this Agreement, the exercise of any right, power, discretion or determination which has been delegated to the Intercreditor Agent under the Senior Finance Documents (save for any such right, power, discretion or determination to be exercised by any such party for its own account) shall require the consent or agreement of the Required Lenders provided that the Intercreditor Agent may exercise any such right, power, discretion or determination (including giving instructions to the Security Agent) without requiring any Decision which the Intercreditor Agent, acting reasonably, considers is a minor, administrative or technical matter which does not adversely affect the rights of the Senior Secured Creditors under the Senior Finance Documents.

33.4	Restrictions On Remedies
Subject to this Clause 33 (Intercreditor Arrangements), no Senior Secured Creditor may, at any time:

33.4.1
set off, or purport to set off, at any time, any amount owing to it under the Senior Finance Documents against any amount payable by it to an Obligor (except that any Hedging Counterparty may net off between transactions under a single Hedging Agreement);

33.4.2
take any action or commence any legal proceedings of whatsoever nature against an Obligor under or in respect of a Senior Finance Document to which that Obligor is a party including taking any steps or legal proceedings for the winding-up, dissolution or administration of any of the Obligors or for the appointment of a receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of any of the Obligors or of any or all of its assets or revenues; or

33.4.3	foreclose on, or enforce or seek an order of the court to enforce all or any of the Security.

33.5	Notice of Default

33.5.4	If any Lender has actual knowledge of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, its Facility Agent in writing.

33.5.5
If any Facility Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall so advise the Intercreditor Agent and, where relevant, each Lender in its Lending Group in writing.

33.5.6
If the Intercreditor Agent has actual knowledge, or has received notice, of a Default which has occurred, it shall notify each Facility Agent and each Hedging Counterparty in writing and, in the case of an Event of Default, it shall issue a notice under Clause 33.1 (Notices of Required Decisions) in respect of that Event of Default.

33.6	Application of Enforcement Proceeds
Following the delivery of an Enforcement Notice, all Enforcement Proceeds paid to the Intercreditor Agent in accordance with the Deed of Appointment and Priority shall be applied by it (together with any other payments received by it pursuant to sub-clause 26.1.2 of Clause 26.1 (Payments under the Senior Finance Documents)) in the following order:

(iv)
first, in payment of all costs and expenses incurred by or on behalf of the Intercreditor Agent in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Intercreditor Agent;

(v)
second, in payment pro rata of all costs and expenses incurred by or on behalf of the Facility Agents in connection with such enforcement or recovery and which have been certified, in writing, as having been incurred by the Facility Agent seeking recovery;

(vi)
third, in payment pro rata of all amounts paid by the Senior Secured Creditors under Clause 23.15 (Indemnity to Intercreditor Agent) of the Common Terms Agreement but which have not been reimbursed by the Company;

(vii)
fourth, in payment pro rata of all amounts paid by the Term Facility Lenders under clause 15.3 (Indemnity to Term Facility Agent) of the Term Facility Agreement or the Revolving Credit Facility Lenders under clause 15.3 (Indemnity to Revolving Credit Facility Agent) of the Revolving Credit Facility Agreement or the Additional Lenders under the equivalent provisions of each Additional Lender Facility Agreement in respect of indemnities to each Additional Facility Agent but which, in each case, have not been reimbursed by the Company;

(viii)
fifth, in payment pro rata of all costs and expenses incurred by or on behalf of each Senior Secured Creditor in accordance with the Senior Finance Documents in connection with such enforcement and which have been certified, in writing, as having been incurred by the Senior Secured Creditor seeking recovery;

(ix)	sixth, in payment pro rata of all accrued and unpaid fees owing to the Agents under the Senior Finance Documents;

(x)	seventh, in payment pro rata of all accrued and unpaid fees and commissions due to the Lenders under the Senior Finance Documents;

(xi)	eighth, in payment pro rata of all accrued but unpaid interest (including default interest) due under the Facility Agreements and all sums due under the Hedging Agreements;

(xii)	ninth, in payment pro rata of all principal instalments due under the Facility Agreements;

(xiii)	tenth, in payment pro rata of all other amounts owing to the Senior Secured Creditors due and payable under the Senior Finance Documents; and

(xiv)	eleventh, in payment of the surplus (if any) to the Security Agent in accordance with the Deed of Appointment and Priority or to its order, provided that, following the giving of any notice by the Intercreditor Agent pursuant to sub-clause 19.2.2 of Clause 19.2 (Remedies following an Event of Default), the amounts referred to in paragraphs (viii) and (ix) above shall rank pari passu.

33.7	Representations and Warranties
On the Fifth Amendment Signing Date and on the Fifth Amendment Effective Date, each Senior Secured Creditor party hereto represents and warrants to each other Senior Secured Creditor party hereto that:

33.7.1	it is duly organised and validly existing under the laws of the jurisdiction in which it is incorporated;

33.7.2	it has power to enter into and has duly authorised the execution, delivery and performance of this Agreement;

33.7.3	the obligations expressed to be assumed by it hereunder are legal and valid obligations binding on it and enforceable against it in accordance with the terms hereof; and

33.7.4	it is not the beneficiary of any Liens in respect of any Financial Indebtedness owed to it by the Company other than under the Senior Finance Documents.

33.8
The provisions of this Clause 33 (Intercreditor Arrangements) are for the sole benefit of the Senior Secured Creditors and may be waived or amended without the consent or agreement of the Company provided there is no increase in the liability of the Company as a result.

34.	AMENDMENTS AND WAIVERS

34.1	Amendment and waiver of common terms
Subject to Clause 25.6 (Benefit) and to Clause 34.2 (Amendment and waiver of Facility Agreements) to Clause 34.5 (Amendment and Waiver of an Affected Lender Decision) below, any term of, or matter dealt with under, this Agreement and any other Senior Finance Document may be amended, waived or supplemented with the agreement of the Company and/or the other Obligors which are a party to that Senior Finance Document and/or, as the case may be, the Required Lenders.

34.2	Amendment and waiver of Facility Agreements
Subject to Clause 34.3 (Amendment and waiver of Fundamental Terms) and Clause 34.4 (Amendment and waiver affecting Agents) below, any term of, or matter dealt with under, a Facility Agreement may be amended, waived or supplemented with the agreement of the Company and/or, as the case may be, the required Senior Secured Creditors as specified in that Facility Agreement.

34.3	Amendment and waiver of Fundamental Terms

34.3.4
Save as set out in Clause 34.3.4, a Fundamental Term may only be amended or waived by agreement between the Obligors which are a party to the Senior Finance Document which contains that Fundamental Term and each Lender (and, in the case of the provisions referred to in paragraphs (a), (b), (f), (g), (h), (i) and (j) of the definition of "Fundamental Term" in Clause 1.1 (Definitions), each Hedging Counterparty).

34.3.5
An amendment or waiver that has the effect of changing or which relates to (other than as expressly permitted by the provisions of any Senior Finance Document) the nature or scope of the Project Security or the Security (except insofar as it relates to a Disposition of any Property which is the subject of the Security where such Disposition is expressly permitted under this Agreement or any other Senior Finance Document) shall not be made without agreement between the Company, each Lender and each Hedging Counterparty.

34.3.6
An amendment or waiver that has the effect of changing the currency of any fee (or portion thereof) payable under any Senior Finance Document to a Secured Party shall not be made without agreement between the Company and that Secured Party.

34.3.7
For the avoidance of doubt, any amendment, waiver or consent of, or in relation to, any of the provisions referred to paragraph (b) of the definition of "Fundamental Term" in Clause 1.1 (Definitions) that does not have the effect of changing or which does not relate to:

(a)	an extension to the date of payment of any amount under the Senior Finance Documents;

(b)
a reduction in the interest margin applicable to a Lender's participation in an Advance or a reduction in the amount of any payment of principal, interest or fees owing or payable under any Senior Finance Document; or

(c)	a change in currency of payment of any amount under the Senior Finance Document, does not require unanimity among the Lenders and Hedging Counterparties.

34.4	Amendment and waiver affecting Agents
An amendment or waiver of any term of the Senior Finance Documents which relates to the rights and/or obligations of any Agent may not be effected without the prior written consent of that Agent.

34.5	Amendment and Waiver of an Affected Lender Decision
An Affected Lender Decision that relates solely to:

34.5.2	the Term Facility may not be effected without the prior consent of the Company and all of the Term Facility Lenders, and not any other Lenders;

34.5.3
the Revolving Credit Facility (other than any Additional Lender Facility) may not be effected without the prior consent of the Company and all of the Revolving Credit Facility Lenders (excluding any Additional Lenders party to an Additional Lender Facility Agreement providing for a revolving credit facility), and not any other Lenders; or

34.5.4
any Additional Lender Facility may not be effected without the prior consent of the Company and all of the Additional Facility Lenders in respect of that Additional Lender Facility, and not any other Lenders.

35.	COUNTERPARTS
This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

36.	LANGUAGE
The English language shall be the only official and recognised language of this Agreement. If for any reason a translation of this Agreement is required, such translation shall in the event of any dispute be secondary to the original English version which shall take precedence.

37.	GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

38.	JURISDICTION

38.1	Jurisdiction of English courts

38.1.5
The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity) (a "Dispute").

38.1.6	The parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly they shall not argue to the contrary.

38.1.7
This Clause 38.1 is for the benefit of the Senior Secured Creditors only. As a result, no Senior Secured Creditor shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law and the Senior Finance Documents, the Senior Secured Creditors may take concurrent proceedings in any number of jurisdictions.

38.2	Service of process
Without prejudice to any other mode of service allowed under any relevant law, the Company:

38.2.5	irrevocably appoints Law Debenture Corporate Services Limited as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and

38.2.6	agrees that failure by a process agent to notify the Company of the process shall not invalidate the proceedings concerned.

39.	CONFIDENTIALITY
Subject to Clause 40 (Gaming Authorities), each of the Senior Secured Creditors agrees to keep confidential all non-public information of a proprietary or confidential nature provided to it by any Obligor or any Wynn Non-Obligor Subordination Deed Party pursuant to this Agreement provided that nothing herein shall prevent any Senior Secured Creditor from disclosing any such information:

(a)	to any other Senior Secured Creditor, or any Affiliate thereof that is bound by confidentiality obligations;

(b)	to any other Person pursuant to Clause 21.8 (Disclosure of Information) or clause 18.9 (Disclosure of Information by Security Agent) of the Deed of Appointment and Priority;

(c)	to any of its or its Affiliates' employees, directors, agents, auditors, attorneys, accountants and other professional advisors who or that is bound by confidentiality obligations;

(d)	upon the request or demand of any Governmental Authority having jurisdiction over it;

(e)
in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Legal Requirement or the rules of any stock exchange on which the shares or other securities of such Senior Secured Creditor or any Affiliate thereof are listed or by any other competent supervisory or regulatory body;

(f)	if required to do so in connection with any litigation or similar proceeding;

(g)	that has been publicly disclosed other than in breach of this Clause;

(h)	in connection with the exercise of any remedy hereunder or under any other Senior Finance Document;

(i)
to any insurer, insurance broker or other service providers of such Senior Secured Creditor or any of its Affiliates who are under a duty of confidentiality to such Senior Secured Creditor or its Affiliate, as the case may be; or

(j)	to any rating agency or direct or indirect provider of credit protection to such Senior Secured Creditor or any of its Affiliates.
The obligations in this Clause 39 (Confidentiality) are continuing and, in particular, shall survive and remain binding on each Senior Secured Creditor until the earlier of:

(A)
the date that is 12 months after the Final Repayment Date in respect of the Term Facility (or if such Senior Secured Creditor is an Additional Lender, the later of (i) the date that is 12 months after the Final Repayment Date in respect of the Term Facility and (ii) the date that is 12 months after the Final Repayment Date in respect of the Additional Lender Facility in respect of which it is an Additional Lender); and

(B)
the date that is 12 months after the date on which such Senior Secured Creditor ceases to be a Senior Secured Creditor (unless such date falls after the date referred to in paragraph (A) above in respect of such Senior Secured Creditor, in which case, for the avoidance of doubt, the obligations in this Clause 39 (Confidentiality) shall cease to remain binding on the date referred to in paragraph (A) above in respect of such Senior Secured Creditor).

40.	GAMING AUTHORITIES
Each of the Senior Secured Creditors agrees to cooperate, having regard to its internal procedures and policies, with the reasonable requests of any and all gaming authorities in connection with the administration of their regulatory jurisdiction over the Company, any other Obligor or any Wynn Non-Obligor Subordination Deed Party, to the extent not inconsistent with any applicable legal, regulatory or contractual restrictions (including any duties of confidentiality) or the terms of the Senior Finance Documents, provided that the Senior Secured Creditors are indemnified for any cost, loss or liabilities incurred in connection with such cooperation.

41.	WAIVER OF IMMUNITY
The Company irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or any other grounds from:

(a)	suit;

(b)	jurisdiction of any court;

(c)	relief by way of injunction or order for specific performance or recovery of property;

(d)	attachment of its assets (whether before or after judgment); and

(e)
execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

Schedule 1
THE LENDERS AND HEDGING COUNTERPARTIES
Part A
Term Facility Lenders
Bank of China Limited, Macau Branch
Part B
Revolving Credit Facility Lenders
Bank of China Limited, Macau Branch
Part C
Hedging Counterparties
The Bank of Nova Scotia
DBS Bank Ltd.
Schedule 2
CONDITIONS PRECEDENT
Part A

[Not used]

Part B    1
[Not used]

Part B2

(I)	Conditions Precedent to each Advance under the Term Facility and the Revolving Credit Facility on and from the Fifth Amendment Effective Date
In respect of the Advances to be made under the Term Facility and the Revolving Credit Facility on and from the Fifth Amendment Effective Date (as detailed, in respect of the Advances to be made under the Term Facility on the Fifth Amendment Effective Date, in the Completion Memorandum), as set out in Schedule 1 to the Common Terms Agreement Fifth Amendment Agreement, the Term Facility Agreement and the Revolving Credit Facility Agreement (as applicable).

(II)	Conditions Precedent to each Advance under each Additional Lender Facility on and from the Fifth Amendment Effective Date
As set out in the applicable Additional Lender Facility Agreement.

Part B3
[Not used]

Part C
[Not Used]

Part D

[Not Used]

Part E

[Not Used]

Part F

[Not Used]

Part G

[Not Used]

Part H

Upsize Conditions Precedent

1.	Macau SAR approval
Receipt by the Intercreditor Agent of evidence that the Macau SAR government has:

(a)	approved the submission made by the Company to the Macau SAR government on 24 August 2015;

(b)	consented to the incremental increase in the Company's financial indebtedness in respect of the Upsized Amount; and

(c)
confirmed that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (as amended, consolidated, supplemented, novated or replaced from time to time prior to the proposed date on which the Upsize Advance is to be made) continue to apply with respect to such indebtedness in an amount equal to the aggregate USD equivalent of all outstanding Advances and all undrawn Available Commitments of each Lender under the Facilities (excluding any Additional Lender Facility) (the "Upsized Amount"),

together with a legal opinion of the Macanese legal adviser to the Senior Secured Creditors, in respect thereof and in respect of the validity, enforceability, effectiveness and ranking of the Mortgage (as well as confirming the Secured Obligations thereunder also cover the Upsized Amount) in form and substance satisfactory to the Intercreditor Agent, acting reasonably.

2.	Due establishment, authority and certification
In relation to each Obligor, receipt by the Intercreditor Agent of a certificate signed by a duly authorised signatory of that Person and which:

(a)
either (A) attaches a copy of that Person's Governing Documents or (B) certifies that the copy of that Person's Governing Documents (which was previously delivered to the Intercreditor Agent on or about 14 September 2004 or subsequently) remains correct, complete and in full force and effect as at a date no earlier than the date on which the Upsize Advance is to be made;

(b)
attaches a copy of a board resolution or such other equivalent corporate authorisation approving the execution, delivery and performance of the Supplemental Security Documents referred to in paragraph 3 below to which it is a party, the terms and conditions thereof and the transactions contemplated thereby, authorising a named person or persons to sign such Supplemental Security Document and any document to be delivered by that Person pursuant to such Supplemental Security Documents and authorising the signatory of the relevant certificate to sign certificates in connection therewith;

(c)
(in the case of the Company only) certifies that each document listed in this Part H of Schedule 2 and delivered by an Obligor is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date on which the Upsize Advance is to be made; and

(d)
confirms that borrowing, guaranteeing or securing as appropriate, the total commitments of all Lenders in respect of the Term Facility and the Revolving Credit Facility would not cause any borrowing, guarantee, security or similar limit binding on any such Person to be exceeded;

3.	Supplemental Security Documents

(a)	Receipt by the Intercreditor Agent of an original of each of the following documents (each, a "Supplemental Security Document"), in each case duly executed by the parties thereto:

(i)
a Macau law mortgage (ranking after the Mortgage) granted by the Company over Wynn Macau and the Site (but excluding any horizontal property classified as a casino in accordance with article 42 of the Concession Contract) (the "Supplemental Mortgage");

(ii)	an irrevocable power of attorney from the Company in favour of the Security Agent in connection with the Supplemental Mortgage (the "Supplemental Power of Attorney");

(iii)
a Macau law pledge over certain rights derived from the ownership of the shares in the Company and any sale agreement relating to such shares (the "Supplemental Assignment of Company Shareholder Rights");

(iv)	a Macau law pledge over certain rights derived from the ownership of the shares in Palo and any sale agreement relating to such shares (the "Supplemental Assignment of Palo Shareholder Rights");

(v)
an English law security agreement granted by Wynn Asia 2 with respect to the proceeds of any sale of the shares in Wynn International and Wynn Asia 2's rights under any sale agreement relating to such shares (the "Supplemental Wynn International Security Agreement"); and

(vi)
a Hong Kong law security agreement granted by Wynn Holdings with respect to the proceeds of any sale of the shares in Wynn HK and Wynn Holdings' rights under any sale agreement relating to such shares (the "Supplemental Wynn HK Security Agreement"), and any other document entered into which the Intercreditor Agent and the Company agree prior to the date on which the Upsize Advance is made to designate as a Supplemental Security Document or a Senior Finance Document.

(b)
Each Supplemental Security Document has been duly authorised, executed and delivered by such of the Obligors party thereto and (save in respect of any registration required at the Companies House in England and Wales, the Hong Kong Companies Registry, the Conservatória dos Registos Comercial e de Bens Móveis in Macau SAR, the Conservatória do Registo Predial in Macau SAR, the applicable Uniform Commercial Code filing office for local/county, state and federal Uniform Commercial Code filings and the Isle of Man Companies Registry, as applicable, based on the Supplemental Security Document subject to the filing) duly filed, notified, recorded, stamped and registered as necessary.

(c)
All conditions precedent to the effectiveness thereof have been satisfied or waived in accordance with their respective terms and each such Supplemental Security Document (save as provided in paragraph (b)) is in full force and effect accordingly.

4.	Legal opinions
Receipt by the Intercreditor Agent of legal opinions from legal advisers to the Senior Secured Creditors as to:

(a)	Macau law;

(b)	Isle of Man law;

(c)	Cayman Islands law;

(d)	Hong Kong SAR law; and

(e)	English law.

5.	Fees and expenses
Receipt by the Intercreditor Agent of evidence that:

(a)	all taxes, fees and other costs payable in connection with the execution, delivery, filing, recording, stamping and registering of the documents referred to in this Part H of Schedule 2; and

(b)	all fees, costs and expenses due to the Senior Secured Creditors and their advisers under the Senior Finance Documents on or before the date on which the Upsize Advance is made, have been paid or shall be paid (to the extent that such amounts have been duly invoiced) by no later than the date on which the Upsize Advance is made.

6.	Security
Receipt by the Intercreditor Agent of evidence that each Supplemental Security Document has been duly filed, notified, recorded, stamped and (save as provided in paragraph 2(b) above) registered as necessary and all other actions necessary in the reasonable opinion of the Intercreditor Agent or the Security Agent to perfect the Security have been carried out.

7.	Process agents
Where such appointment is required under any Supplemental Security Document referred to in paragraph 2 above, a copy of the process agent's acceptance of its appointment by each applicable Obligor for the acceptance of legal proceedings.

8.	Other documents and evidence

(a)
Evidence of the definitive registration with the Macau Real Estate Registry of the horizontal property comprised in any area of Wynn Macau classified as a casino in accordance with article 42 of the Concession Contract so that the casino area is registered as one unit separate and independent from the horizontal property contained in all the remaining areas of Wynn Macau upon obtaining all Permits required from the Macau SAR for such registration to be made.

(b)
An intercreditor agreement in form and substance satisfactory to the Additional Lender(s) under the relevant Additional Lender Facility Agreement to be entered into and the Required Lenders referred to in paragraph (a) of the definition of "Required Lenders" in Clause 1.1 (Definitions).

(c)
A copy of any other authorisation or other document, opinion or assurance which the Intercreditor Agent (acting reasonably) considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Supplemental Security Document or for the validity and enforceability of any Supplemental Security Document.

Schedule 3
FORM OF ADVANCE REQUEST
To:    [    ] as Intercreditor Agent
[    ] as Term Facility Agent
Date:    [ ]
Dear Sirs,
Advance Request No. [ ]

1.
We refer to the common terms agreement (the "Common Terms Agreement") dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions referred to therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall have the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.

2.	This is an Advance Request given pursuant to Clause 3 (Drawdown of Advances) of the Common Terms Agreement.

3.
We hereby give you notice that, upon the terms and subject to the conditions contained in the Common Terms Agreement and the Facility Agreements, we wish to borrow the following Advances under the following Facilities on [proposed Advance Date] to be applied towards the following purposes:

[USD/HKD] [amount] under [the [Tranche A Facility and Tranche B Facility / Tranche C Facility] of the Term Facility to be applied towards a permitted use under the Term Facility Agreement.

4.	We confirm that:

(i)
the above purposes and Advances comply with the permitted use of the Facilities under the Facility Agreements and Clause 5 (Purpose) of the Common Terms Agreement and that no part of the above Advances shall be applied otherwise than as mentioned in paragraph 3 above;

(ii)	each Advance is required for the purpose specified;

(iii)
each condition specified in Clause 2.2 (Conditions Precedent to each Advance) of the Common Terms Agreement [and sub-paragraph 3.1.3 of Clause 3.1 (Drawdown conditions) of the Common Terms Agreement] is satisfied on the date of this Advance Request; and

(iv)	since the CP Satisfaction Date, no Material Adverse Effect has occurred and is continuing nor could reasonably be expected to occur.

5.	We attach signed but undated receipts for the Advances requested above and hereby authorise the Intercreditor Agent to date such receipts on the date such Advances are made.

6.	The above Advances shall have a [first] Interest Period ending on [date].

7.	The [proceeds/specified amounts] of the above Advances should be credited to, respectively, the following Accounts:
[specify relevant Account and amount]

8.	We further confirm, without any personal liability on the part of our Responsible Officer signing this Advance Request, that:

(i)	no Default is continuing; and

(ii)
the representations and warranties contained in Schedule 4 (Representations and warranties) of the Common Terms Agreement which are repeated by the Company pursuant to Clause 17.2 (Timing) of the Common Terms Agreement are true and correct in all material respects with reference to the facts and circumstances existing on the date of this Advance Request.

Yours faithfully,
___________________________
Name:
Responsible Officer
for and on behalf of
Wynn Resorts (Macau) S.A.
Attachments: [list]

Schedule 4
REPRESENTATIONS AND WARRANTIES

1.	Organization
Each of the Obligors is duly organised or incorporated (as the case may be), validly existing and (if applicable) in good standing under the laws of its jurisdiction of organisation or incorporation (as the case may be) and has all requisite corporate or limited liability company power and authority to:

(a)	carry on its business as now conducted;

(b)	own or hold under lease and operate the Properties it purports to own or hold under lease;

(c)	carry on its business as now being conducted and as now proposed to be conducted in respect of Wynn Macau and the Cotai Project;

(d)	incur the Financial Indebtedness contemplated hereunder; and

(e)	execute, deliver and perform under each of the Transaction Documents to which it is a party and create any Lien on its Property contemplated thereunder.

2.	Authorization; No Conflict

2.1
Each of the Obligors has taken all necessary corporate or limited liability company action, as the case may be, to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Neither the execution, delivery or performance of each Transaction Document to which it is a party nor the consummation of the transactions contemplated thereby:

(a)	by each Obligor does or will contravene the formation or constitutional documents or any other material Legal Requirement then applicable to or binding on each such Obligor; or

(b)
does or will contravene or result in any breach or constitute any default under, or result in or require the creation or imposition of any Lien upon any of the Properties of any Obligor or under any security or agreement or instrument to which any Obligor is a party or by which it or any of its respective properties may be bound, except for Permitted Liens or as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.2
No consent, Permit or filing or other authorization with, notice to or other act by or in respect of, any Governmental Authority or any Person is required in connection with the borrowings under the Senior Finance Documents or with the execution, delivery, performance, validity or enforceability of any of the Transaction Documents, except consents, authorisations, recordings, stampings, filings, registrations and notices described in the definition of "Required Filings" in Clause 1.1 (Definitions).

3.	Legality, Validity and Enforceability

3.1
Each of the Transaction Documents to which any of the Obligors is a party is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity.

3.2	None of the Transaction Documents to which any of the Obligors is a party has been amended or modified except in accordance with this Agreement.

4.	Compliance with Law and Permits
As of the Fifth Amendment Effective Date, each Obligor is in compliance with all Legal Requirements (including Sanctions and Permits) in all material respects and no notices of any material violation of any Permit made or issued by or with a Governmental Authority relating to Wynn Macau or the Cotai Project have been issued, entered or received by any such Obligor (and which violation is continuing). As at the Fifth Amendment Effective Date, all Permits have been obtained or effected (to the extent they are then required) and are in full force and effect. The DICJ Authorisation, when obtained, is the only Permit required from any Governmental Authority in the Macau SAR to authorise the Company to incur the financial indebtedness referred to in the definition of "DICJ Authorisation" in Clause 1.1 (Definitions) and such Permit confirms that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement remain in full force and effect and continue to apply to all of the Security and Project Security that each such agreement purports to cover.

5.	[Not used]

6.	Litigation
There are no pending or, to any Obligor's knowledge, threatened actions, suits, proceedings or investigations of any kind, including actions or proceedings of or before any Governmental Authority, to which any Obligor is a party or is subject, or by which any of them or any of their Properties is bound that, individually or collectively, could reasonably be expected to have a Material Adverse Effect.

7.	Financial Statements
The financial statements of the Obligors, delivered to the Intercreditor Agent pursuant to Clause 2.1 (Conditions Precedent to the CP Satisfaction Date) on or prior to the CP Satisfaction Date, were, and, in the case of financial statements to be delivered after the CP Satisfaction Date pursuant to paragraph 1 of Part A of Schedule 5 (Covenants) hereto, will be prepared in conformity with applicable GAAP and fairly present in all material respects the financial position of the entities described in such financial statements as of the respective dates thereof and the results of operations and cash flows of the entities described therein for each of the periods then ended subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. No such financial statement fails to disclose any material: Guarantee Obligations, contingent liabilities or liabilities for taxes, or any long-term leases or unusual forward or long-term commitments, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, required to be reflected therein.

8.	Security Interests

8.1
As of the Fifth Amendment Effective Date, save in respect of any Excluded Subsidiary or Excluded Project (in respect of which (save for any Excluded Project located on the Cotai Site and assets comprised therein or connected thereto) it is acknowledged that no Senior Secured Creditors have any Lien) and except for the obtaining of any consents or approvals, recording, filing, registration, giving of notice or other similar action as described in the definition of "Required Filings" in Clause 1.1 of this Agreement or Schedule 2 (Conditions Precedent) and paragraph 15 of Part A of Schedule 5 (Covenants) (in the case of Schedule 2 (Conditions Precedent) which Permits, consents, authorisations, registrations, filings and notices have, unless otherwise indicated on such schedule, been obtained or made and are in full force and effect):

(a)
the security interests granted or purported to be granted to the Senior Secured Creditors pursuant to the Security Documents in the Project Security (notwithstanding, without limitation, the Substitution) constitute as to Properties included in the Project Security existing on the date on which this representation is made or deemed to be made or repeated and, with respect to subsequently acquired Properties included in the Project Security, will constitute, a perfected security interest under all applicable law and/or the UCC and grant the Senior Secured Creditors superior priority and rights in respect of the full amount of the Obligations over the rights of any third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, subject to the rights and priorities of Permitted Liens;

(b)
all such action as is necessary has been taken to establish, perfect and maintain the Senior Secured Creditors' rights in and to the Project Security, including any obtaining of consents or approvals, recording, filing, registration, giving of notice or other similar action; and

(c)	each of the Security Documents is effective to create a legal, valid, binding and enforceable security interest in the Project Security described therein and proceeds and products thereof.
Each of the Obligors has properly delivered or caused to be delivered to the Security Agent all Project Security that requires perfection of the Lien and security interest described above by possession.

8.2
As of the Fifth Amendment Effective Date, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (a) the pledge or grant by the Obligors of the Liens purported to be created in favour of the Secured Parties pursuant to any of the Security Documents, or (b) the exercise by the Security Agent, or any of the other Secured Parties of any rights or remedies in respect of any Project Security (whether specifically granted or created pursuant to any of the Security Documents or created or provided for by applicable law), except for registrations, filings, giving of notices or recordings contemplated by paragraph 8.1 of this Schedule 4 or as described in definition of "Required Filings" in Clause 1.1 (Definitions) or Schedule 2 (Conditions Precedent).

8.3
As of the Fifth Amendment Effective Date, except such as may have been filed in favour of the Security Agent as contemplated by paragraph 8.1 of this Schedule 4 or as set forth in Schedule 2 (Conditions Precedent), no effective UCC financing statement, fixture filing or other instrument similar in effect covering all or any part of the Project Security is on file in any filing or recording office in the United States of America or elsewhere.

9.	No Existing Defaults

9.1	No Event of Default has occurred which is continuing.

9.2
None of the Obligors, or, to the Company's knowledge, the Performance Bond Provider or any other Major Project Participant is in default under or with respect to any of its material Contractual Obligations under any of the Transaction Documents to which it is a party, which default (in the case only of a Major Project Participant other than an Obligor) could reasonably be expected to have a Material Adverse Effect.

10.	Taxes

10.1
Each of the Obligors has filed, or caused to be filed, all tax and informational returns that are required to have been filed by it (taking into account any grace periods granted in respect thereof) in any jurisdiction and all such tax and informational returns are correct and complete in all material respects. Each of the Obligors has paid all taxes shown to be due and payable on such returns and all other taxes and assessments payable by it, to the extent the same have become due and payable (other than (a) those taxes that it is contesting in good faith and by appropriate proceedings and (b) those taxes not yet due, provided that with respect to each of sub-paragraph (a) and (b) of this paragraph 10.1, it has established reserves therefor in amounts that are adequate for the payment thereof and are required by applicable GAAP.

10.2
None of the Obligors has incurred any material tax liability in connection with Wynn Macau or the Cotai Project or the other transactions contemplated by the Transaction Documents which has not been disclosed in writing to the Intercreditor Agent, including as disclosed in the financial statements delivered to the Intercreditor Agent under this Agreement.

10.3	There are no Liens for Taxes on any of the Properties of any of the Obligors other than Liens permitted pursuant to paragraph 3(a) of Part B of Schedule 5 (Covenants) hereto.

10.4	The Company is resident only in its jurisdiction of incorporation for Tax purposes.

10.5	It is not required to make any Tax Deduction from any payment it may make under any Senior Finance Document to a Senior Secured Creditor.

11.	Business, Debt, Etc.
The Obligors have not conducted any business other than a Permitted Business and the Substitution. The Obligors have no place of business outside the Macau SAR except (in the case of the Company) as otherwise permitted under Part B of Schedule 5 (Covenants) or, in the case of any other Obligor, outside its jurisdiction of incorporation. No Obligor has any outstanding Financial Indebtedness other than (in the case of the Company) Permitted Financial Indebtedness or (in the case of any other Obligor) as permitted by the Senior Finance Documents to which it is a party.

12.	Environmental Laws

12.1
Each Obligor is in compliance with all applicable material Environmental Laws in all material respects and, so far as it is aware, there are no circumstances that could at any time be reasonably expected to prevent or interfere with such compliance.

12.2
No Environmental Claim has been made which has not been fully discharged, released, satisfied or withdrawn, except for any Environmental Claim that would not have, or would not reasonably be expected to have, a Material Adverse Effect.

12.3	As at the Fifth Amendment Effective Date:

(a)
each Obligor has obtained all Environmental Licences required for the carrying on of its business as currently conducted and has complied with the terms and conditions of such Environmental Licences except where, in each case, the failure to have so obtained or complied would not constitute a Material Adverse Effect; and

(b)
there are no past or present acts, omissions, events or circumstances that would form, or are reasonably likely to form, the basis of any Environmental Claim against any Obligor that in either case would have, or would reasonably be expected to have, a Material Adverse Effect.

12.4
There are, to its knowledge, no circumstances that may prevent or interfere in any material respect with the compliance of each Obligor with the terms and conditions of all Environmental Licenses required for the carrying on of that Obligor's business.

13.	[Not Used]

14.	[Not used]

15.	Sufficiency of Funds
As of the first day of each Fiscal Quarter of the Company and as of each Advance Date, the Company has sufficient Funds to operate its business as it is then conducted and pay its debts when due.

16.	Sufficiency of Interests and Major Project Documents

16.1
The Company (or, prior to a Permitted Cotai Reorganisation and in the case of the Cotai Site, Palo) is the sole legal and beneficial owner of, and has good title to, or has a valid leasehold interest in, the land comprised in the Site and the Cotai Site, and each Obligor has good and valid title to, or a valid license or leasehold interest in, and all appropriate authorisations to use all its Property necessary to conduct its business. None of the Pledged Stock is subject to any Lien except for Permitted Liens.

16.2
Each Major Project Document (excluding any Resort Management Agreements) is in full force and effect, enforceable against the Persons party thereto in accordance with its terms, subject only to bankruptcy and similar laws and principles of equity and except for any such Major Project Document that has expired by its terms.

17.	Intellectual Property
Each Obligor owns, or is licensed to use, all Intellectual Property necessary for the conduct of its business as currently conducted. The use by the Company of the Intellectual Property related to or otherwise associated with the Company's use of the "Wynn" name does not infringe on the rights of any Person. The use by the Company of Intellectual Property other than Intellectual Property related to or otherwise associated with the Company's use of the "Wynn" name, does not infringe on the rights of any Person, except where such infringement, individually or collectively, would not reasonably be expected to have a Material Adverse Effect.

18.	[Not Used]

19.	Fees and Enforcement
Other than amounts that have been paid in full or will have been paid in full by the Fifth Amendment Effective Date, no fees or taxes, including stamp, transaction, registration or similar taxes, are required to be paid for the legality, validity or enforceability of any of the Transaction Documents then in effect.

20.	ERISA

(a)	There are no Plans.

(b)
Assuming that the sources of funds for any credit extended hereunder does not constitute "plan assets" (within the meaning of section 3(42) of ERISA) of any employee benefit plan subject to Title I of ERISA or any plan subject to Section 4975 of the Code, neither the execution of the Transaction Documents nor the consummation of the transactions contemplated thereby will involve a "prohibited transaction" with respect to any such plans within the meaning of section 406 of ERISA or section 4975(c) of the Code which is not exempt under section 408 of ERISA or under section 4975(d) of the Code.

21.	Subsidiaries and Beneficial Interest

21.1	The Company

(a)
As of the Fifth Amendment Effective Date, the Executive Director legally and beneficially owns 20,010 Class A Shares (as defined in the Governing Documents of the Company), representing 10% of the total issued share capital and 10% of the Voting Stock of the Company;

(b)
As of the Fifth Amendment Effective Date, Wynn HK, a company incorporated in the Hong Kong SAR, legally and beneficially owns 102,000 Class B Shares (as defined in the Governing Documents of the Company), representing 51% of the total issued share capital and 51% of the Voting Stock of the Company; and

(c)
As of the Fifth Amendment Effective Date, Wynn International, a company incorporated in the Isle of Man, legally and beneficially owns 78,000 Class C Shares (as defined in the Governing Documents of the Company), representing 39% of the total issued share capital and 39% of the Voting Stock of the Company.

21.2	Wynn HK
As of the Fifth Amendment Effective Date, Wynn Holdings, a company incorporated in the Isle of Man, legally and beneficially owns 99% and beneficially owns 1%, and Wynn International, as nominee of Wynn Holdings, legally owns 1%, of the total issued share capital of Wynn HK.

21.3	Wynn Holdings
As of the Fifth Amendment Effective Date, Wynn International legally and beneficially owns 100% of Wynn Holdings.

21.4	Wynn International
As of the Fifth Amendment Effective Date, Wynn Asia 2, a company incorporated in the Cayman Islands, legally and beneficially owns 100% of the total issued share capital of Wynn International.

21.5	Palo
As of the Fifth Amendment Effective Date, the Company legally and beneficially owns 99.8%, and Wynn International and Wynn HK each legally and beneficially own 0.1%, of the total issued share capital of Palo.

21.6
Save as provided by the Security Documents or the Executive Director Option Agreement or as otherwise permitted by the Senior Finance Documents, there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock issued by any Obligor (other than any Capital Stock in Wynn Asia 2). No Obligor has issued, or authorized the issuance of, any Disqualified Stock.

22.	Labour Disputes and Acts of God

22.1
There are no strikes, lockouts, stoppages, slowdowns or other labour disputes against any Obligor pending or, to the knowledge of each Obligor, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect.

23.	Liens
Except for Permitted Liens, none of the Obligors have secured or agreed to secure any Financial Indebtedness by any Lien upon any of their present or future revenues or other Properties or Capital Stock. None of the Obligors have outstanding any Lien or obligation to create Liens on or with respect to any of their Properties (including, without limitation, revenues), other than Permitted Liens and as provided in the Security Documents.

24.	Title
Save, in the case of any such Property which, pursuant to the Security Documents, is expressed to be subject only to the floating charge granted pursuant to the Floating Charge, to the extent such floating charge has not been consolidated and the absence of such title could not reasonably be expected to have a Material Adverse Effect, each of the Obligors owns and has good, legal and beneficial title to the Property upon which it purports to grant Liens pursuant to the Security Documents, free and clear of all Liens, except Permitted Liens.

25.	[Not Used]

26.	Location of Accounts and Records
The Company's (and each of its Subsidiaries') books of accounts and records are located at the Company's principal place of business in the Macau SAR.

27.	Solvency
Each Obligor is, and after giving effect to:

(a)	the incurrence of all Financial Indebtedness;

(b)	the use of the proceeds of such Financial Indebtedness (including, in the case of the Company, the use of proceeds of Advances made under the Senior Finance Documents); and

(c)	obligations being incurred in connection with the Transaction Documents, will be and will continue to be Solvent.

28.	[Not Used]

29.	No subsidiaries
Save as permitted hereunder, other than Palo, the Company has no subsidiaries and does not legally or beneficially own any Capital Stock in any Person.

30.	Pari Passu
The payment obligations under the Senior Finance Documents of each of the Obligors rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

31.	Insurance
As at the Fifth Amendment Effective Date:

(a)
the Company and Palo are each insured by insurers of recognised financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are each engaged;

(b)
there is no outstanding insured loss or liability incurred by either the Company or Palo which is US$10,000,000 (or its equivalent) or more which is not expected to be covered to the full extent of that loss or liability;

(c)
there has been no non-disclosure, misrepresentation or breach of any term of any material Insurance which would entitle any insurer of that Insurance to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of any Obligor or member of the Group; and

(d)	the Company is not aware of any insurer of any material Insurance being in run-off or having entered into any insolvency proceedings which are still pending or current.

32.	Fiscal Year
The fiscal year of each of the Obligors ends on 31 December of each calendar year.

33.	Accuracy of Information, etc.
As of the Fifth Amendment Signing Date, or, in the case of the Information Memorandum, the date thereof, no statement or information contained in any document, certificate or written statement furnished to any Senior Secured Creditor, by or on behalf of any Obligor for use in connection with the transactions contemplated by any of the Senior Finance Documents, contained (when, in the case of any such document, certificate or written statement, read as a whole with all such documents, certificates and written statements furnished on or prior to the Fifth Amendment Signing Date to such Senior Secured Creditor) any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein or therein not misleading. As of the Fifth Amendment Signing Date, or, in the case of the Information Memorandum, the date thereof, the projections and pro forma financial information contained in the materials referenced above (including the Projections) are based upon good faith estimates and assumptions believed by management of the Obligors to be reasonable at the time made, it being recognized by the Senior Secured Creditors that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount. As of the Fifth Amendment Signing Date, there are no facts known to any Obligor that could, individually or collectively, reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed in the Senior Finance Documents or in any other documents, certificates and written statements furnished to the Senior Secured Creditors for use in connection with the transactions contemplated by the Senior Finance Documents.

34.	Site and Site Easements
The Site, the material Site Easements and the current use thereof comply in all material respects with all applicable Legal Requirements, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

35.	Affiliate Agreements
On the Fifth Amendment Effective Date, each Affiliate Agreement in effect as of the Fifth Amendment Effective Date has been entered into on arm's length terms and for full market value (or better, for the relevant Obligor), in compliance with the Concession Contract and all other applicable Legal Requirements and otherwise in compliance with the terms hereof.

36.	Wynn Asia 2
As of the Fifth Amendment Effective Date, Wynn Asia 2 has not carried on any business other than holding shares in Wynn International, entering into the Senior Finance Documents as a Wynn Obligor, entering into all agreements that are necessary or desirable for the purpose of (i) maintaining its corporate status (including without limitation agreements for the appointment of lawyers and auditors), (ii) the Substitution and (iii) complying with its obligations under the Finance Documents (as defined in the Deed of Appointment and Priority) (including without limitation the appointment of process agents).

37.	[Not Used]

38.	[Not Used]

39.	[Not Used]

40.	Development Account
As of the date of each withdrawal from a Development Account, the Company (and/or Palo, as the case may be) has incurred costs or expended funds on the development of the Cotai Project (or will immediately upon the making of such withdrawal, have expended funds on the development of the Cotai Project) in an amount at least equal to the aggregate amount of all withdrawals from the Development Accounts (other than a withdrawal of funds for the immediate transfer of those funds to another Development Account). For the purposes of this paragraph 40, costs incurred or funds expended on the development of the Cotai Project include, but are not limited to, costs and expenses related to design, development, land acquisition, construction, site preparation, equipping, pre-opening expenses and capitalized interest.

Schedule 5
COVENANTS
Part A
Affirmative Covenants
The Company shall:

1.	Financial Statements - Furnish to the Intercreditor Agent:

(a)
not later than 90 days after the end of each Fiscal Year, a copy of the audited balance sheets (on a consolidated basis) of the Company prepared in accordance with IFRS, as at the end of such Fiscal Year and the related audited statements of income and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by the Auditors and prepared (in the case of the Company) for the Restricted Group only and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary; and

(b)
not later than 45 days after the end of each Fiscal Quarter of each Fiscal Year, the unaudited (on a consolidated basis) balance sheets of the Company prepared in accordance with IFRS, as at the end of such quarter and the related unaudited statements of income and of cash flows for such quarter and the portion of the Fiscal Year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year and prepared (in the case of the Company) for the Restricted Group only and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary.

All such financial statements shall be fair in all material respects (in the case of financial statements delivered pursuant to sub-paragraph (b) of this paragraph 1, subject to normal year-end audit adjustments) and were prepared in accordance with applicable GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such Auditors or Responsible Officer, as the case may be, and disclosed therein).

2.	Certificates; Other Information - Furnish to the Intercreditor Agent:

(a)	concurrently with the delivery of any financial statements pursuant to paragraph 1 of this Part A:

(i)	a certificate of a Responsible Officer of the Company certifying that the statement is fair in all material respects (subject, where relevant, to normal year-end audit adjustments);

(ii)
a certificate of a Responsible Officer of the Company stating that, to the best of each such Responsible Officer's knowledge, the Company during such period has observed or performed all of its material covenants and other agreements, and that such Responsible Officer has obtained no actual knowledge of any Default except as specified in such certificate;

(iii)
when applicable, in the case of quarterly or annual financial statements, a Compliance Certificate containing all information and calculations necessary for determining compliance by the Obligors with the provisions of this Agreement as of the last day of the applicable Fiscal Quarter or Fiscal Year, as the case may be; and

(iv)	in the case of the Company, a list of each of its Accounts; and

(b)
for each calendar month during the period up to and including the first calendar month in which the Cotai Opening Date has occurred, deliver to the Facility Agents and the Intercreditor Agent, within 45 days following the end of the relevant calendar month, a status report for the Cotai Project in reasonable detail.

(c)
no later than March 1 of each Fiscal Year, projections (the "Projections") of the Company and the Restricted Group for such Fiscal Year, including a projected balance sheet of the Company as of the end of such Fiscal Year and the related statements of projected cash flow and profit and loss and the assumptions supporting such Projections and prepared on a consolidated basis for the Restricted Group and without taking account of any contribution from any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary and, no less frequently than quarterly, significant revisions, if any, of such Projections with respect to such Fiscal Year, which Projections shall in each case be accompanied by a certificate of a Responsible Officer of the Company stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect and which such Projections shall demonstrate compliance with paragraph 1 of Part B of this Schedule (and, where applicable pursuant to the other terms of this Agreement, including or, as the case may be, taking into account any Contribution as further contemplated by (and as set out in) paragraph (d) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions));

(d)
promptly, and in any event within ten Business Days after any Major Project Document is terminated (save upon expiration in accordance with its terms) or amended (save in respect of amendments of a purely administrative or mechanical nature which do not, in each case, adversely affect the interests of any of the Secured Parties) or any new Major Project Document is entered into (other than, in each case, any Resort Management Agreement), or upon becoming aware of any material default by any Person or the occurrence of any event under a Major Project Document (other than, in each case, any Resort Management Agreement) which, with the expiry of any grace period, the giving of notice or the making of any determination provided thereunder, or any combination of the foregoing, would give rise to a right to terminate (a "Termination Event"), a written statement describing such event with copies of such amendments or new Major Project Document and, with respect to any such terminations or material defaults, an explanation of any actions being taken by the Company with respect thereto;

(e)
promptly, and in any event within 30 days of the end of each Fiscal Year, deliver to the Intercreditor Agent a certificate certifying that the insurance requirements of paragraph 10 or Part A of Schedule 5 (Covenants) have been implemented and are being complied with;

(f)	[Not used];

(g)
a copy of each written notice which is given under or pursuant to the Concession Contract, the Land Concession Contract or the Cotai Land Concession Contract by the Macau SAR to the Company (other than any administrative or routine notice which could not reasonably be expected to be prejudicial to the interests of the Secured Parties) promptly upon receipt of such notice;

(h)
at the same time as the giving of any written notice under or pursuant to the Concession Contract, the Land Concession Contract or the Cotai Land Concession Contract by the Company to the Macau SAR (other than any administrative or routine notice which could not reasonably be expected to be prejudicial to the interests of the Secured Parties), a copy of such notice; and

(i)	promptly, such additional financial and other information as the Intercreditor Agent may from time to time reasonably request.

3.	[Not used]

4.	[Not used]

5.	[Not used]

6.
Management Letters - Deliver to the Intercreditor Agent a copy of any "management letter" or other similar communication received by the Company or any other Obligor from the Auditors in relation to the Company's or any other Obligor's financial, accounting and other systems, management or accounts.

7.	[Not used]

8.
Payment of Obligations - To the extent not otherwise subject to valid subordination, standstill, intercreditor or similar arrangements, pay, discharge or otherwise satisfy (and ensure each other Obligor shall pay, discharge or otherwise satisfy) at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate (under the circumstances) proceedings and reserves in conformity with applicable GAAP with respect thereto have been provided on the books of the Company (and, where relevant, such other Obligor).

9.	Conduct of Business and Maintenance of Existence, etc.

(a)
Preserve, renew and keep in full force and effect (and ensure each other Obligor shall preserve, renew and keep in full force and effect) its corporate or limited liability company existence and remain a Subsidiary of Wynn Resorts;

(b)
take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary (and ensure each other Obligor shall take all reasonable action to maintain all rights, privileges, franchises, Permits and licenses necessary) in the normal conduct of its business, except to the extent that failure to do so could not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; and

(c)	engage only in the businesses which are Permitted Businesses.

10.	Insurance and Property

10.1	Keep (and ensure each other Obligor shall keep) all material Property and systems useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

10.2	Ensure (and, where applicable, ensure Palo shall ensure) that its or their Insurances:

(a)
are materially consistent with the Insurances in place as at the Fifth Amendment Effective Date, provided that such Insurances may be modified consistent with the availability of coverage in the international insurance market on reasonable commercial terms;

(b)	cover all risks that are required to be insured against under any applicable law or regulation; and

(c)	cover all risks which a prudent owner would insure against (as reasonably determined by the Company).

10.3
Ensure (and, where applicable, procure that Palo will ensure) that the Insurances are with, or it (or, where applicable or as the case may be, Palo) has ultimate recourse in respect of all insured losses under the Insurances to, an insurance company or underwriter which is of international standing and is not a captive insurer which is a member of the Restricted Group or an Obligor.

10.4	Ensure (and procure that each member of the Restricted Group will ensure) that its (and, where applicable, Palo's Insurances):

(d)	insure every tangible asset for its full replacement value (less any deductibles in accordance with the terms of the Insurances); and

(e)	in the case of any other asset or risk, provide cover up to a limit which a prudent owner would buy (as reasonably determined by the Company).

10.5	Ensure (and, where applicable, procure that Palo will ensure) that the Insurances taken out in respect of Wynn Macau and the Cotai Project comply with the following requirements:

(a)
the Company (and, if appropriate or applicable, Palo) must each be insured for its own insurable interest or, where appropriate, jointly insured, and separately from any other insured party, on a basis that:

(i)	any non-disclosure, misrepresentation or breach by or on behalf of any one insured party will not prejudice the cover of any other insured party; and

(ii)	insurers waive any and all rights of subrogation against the Company, any Obligor and any Secured Party;

(b)	the Company and, if appropriate or applicable, Palo must each be entitled to claim directly for any insured loss suffered by it;

(c)
the Company and, if appropriate or applicable, Palo must use reasonable endeavours to ensure that (at each applicable time) its insurance broker delivers a broker's letter of undertaking (substantially in the form delivered to the Intercreditor Agent by the Company prior to the Fifth Amendment Effective Date) on or before the expiry of the previously delivered broker's letter of undertaking, in substantially the same form as that previously delivered;

(d)
the Company and, if appropriate or applicable, Palo must each be free to assign all amounts payable to it under each of its or their Insurances and all its or their rights in connection with those amounts in favour of the Security Agent as agent and trustee for the Secured Parties; and

(e)
no limits of cover purchased under any Insurance are to be capable of being eroded below the limits which a prudent owner would maintain by reason of claims from Persons who are not Palo or the Company.

10.6	Ensure that it will (and, if appropriate or applicable, procure that Palo will):

(a)	promptly pay (or procure payment of) all premiums and do anything which is necessary to keep each of its Insurances in full force and effect for the term of the Insurances;

(b)
not do or allow anything to be done which may (and promptly notify the Intercreditor Agent of any event or circumstance which does or is reasonably likely to) entitle any insurer of any of its Insurances to repudiate, rescind or cancel it or to treat it as avoided in whole or in part or otherwise decline any valid claim under it by or on behalf of the Company or, as the case may be, Palo;

(c)
promptly notify the Intercreditor Agent of any event or occurrence giving rise to any aggregate loss or liability in excess of US$10,000,000 (or its equivalent) in respect of which any member of the Restricted Group is entitled to make one or more claim under any Insurance;

(d)	keep the Intercreditor Agent advised of the progress of any such claim; and

(e)
not compromise or settle any claim for less than the amount claimed without the prior consent of the Intercreditor Agent where the aggregate loss or liability in respect of the event or occurrence concerned is more than US$50,000,000 (or its equivalent).

10.7
Ensure (and, if appropriate or applicable, shall ensure Palo will ensure) that each of the Direct Insurers grants an assignment in favour of the Security Agent on behalf of the Secured Parties, over all of its rights, title and interest in any Reinsurance held from time to time and/or the Reinsurance proceeds (other than relating to any public liability, third party liability or legal liability insurance or any other insurances the proceeds of which are payable to employees of the Company or Palo). Each assignment shall at all times be in the form of the Assignment of Reinsurances dated on or about the date of this Agreement unless otherwise agreed by the Security Agent (acting on the instructions of the Intercreditor Agent).

10.8
Ensure that each such Direct Insurer gives notice to each Reinsurer with whom it has effected such Reinsurance in the form set out in Part 1 of Schedule 2 to the Assignment of Reinsurances and shall procure an acknowledgement from each such Reinsurer in the form set out in Part 2 of Schedule 2 to the Assignment of Reinsurances or such other form reasonably acceptable to the Security Agent.

10.9
For the purposes of this paragraph 10, if the Company or, where applicable, Palo (as the case may be) fails to maintain any contract of insurance which it is required to maintain under this Agreement in respect of Wynn Macau and the Cotai Project, the Intercreditor Agent may purchase the requisite insurance on its behalf. The Company or, where applicable, Palo (as the case may be) must immediately pay the costs and expenses of the Intercreditor Agent or any of its agents incurred in the purchase of that insurance.

10.10	For the purposes of this paragraph 10:

(a)
a "prudent owner" means a prudent owner and operator of any business, and of assets of a type and size, similar in all cases to those owned and operated by (in respect of Wynn Macau) the Company and (in respect of the Cotai Project) the Company and (prior to any Permitted Cotai Reorganisation) Palo in a similar location;

(b)	"replacement value" means the cost of entirely rebuilding, reinstating or replacing the relevant asset if it is completely destroyed, together with all related fees and demolition costs; and

(c)
Insurance (the "new Insurance") shall be on reasonable commercial terms if (without prejudice to any other terms that may be commercially reasonable) the premium payable in respect of the new Insurance is not more than 125 per cent. of the premium paid by the Company or Palo (as the case may be) for the Insurance covering the same risks as the new Insurance in the immediately preceding year.

11.	Inspection of Property; Books and Records; Discussions

(f)	Keep (and ensure each other Obligor shall keep) proper books of records and account in which full, true and correct entries in conformity with applicable GAAP and all Legal Requirements.

(g)
Subject to any Macau Gaming Laws, data protection laws or other applicable Legal Requirements restricting such actions and, where no Event of Default has occurred which is continuing, prior reasonable request and notice, procure (and ensure each other Obligor procures) that each of the Agents or their respective nominees (for purposes of this paragraph (b), each a "Relevant Person") be allowed reasonable rights of inspection and access during normal business hours to the Site, the Cotai Site, the Cotai Project, the Auditors and other Company and Obligor officers, the Company's and each other Obligor's accounting books and records and any other documents relating to the Company or Palo (or their respective businesses or assets) as they may reasonably require, and so as not unreasonably to interfere with the operations of the Company and to take copies of any documents inspected. Any information and documents made available for inspection by a Relevant Person pursuant to this paragraph (b) shall be made available subject to customary confidentiality undertakings being executed by such Relevant Person.

(h)
For all expenditures with respect to which Advances under the Term Loan Facilities are made, the Company shall retain, until at least three years after delivery of the last report specified in paragraph 2(b) of this Part A for the Fiscal Year in which the last Advance was made under the Term Loan Facilities, all records and other documents evidencing such expenditures as are required hereunder to be attached to an Advance Request made in respect of any Term Loan Facility.

12.	Notices - Promptly give notice to the Intercreditor Agent of:

(a)	the occurrence of any Default;

(b)
unless already notified pursuant to paragraph 2(d) of this Part A, any notice of termination (other than expiration in accordance with the terms thereof), any notice of default sent or received by an Obligor or any Termination Event, in each case under any Major Project Document;

(c)
(i) any fact, circumstance, condition or occurrence at, on, or arising from, any of the Site or the Site Easements that results in non-compliance with any Environmental Law that has resulted or could reasonably be expected to result in a Material Adverse Effect or result in any liability for any Senior Secured Creditor, and (ii) any Environmental Claim pending or, to the Company's or any other Obligor's knowledge, threatened against the Company or any other Obligor or, to the Company's or any other Obligor's knowledge, pending or threatened against any contractor or any subcontractor arising in connection with its occupying or conducting operations on or in respect of Wynn Macau, the Cotai Project, the Site or the Site Easements which, in connection with any of the forgoing matters specified in this sub-paragraph (c)(ii), could reasonably be expected to have a Material Adverse Effect or result in any liability for any Senior Secured Creditor;

(d)
any change in the Responsible Officers of the Company or any other Obligor, and such notice shall include a certified specimen signature of any new officer so appointed and, if requested by any Facility Agent or the Intercreditor Agent, evidence of the authority of such new Responsible Officer;

(e)	[Not used]

(f)	[Not used]

(g)	[Not used]

(h)
any (i) default or event of default (or alleged default) by the Company or any other Obligor under any Major Project Document or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any other Obligor and any Governmental Authority, that in either case, could reasonably be expected to have a Material Adverse Effect;

(i)

(i)
within twenty days after the Company receives actual notice of a Proceeding or Proceedings instigated or threatened in writing involving an alleged liability of, or claims against or affecting, the Company, Wynn HK, Wynn International, Wynn Asia 2 or any other Obligor where any such Proceeding has, or may reasonably be expected to have, a Material Adverse Effect; or

(ii)
upon any officer of the Company or any other Obligor obtaining knowledge thereof, the instigation or written threat of any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any other Obligor, or any Property of the Company or any other Obligor (collectively, "Proceedings") not previously disclosed in writing by the Company to the Lenders (including pursuant to paragraph (i)(i) above) that, in any case (i) is reasonably likely to give rise to a Material Adverse Effect or (ii) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions under the Transaction Documents, or any material development in any such Proceeding;

(j)	[Not used]

(k)	[Not used]; and

(l)	any development or event that has had or could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this paragraph shall be accompanied by a statement of a Responsible Officer of the Company setting forth reasonable details of the occurrence referred to therein and stating what action the Company and/or the relevant Obligor proposes to take with respect thereto.

13.	Environmental Laws; Permits

13.1	[Not used]

13.2
Comply (and ensure each other Obligor complies) with all applicable Environmental Laws and Environmental Licences (save for any failure to comply that could not reasonably be expected to have a Material Adverse Effect).

13.3
Provide copies of any notices from any Governmental Agency of non-compliance with any material Environmental Law or Environmental Licence and any notices of any material Environmental Claims to the Intercreditor Agent.

13.4
Deliver to the Intercreditor Agent with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Intercreditor Agent in relation to any matters disclosed pursuant to this paragraph 13.

14.	Hedging
Comply with the Hedging Arrangements and not enter (and ensure no other Obligor enters into) into any other Swap Agreement or derivative transaction other than any Permitted Swap Transaction and the Hedging Arrangements.

15.	Additional Collateral, Discharge of Liens, etc.

15.3
With respect to any Property acquired by the Company or any other Obligor after the Fifth Amendment Signing Date as to which the Senior Secured Creditors do not have a perfected security interest, subject to compliance with applicable Macau Gaming Laws and restrictions on the grant of Liens permitted pursuant to paragraph 3 of Part B of this Schedule, promptly:

(a)
execute and deliver (and ensure each other Obligor executes and delivers) to the Intercreditor Agent such amendments to the Security Documents or execute and deliver such other documents as the Intercreditor Agent, acting reasonably, deems necessary or advisable to grant to the Senior Secured Creditors a security interest in such Property; and

(b)	take all actions necessary or advisable to grant to the Senior Secured Creditors a perfected first priority security interest in such Property (subject to Permitted Liens).
In addition to the foregoing, in the event any such Property acquired after the Fifth Amendment Signing Date consists of land or other Property with respect to which a recording or registration in the real property or other records of an appropriate jurisdiction is required or advisable in order to perfect a security interest therein, promptly (and, in any event, within 30 days following the date of such acquisition):

(i)
execute and deliver (and ensure each other Obligor executes and delivers) a mortgage, substantially in the form of the Mortgage (with such modifications, if any, as are necessary to comply with Legal Requirements that the Security Agent may reasonably request), such mortgage to be recorded in the real property records of the appropriate jurisdiction, or execute and deliver to the Security Agent for recording a supplement to the Mortgage, in either case pursuant to which the Company or other Obligor grants to the Senior Secured Creditors a Lien on such Property subject only to Permitted Liens; and

(ii)
execute and/or deliver (and ensure each other Obligor executes and/or delivers) such other documents or provide such other information in furtherance thereof as the Security Agent may reasonably request, including delivering documents and taking such other actions which would have been required pursuant to Clause 2 (Conditions Precedent) if such Property were part of the Project Security at the CP Satisfaction Date.

15.4	Notwithstanding anything to the contrary in this paragraph 15, sub-paragraph 15.1 shall not apply to:

(i)
any Property created or acquired after the Fifth Amendment Signing Date, as applicable, as to which the Intercreditor Agent has reasonably determined that the collateral value thereof is insufficient to justify the difficulty, time and/or expense of obtaining or maintaining a perfected security interest therein;

(ii)
any Subconcession proceeds or any Property purchased with Subconcession proceeds (which is neither comprised in Wynn Macau or the Cotai Project nor necessary or desirable to ensure the full benefit of Wynn Macau or the Cotai Project to the Company);

(iii)
any works of art, antiquities, precious stones, precious metals or other similar assets (which are not of a type that will become affixed to the Site or, as the case may be, the Cotai Site Facilities such that the removal thereof could reasonably be expected to materially interfere with the ongoing ordinary course of operations of Wynn Macau or, as the case may be, the Cotai Project);

(iv)
any Property comprised in or derived from Resort Management Agreements (which is neither comprised in Wynn Macau or the Cotai Project nor necessary or desirable to ensure the full benefit of Wynn Macau or the Cotai Project to the Company save for amounts received by the Company or another Obligor in respect of any Excluded Project located on the Cotai Site and the entry into or performance of obligations under, any Cotai Resort Management Agreement); or

(v)	stock or other ownership interests in Excluded Subsidiaries and Excluded Projects.

15.5
Notwithstanding anything to the contrary in this paragraph 15 or the Senior Finance Documents, (unless otherwise agreed by the Company and the Intercreditor Agent or the Security Agent) neither the Company nor Palo shall at any time be required to grant any Lien over its rights under any contract for the design, development, construction, operation or maintenance of the Cotai Project entered into between a contractor (or an equipment supplier or a service provider) and the Company or Palo, as the case may be.

15.6
Notwithstanding anything to the contrary in this paragraph 15 or the Senior Finance Documents, the Company shall not (and no Obligor shall) at any time be required to grant, create, incur or assume any Lien over any Property or assets described in and set forth in paragraph 15.2 above.

16.	Use of Proceeds and Revenues

16.1	Use the proceeds of each of the Facilities only for the purposes specified or allowed in this Agreement and the Facility Agreement relating to such Facility.

16.2
Ensure that all of its funds and those of any other Obligor and all other amounts received by it or any other Obligor (other than (i) any Subconcession proceeds or amounts received by the Company or another Obligor in respect of any Excluded Subsidiaries or Excluded Projects or its entry into, or performance of its obligations under, any Resort Management Agreement (but including amounts received by the Company or another Obligor in respect of any Excluded Project located on the Cotai Site and the entry into, or performance of obligations under, any Cotai Resort Management Agreement) and (ii) any Excluded Amounts paid into an Excluded Account) are deposited into any Account or combination of Accounts and otherwise in accordance with the provisions of this Agreement and that it and each other Obligor otherwise complies with Schedule 6 (Accounts).

17.	Compliance with Laws, Major Project Documents, etc.; Permits

17.1
Comply (and ensure that each Obligor, each member of the Group and each Excluded Subsidiary complies) in all material respects with all material Legal Requirements (including, without limitation, all Anti-Terrorism Laws, Money Laundering Laws and Anti-Bribery Laws), and its Governing Documents.

17.2
Comply (and ensure each other Obligor complies), duly and promptly, in all material respects with its material obligations and enforce all of its material rights under all Major Project Documents, except in the case of any Resort Management Agreement, where the failure to comply could not reasonably be expected to threaten the Concession Contract, the Cotai Land Concession Contract or the Land Concession Contract.

17.3
From time to time obtain, maintain, retain, observe, keep in full force and effect and comply (and ensure that each other Obligor and each other member of the Restricted Group complies) in all material respects with the terms, conditions and provisions of all Permits made or issued by or with a Governmental Authority as shall now or hereafter be necessary under applicable laws.

17.4	Comply (and ensure each Obligor complies) with all Legal Requirements related to the Land Concession Contract, the Cotai Land Concession Contract and the Concession Contract.

18.
Pari Passu Ranking - Procure that the obligations of the Company and each other Obligor under the Senior Finance Documents do and shall rank at least pari passu with all its other present and future unsecured and unsubordinated obligations, except for obligations mandatorily preferred by law applying to companies generally.

19.
Further Assurances - From time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as any of the Intercreditor Agent or the Security Agent may reasonably request, for the purposes of implementing or effectuating the provisions of the Senior Finance Documents, or of more fully perfecting or renewing the rights of the Senior Secured Creditors with respect to the Project Security (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other Property acquired after the date of the Senior Finance Documents by the Company or any other Obligor which may be deemed to be part of the Project Security) pursuant to the Senior Finance Documents. Upon the exercise by the Intercreditor Agent, the Security Agent or any other Senior Secured Creditor of any power, right, privilege or remedy pursuant to any of the Senior Finance Documents which requires any consent, approval, notification, registration or authorisation of any Governmental Authority, the Company shall execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that the Intercreditor Agent, the Security Agent or such Senior Secured Creditor may reasonably be required to obtain from the Company or any other Obligor for such governmental consent, approval, notification, registration or authorisation.

20.	[Not used]

21.	[Not used]

22.	Preserving Project Security - Undertake and cause the other Obligors to undertake, all actions which are necessary or appropriate in the reasonable judgment of the Intercreditor Agent to:

(a)	maintain the Senior Secured Creditors' respective security interests under the Security Documents in the Project Security in full force and effect at all times (including the priority thereof); and

(b)
preserve and protect the Project Security and protect and enforce the Company's or, as the case may be, other Obligor's rights and title and the respective rights of the Senior Secured Creditor to the Project Security,

including the making or delivery of all filings and registrations, the payments of fees and other charges, the issuance of supplemental documentation, the discharge of all claims or other liens other than Permitted Liens adversely affecting the respective rights of the Senior Secured Creditors to and under the Project Security and the publication or other delivery of notice to third parties.

23.	[Not used]

24.	Termination of Concession Contract - Notify the Intercreditor Agent promptly upon receiving:

(a)
notice of any formal consultations with the Macau SAR as contemplated by paragraph B1(c) of the Gaming Concession Consent Agreement in relation to any termination and cessation of the Concession Contract (but for the avoidance of doubt not including consultations relating to the potential extension of the Concession Contract);

(b)
notice of any formal consultations with the Macau SAR (i) as contemplated by paragraph C1 of the Land Concession Consent Agreement in relation to any termination or rescission of the Land Concession Contract or (ii) in relation to any termination or rescission of the Cotai Land Concession Contract (but for the avoidance of doubt not including consultations relating to the potential extension of the Land Concession Contract or the Cotai Land Concession Contract);

(c)	any notice from the Macau SAR pursuant to clause 3 of article 80 of the Concession Contract; or

(d)	any notice from the Macau SAR pursuant to clause 4 of article 80 of the Concession Contract, and keep the Intercreditor Agent fully appraised thereof.

25.	[Not used]

26.	Sufficiency of Funds
Ensure that it together with each other Obligor has, at all times, sufficient Funds to operate its business as it is then conducted and pay its debts when due.

27.	Additional Obligors

27.1
Notwithstanding any other provision to the contrary in this Agreement or the other Senior Finance Documents, promptly (and in any case within 30 days of such formation, creation or acquisition) shall ensure that any newly formed, created or acquired (directly or indirectly) Subsidiary (other than any Excluded Subsidiary) of the Company or any other Obligor, agrees to be subject to the obligations under the terms of the Senior Finance Documents and to grant such Liens in respect of its Property as may be required by the terms of the Senior Finance Documents by:

(a)	giving not less than 5 Business Days prior written notice to the Intercreditor Agent (which shall promptly notify the Lenders) of such formation, creation or acquisition;

(b)
the Company confirming that no Default is continuing or would occur as a result of the formation, creation or acquisition of such proposed Subsidiary or as a result of such proposed Subsidiary becoming an Obligor; and

(c)
delivering to the Intercreditor Agent all of the documents and other evidence required by it in relation to the relevant Subsidiary (in form and substance reasonably satisfactory to the Intercreditor Agent), including (without limitation):

(i)	accession by the relevant Subsidiary to the Subordination Deed and the Guarantee; and

(ii)
any other documentation and evidence reasonably required by the Intercreditor Agent to ensure that the relevant Subsidiary makes such representations and warranties and is subject to such obligations under the terms of the Senior Finance Documents and grants such Liens in respect of its Property, in each case on such terms and by such instrument or combination of instruments as the Intercreditor Agent reasonably deems necessary or desirable; and provided that the Intercreditor Agent shall have informed the Company of all such documents and evidence to be required by the Intercreditor Agent within a reasonable time after receiving the notice set forth in paragraph 27.1(a).

27.2
The Intercreditor Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance reasonably satisfactory to it) all the documents and other evidence referred to in paragraph 27.1(c) above.

27.3
Following the giving of any notice pursuant to paragraph 27.2 above, if the accession of such additional Obligor obliges the Intercreditor Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, promptly upon the request of the Intercreditor Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Intercreditor Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Intercreditor Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an additional Obligor.

28.	Cotai Site Excluded Project

28.1
Ensure that to the extent any Excluded Project located on a portion of the Cotai Site is funded by the proceeds of any Advance, such funding is applied solely towards the financing or refinancing of the development costs incurred in relation to such Excluded Project (it being agreed that such development costs include, but are not limited to, costs and expenses related to design, development, land acquisition, construction, site preparation, equipping, pre-opening expenses and capitalized interest).

28.2
Ensure that prior to the earlier of the entry into of any contract for and the commencement of the construction of an Excluded Project on a portion of the Cotai Site, the conditions set out in paragraphs (i) to (iii) (inclusive) of the definition of "Excluded Project" in Clause 1.1 (Definitions) are met and that such conditions continue to be met for the duration of the period during which such Excluded Project remains located on a portion of the Cotai Site.

29.	Executive Director Substitutions
Procure that each of the steps set out in paragraphs (a) to (d) (inclusive) of the definition of "Executive Director Substitution" in Clause 1.1 (Definitions) occurs in relation to any Disposition by an Executive Director of any or all of the Executive Director Shares and that any cancellation of the Existing Executive Director Shares only occurs in connection with an Executive Director Substitution and the issuance of New Executive Director Shares to a New Executive Director.

30.	Wynn Macau and the Cotai Project
Ensure that the Company continues to own and operate Wynn Macau and, after its construction, Palo, (or following a Permitted Cotai Reorganisation, the Company), continues to own and Palo and/or the Company continues to operate the Cotai Project, in each case, as integrated casino resorts.

31.	OFAC

31.1	Ensure that it (and each other Obligor and each member of the Group):

(a)	is not the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury ("OFAC") or any other Sanctions;

(b)
is not located, organised or residing in any Designated Jurisdiction, or participating in or facilitating a transaction or business in a Designated Jurisdiction or, subject to the proviso in sub-paragraph (i) below, involving any Person who is the subject of Sanctions; and

(c)
subject to the proviso in sub-paragraph (ii) below, on the Fifth Amendment Effective Date, none of its directors, officers, agents, employees or affiliates (as defined in Rule 405 under the U.S. Securities Act of 1933, as amended) (a "relevant OFAC person") are the subject of any U.S. sanctions administered by OFAC or any other Sanctions, provided that the Company will not (and no other Obligor will) be in breach of:

(i)	the relevant part of paragraph 31.1(b) above, if the relevant Obligor does not have knowledge or reason to believe that the relevant Person is the subject of Sanctions; or

(ii)
paragraph 31.1(c) above, if the relevant Obligor does not have knowledge or reason to believe that the relevant OFAC person is the subject of U.S. sanctions administered by OFAC or any other Sanctions on the Fifth Amendment Effective Date.

31.2
Ensure that it shall not (and no other Obligor or member of the Group or any Excluded Subsidiary shall) directly or indirectly use the proceeds of the Facilities, or lend, contribute or otherwise make available such proceeds to any other Person, for the purpose of financing the activities of any Person that, at the time of such financing, is the subject of any U.S. sanctions administered by OFAC or any other Sanctions, or in any Designated Jurisdiction.

31.3
Without prejudice to paragraph 31.2 above, ensure that none of its funds or assets (and none of the funds or assets of any other Obligor, any member of the Group or any member of the Excluded Group) which are used to pay any amount due pursuant to this Agreement or any other Senior Finance Document shall constitute funds knowingly obtained from transactions with or relating to Designated Persons or Designated Jurisdiction.

31.4	Ensure that it (and each other Obligor and each member of the Group):

(a)
has in place customary procedures designed to identify if any of its (or any other Obligor's or any member of the Group's) directors, officers and agents, at the time of its engagement with or appointment of such relevant OFAC persons, is the subject of any U.S. sanctions administered by OFAC or any other Sanctions; and

(b)
will terminate its engagement with or appointment of any of its relevant OFAC person promptly upon it or any other Obligor or any member of the Group having knowledge of such relevant OFAC person being the subject of any U.S. sanctions administered by OFAC or any other Sanctions.

32.	FCPA

32.1	Ensure that it (and each other Obligor and each member of the Group):

(a)	does not; and

(b)
subject the proviso at the end of this paragraph, none of its (and each other Obligor's and each member of the Group's) directors, officers, agents, employees or other Persons associated with or acting on behalf of any member of the Group (a "relevant FCPA person") shall, use any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; make any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violate any provision of the U.S. Foreign Corrupt Practices Act of 1977 (the "FCPA") or make any bribe, rebate, payoff, influence payment, kickback or other unlawful payment prohibited under any applicable law or regulation equivalent to the FCPA (such law or regulation, together with the FCPA, being "Anti-Bribery Laws"), provided that (in the case of paragraph (b) above) an Obligor or member of the Group will not be in breach of this paragraph 32.1 if the relevant Obligor or member of the Group does not have knowledge or reason to believe that the relevant FCPA person is engaged in any of the activities set out in this paragraph 32.1.

32.2	Ensure that it (and each other Obligor and each member of the Group):

(a)
has in place customary procedures designed to monitor the engagement by its (and each other Obligor's and each member of the Group's) directors, officers and employees in any of the activities set out in paragraph 32.1 above; and

(b)
will terminate or, if prohibited under applicable law from so terminating, take appropriate remedial or disciplinary action (including, without limitation, promptly relieving such relevant FCPA person of his or her duties and other responsibilities) and commence the termination of (and diligently pursue such action and termination) its (and each other Obligor's and each member of the Group's) engagement with or appointment of any of its (and each other Obligor's and each member of the Group's) relevant FCPA person promptly upon it or any other Obligor or any member of the Group having knowledge that that relevant FCPA person has engaged in any of the activities set out in paragraph 32.1 above.

33.	Money Laundering Laws

33.1	Ensure that:

(c)
it (and each other Obligor and each member of the Group) is in material compliance with all applicable anti-money laundering laws (including but not limited to applicable financial record keeping and reporting requirements and money laundering statutes in Macau, and, to the best of its (and each other Obligor's and each member of the Group's) knowledge and belief, all jurisdictions in which it, each Obligor and each member of the Group conducts business or which are otherwise applicable to it, each other Obligor and each member of the Group) and all applicable rules, regulations and guidelines issued, administered or enforced by any Governmental Authority pursuant to such laws (collectively, "Money Laundering Laws");

(d)
on the Fifth Amendment Effective Date, no action, suit or proceeding by or before any court or Governmental Agency, authority or body or any arbitrator involving any Obligor or any member of the Group with respect to Money Laundering Laws is pending and, subject to the proviso at the end of this paragraph 33.1, no such actions, suits or proceedings are threatened or contemplated; and

(e)	on the date of each Advance Request, there is no such action, suit or proceeding pending which may reasonably be expected to have a Material Adverse Effect.
No Obligor or member of the Group will be in breach of paragraph 33.1(b) in respect of the actions, suits or proceedings referred to therein if the relevant Obligor or member of the Group does not have knowledge of the relevant actions, suits or proceedings on the Fifth Amendment Effective Date.

33.2	Ensure that it (and each other Obligor and member of the Group) is in material compliance with the U.S. International Money Laundering Abatement and the U.S. Terrorism Financing Act of 2001.

34.	Anti-Terrorism Laws

34.1
Subject to the proviso at the end of this paragraph 34.1, it shall ensure that neither it nor any other Obligor or any member of the Group, nor any of its or their respective brokers or other agents acting or benefiting in any capacity in connection with any Advance:

(c)	is in violation of any Anti-Terrorism Law;

(d)	is a Designated Person; or

(e)	is dealing in any property or interest in property blocked pursuant to any Anti-Terrorism Law, provided that Obligor or any member of the Group will not be in breach of this paragraph 34.1 in respect of the circumstances or activities of any brokers or agents of any Obligor or any member of the Group which are restricted under paragraphs 34.1(a) to 34.1(c) above (inclusive) if that Obligor or member of the Group does not have knowledge of the relevant circumstances or activities.

34.2	Ensure that it (and each other Obligor and member of the Group):

(a)
has in place customary procedures designed to identify, at the time of engagement with or appointment of its (and each other Obligor's and member of the Group's) broker or agent acting or benefiting in any capacity in connection with any Advances, if any of the circumstances or activities that are restricted under paragraphs 34.1(a) to 34.1(c) above (inclusive) applies to or is undertaken by such broker or agent; and

(b)
terminates its (and each other Obligor's and member of the Group's) engagement with or appointment of any such broker or agent promptly upon it, any other Obligor or any member of the Group having knowledge that any of the circumstances or activities that are restricted under paragraphs 34.1(a) to 34.1(c) above (inclusive) applies to or is undertaken by that broker or agent.

PART B
Negative Covenants
The Company shall not directly or indirectly:

1.	Financial Condition Covenants

(a)
Leverage Ratio - Permit the Leverage Ratio as at the last day of any period of four full consecutive Fiscal Quarters ending on any Quarterly Date in any Fiscal Year set forth below to exceed the ratio set forth below opposite such Fiscal Year:

Fiscal Year	Leverage Ratio
2015	5.25:1
2016	5.50:1
2017	5.25:1
2018	4.75:1
2019 and thereafter	4.25:1
provided that, for purposes of calculating EBITDA pursuant to this paragraph 1(a) for any period which is less than four full Fiscal Quarters, EBITDA shall be calculated on an annualised basis commencing on the first day following the first full quarter after all conditions precedent set forth in Schedule 1 (Conditions Precedent) to the Common Terms Agreement Fifth Amendment Agreement have been satisfied and the first Advance has been made under the Term Facility.

(b)
Interest Coverage Ratio - Permit the Interest Coverage Ratio for each period of four full consecutive Fiscal Quarters ending on each Quarterly Date in any Fiscal Year to be less than 2.0:1 at any time.

2.	Limitation on Financial Indebtedness

2.1	Create, incur, assume or allow to remain outstanding (or permit any other Obligor to create, incur, assume or allow to remain outstanding) any Financial Indebtedness, except:

(a)
Financial Indebtedness of the Company or Palo created under any Senior Finance Document (other than an Additional Lender Facility Agreement), the Performance Bond Facility, any Shareholder Loan, any Subordinated Debt or any Guarantee Obligations represented by the guarantee required to be issued pursuant to clause 7 of the Land Concession Contract or clause 7 of the Cotai Land Concession Contract;

(b)
Financial Indebtedness of the Company or Palo (including Capital Lease Obligations) secured by Liens permitted by paragraph 3(l) of this Part B provided that any recourse in respect of such Financial Indebtedness is limited solely to the Property secured by such Liens;

(c)
Financial Indebtedness of the Company or Palo in an aggregate principal amount not to exceed USD50,000,000 or its equivalent at any time provided that the provider (or providers) of such Financial Indebtedness do not (in respect of such Financial Indebtedness) have the benefit of any Lien over or in respect of the Project Security (or any part thereof) (save for a Lien referred to in paragraph 3(i) of Part B of Schedule 5 (Covenants) to the extent that such attachment or judgment Lien arises in respect of that Financial Indebtedness above or a Lien referred to in paragraph 3(m) of Part B of Schedule 5 (Covenants));

(d)
Financial Indebtedness of the Company or Palo incurred for the purpose of repaying the balance of the principal amount owing to all Lenders provided the Intercreditor Agent is satisfied that upon the incurrence of such Financial Indebtedness or immediately thereafter the Release Date (without reference to paragraph (b) of the definition of "Release Date" in Clause 1.1 (Definitions)) will occur;

(e)
Financial Indebtedness of the Company or Palo provided that the Leverage Ratio as at the most recent Quarterly Date, if determined on a pro forma basis after giving effect to the creation, assumption or sufferance to exist of such Financial Indebtedness (when taken together with all such other Financial Indebtedness of the Company permitted pursuant to this paragraph 2.1(e) but, for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions)), would not exceed the ratio set forth opposite that Quarterly Date in paragraph 1(a) and further provided that the provider (or providers) of such Financial Indebtedness do not (in respect of such Financial Indebtedness) have the benefit of any Lien over or in respect of the Project Security (or any part thereof) (save for a Lien referred to in paragraph 3(i) of Part B of Schedule 5 (Covenants) to the extent that such attachment or judgment Lien arises in respect of that Financial Indebtedness above or a Lien referred to in paragraph 3(m) of Part B of Schedule 5 (Covenants));

(f)	Financial Indebtedness of the Company, pursuant to one or more Additional Lender Facility Agreements:

(i)	in an aggregate principal amount not to exceed USD1,000,000,000 or its equivalent;

(ii)
on terms no more favourable to any creditor to which such Financial Indebtedness is owed than those to which (i) the Revolving Credit Facility made available pursuant to the Revolving Credit Facility Agreement referred to in paragraph (a) of the definition of "Revolving Credit Facility Agreement" in Clause 1.1 (Definitions) of this Agreement are subject (in respect of any Additional Lender Facility that is a revolving credit facility) or (ii) the Term Facility is subject (in respect of any Additional Lender Facility that is a term loan facility) (provided that such Financial Indebtedness will be tranched as agreed between the Company and all such creditors (A) between US dollars and Hong Kong dollars and (B) further tranched (if required) to address any requirements of any creditor for its participations thereunder to be applied solely to finance costs or other amounts unconnected with the operation of casino games of chance or other forms of gaming);

(iii)
provided (x) each such creditor has executed and delivered to the Intercreditor Agent a duly completed Additional Lender's Accession Deed and Finance Party Accession Undertaking (also executed, in the case of the latter, by the Intercreditor Agent and all parties hereto acting through the Intercreditor Agent for this purpose (the authority for which is hereby conferred on the Intercreditor Agent) and promptly delivered by the Intercreditor Agent to the Security Agent), whereupon, provided the other conditions of this paragraph 2.1(f) have also been satisfied, such creditor shall become a party hereto as an Additional Lender and that creditor and each of the other parties hereto shall assume obligations towards, and acquire rights against, one another accordingly or (y) the Financial Indebtedness is otherwise on terms satisfactory to the Intercreditor Agent concerning the relationship between each creditor and the Senior Secured Creditors, including the exercise of rights against the Company and any other Obligor and the sharing and enforcement of the Security and any other liens over Property of the Company or any other Obligor; and

further provided that it shall be a condition to the making of any Advance under an Additional Lender Facility Agreement that the Company shall, prior to the making of such Advance, procure that (1) evidence that the Macau SAR government has (a) consented to the increase in the Company's financial indebtedness contemplated by the proposed Additional Lender Facility Agreement and (b) confirmed that the Gaming Concession Consent Agreement and the Land Concession Consent Agreement (as amended, consolidated, supplemented, novated or replaced from time to time prior to the proposed date of such Additional Lender Facility Agreement) continue to apply with respect to such financial indebtedness, together with a legal opinion of the Macanese legal adviser to the Senior Secured Creditors, in respect thereof and in respect of the validity, enforceability, effectiveness and ranking of the Mortgage (as well as confirming the Secured Obligations thereunder also cover such Additional Lender Facility) is provided to the Intercreditor Agent (in each case in form and substance satisfactory to the Intercreditor Agent, acting reasonably) and (2) if the evidence contemplated by sub-clause (1)(b) above is not provided, all documents and other evidence listed in paragraphs 2 to 8 (inclusive) of Part H of Schedule 2 (Conditions Precedent) have been provided to the Intercreditor Agent, in each case in form and substance satisfactory to it (and as if references in those paragraphs to "Upsize Advance" were deemed to be references to the "Advance under the Additional Lender Facility");

(g)	Financial Indebtedness of a Wholly Owned Subsidiary of the Company which is an Obligor (a "Subsidiary Obligor") to any other Subsidiary Obligor or to the Company;

(h)	Financial Indebtedness of the Company to any Subsidiary Obligor;

(i)
Guarantee Obligations of the Company or any Obligor incurred, assumed or allowed to remain outstanding with respect to any WML Debt provided that (i) such WML Debt is not secured by any Lien granted by any Obligor or any member of the Group, (ii) such WML Debt does not have any scheduled amortisation prior to the Final Repayment Date of any Facility (as determined: (A) in respect of the Term Facility, as of the Fifth Amendment Effective Date; and (B) in respect of any Additional Lender Facility which provides for a Term Loan Facility, as of the date of that Additional Lender Facility Agreement), (iii) such WML Debt has a stated maturity that extends beyond the later of (A) the Revolving Credit Facility Termination Date (as determined as of the Fifth Amendment Effective Date), (B) the Final Repayment Date of the Term Facility (as determined as of the Fifth Amendment Effective Date), (C) the Final Repayment Date of any Additional Lender Facility which provides for a Term Loan Facility (as determined as of the date of the Additional Lender Facility Agreement); and (D) the final repayment date of any Additional Lender Facility which provides for a revolving credit facility (as determined as of the date of the Additional Lender Facility Agreement), (iv) no Default has occurred and is continuing or could reasonably be expected to occur as a result of incurring, assuming or allowing to remain outstanding such Guarantee Obligations, (v) incurring, assuming or allowing to remain outstanding such Guarantee Obligations does not and could not otherwise reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Finance Documents and (vi) any event of default (howsoever described) in respect of the WML Debt which references or concerns in any way the First Ranking Liabilities (as defined in the Deed of Appointment and Priority), or any part thereof, will only occur on (in respect of non-payment of any of the First Ranking Liabilities) such non-payment event of default occurring as contemplated by Schedule 10 (Events of Default) of this Agreement and (in respect of any other events or circumstances described in Schedule 10 (Events of Default) of this Agreement) will only occur upon the Intercreditor Agent issuing written notice to the Company pursuant to (or taking steps contemplated by) Clause 19.2 (Remedies following an Event of Default) of this Agreement; and

(j)	other Financial Indebtedness approved in writing by the Intercreditor Agent,
(together, "Permitted Financial Indebtedness").

3.	Limitation on Liens
Create, incur, assume or permit to subsist (or permit any other Obligor to create, incur, assume or permit to subsist) any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

(a)
Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company and the relevant Obligor in conformity with applicable GAAP;

(b)
carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceeding (such contest proceedings conclusively operating to stay the sale of any portion of the Project Security on account of such Lien);

(c)
pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation provided that if such pledges are being contested, appropriate reserves (determined in accordance with the applicable GAAP are maintained on the books of the Company and the relevant Obligor;

(d)
deposits by or on behalf of the Company (or the Obligor) to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, appeal bonds and other obligations of a like nature incurred in the ordinary course of business;

(e)
easements, rights-of-way, restrictions, encroachments and other similar encumbrances and other minor defects and irregularities in title, in each case incurred in the ordinary course of business that, in the aggregate, do not materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of the Company (or the Obligor);

(f)	Liens created pursuant to paragraph 15.2 of Part A of this Schedule 5;

(g)	Liens created pursuant to the Security Documents;

(h)
licenses of patents, trademarks and other intellectual property rights granted by the Company (or the Obligor) in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company (or the Obligor);

(i)	any attachment or judgment Lien not constituting an Event of Default;

(j)	Liens in favour of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(k)	any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any Site and Site Easements or the Cotai Site and Cotai Site Easements;

(l)	Liens securing Financial Indebtedness of the Company or Palo incurred pursuant to paragraph 2.1(b) of this Part B to finance the acquisition of fixed or capital assets provided that:

(i)	such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets (or the refinancing of such Financial Indebtedness as otherwise permitted hereunder);

(ii)	such Liens do not at any time encumber any Property other than the Property (and proceeds of the sale or other disposition thereof) financed by such Financial Indebtedness; and

(iii)
the Property financed by such Financial Indebtedness is not of a type that will become affixed to the Site (and/or all or any part of the buildings therein) or the Cotai Site Facilities such that the removal thereof could reasonably be expected to materially interfere with the ongoing ordinary course of operations of Wynn Macau or the Cotai Project;

(m)
Liens on cash deposited with, or held for the account of, the Company or Palo securing reimbursement obligations owing by the Company or Palo and permitted to be incurred by it pursuant to paragraph 2.1(c) above under performance bonds, guaranties, commercial or standby letters of credit, bankers' acceptances or similar instruments or the guarantee required to be issued pursuant to clause 7 of the Land Concession Contract or clause 7 of the Cotai Land Concession Contracts, granted in favour of the issuers of such performance bonds, guaranties, commercial letters of credit or bankers' acceptances, so long as (i) any cash used as security for such reimbursement obligations is invested (if at all) in Permitted Investments only (to the extent the Company or Palo has the right to direct the investment thereof) and is segregated from the Company's or Palo's general cash accounts so that such Liens attach only to such cash and Permitted Investments and (ii) the amount of cash and/or Permitted Investments secured by such Liens does not exceed 110% of the amount of the Financial Indebtedness secured thereby (ignoring any interest earned or paid on such cash and any dividends or distributions declared or paid in respect of such Permitted Investments);

(n)
without prejudice to Schedule 6 (Accounts), Liens arising by reason of any netting or set-off arrangements entered into by the Company or any other Obligor in the normal course of its banking arrangements and the standard account operating procedures of the bank for the purpose of netting debit and credit balances;

(o)
Liens arising under title transfer or retention of title arrangements entered into by the Company or any other Obligor in the normal course of its trading activities on the counterparty's standard or usual terms provided that such arrangements shall be limited to Property of an aggregate value not exceeding USD1,000,000 or its equivalent; and

(p)	other Liens approved in writing by the Intercreditor Agent.

4.	Limitation on Fundamental Changes
Enter (and ensure no other Obligor shall enter) into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except:

(a)	that each of the Company and Palo may dispose of any of its Property in accordance with paragraph 5 of this Part B; and

(b)	for any voluntary liquidation, winding up or dissolution of, or similar action with respect to, Palo after a Permitted Cotai Reorganisation.

5.	Limitation on Disposition of Property
Dispose (and ensure no other Obligor shall dispose) of any of its Property (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or issue or sell any Capital Stock to any Person, except:

(a)
the Disposition for fair market value on arm's length commercial terms in the ordinary course of business of any Property or obsolete or worn out Property or Property no longer used or useful in the business of the Company or the Obligor provided that such Disposition could not reasonably be expected to materially adversely affect Wynn Macau, the Cotai Project or any of the Project Security and either:

(i)
the Net Cash Proceeds from the disposal of all such Property (excluding shares in any Obligor) do not exceed in aggregate an amount equal to USD100,000,000 or its equivalent in any Fiscal Year when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year; or

(ii)
where such Net Cash Proceeds referred to in sub-paragraph (i) above exceed in aggregate an amount equal to USD100,000,000 or its equivalent in any Fiscal Year (when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year), such Net Cash Proceeds are reinvested within 12 months of receipt in assets used by the Company or any other Obligor in the conduct of its Permitted Business at Wynn Macau and/or the Cotai Project (and pending such reinvestment are deposited and retained in an Account) and, if such Net Cash Proceeds are not so reinvested within 12 months of receipt, are applied in mandatory prepayment of the Advances pursuant to paragraph 2 of Schedule 9 (Mandatory Prepayment);

(b)
the Disposition of cash (in each case in transactions otherwise permitted under this Agreement), Investments permitted pursuant to paragraph 8 of this Part B, inventory (in the ordinary course of business), receivables (in connection with the collection thereof and otherwise as customary in business activities of the type conducted by the Company) and cash or non-cash prizes and other complimentary items for customers customary in business activities of the type conducted by the Company;

(c)
the sale or issuance of the Company's or any other Obligor's Capital Stock (other than Disqualified Stock) to its direct Shareholders provided that such Capital Stock is fully paid upon such issuance (or, as the case may be, sale) and is subject to the Liens created under the Company Share Pledge or such other Liens created under the Senior Finance Documents with regard to such other Obligor's Capital Stock;

(d)
the entry into of any leases or licences with respect to any space on or within the Site or the Cotai Site Facilities where the entry into of such leases or licences is not otherwise prohibited by the terms of the Senior Finance Documents or the cancellation of the Existing Executive Director Shares in connection with an Executive Director Substitution and the issuance of New Executive Director Shares to a New Executive Director;

(e)
any Property purchased using the Company's Subconcession proceeds (which is neither comprised in Wynn Macau or the Cotai Project nor necessary or desirable to ensure the full benefit of Wynn Macau or the Cotai Project to the Company);

(f)
any Property associated with an Excluded Subsidiary or Excluded Project (which is neither comprised in Wynn Macau or the Cotai Project (other than, in the case of an Excluded Project on the Cotai Site, the grant of any right or interest to use the Cotai Site pursuant to a Cotai Resort Management Agreement) nor necessary or desirable to ensure the full benefit of Wynn Macau or the Cotai Project to the Company);

(g)
any Property associated with Resort Management Agreements (which is neither comprised in Wynn Macau or the Cotai Project (other than, in the case of an Excluded Project on the Cotai Site, the grant of any right or interest to use the Cotai Site pursuant to a Cotai Resort Management Agreement) nor necessary or desirable to ensure the full benefit of Wynn Macau or the Cotai Project to the Company);

(h)	the incurrence of Liens permitted under paragraph 3 of this Part B;

(i)	any Event of Eminent Domain provided that the requirements of Schedule 9 (Mandatory Prepayment) are complied with in connection therewith;

(j)	subject to compliance with paragraph 17 of this Part B, the Company may enter into Subconcessions;

(k)
any Disposition by the Company to a Subsidiary Obligor or by a Subsidiary Obligor to the Company provided that the requirements of paragraph 15 of Part A of this Schedule 5 are satisfied with respect to the acquisition by the transferee of the Disposed Property;

(l)
the Disposition by Palo to the Company of Palo's interest in the Cotai Site (whether by assignment, novation, transfer or replacement of the Cotai Land Concession Contract or otherwise) and/or Palo's ownership of, or interest in, other assets relating to the Cotai Site and/or the Cotai Project pursuant to a Permitted Cotai Reorganisation provided that the conditions in the proviso in the definition of "Permitted Cotai Reorganisation" in Clause 1.1 (Definitions) are satisfied with respect to the same; or

(m)
any Disposition not falling within any of the preceding sub-paragraphs of this paragraph 5 made with the prior written consent of the Intercreditor Agent (such consent not to be unreasonably withheld).

6.	Limitation on Restricted Payments
6.1

(a)
Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund (and ensure each other Obligor which is a Subsidiary of the Company shall not declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund) for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Company (including any Equity) or such other Obligor, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or such other Obligor;

(a)
enter (and ensure each other Obligor which is a Subsidiary of the Company shall not enter) into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Company or such other Obligor to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock;

(b)
make any repayment of, or pay any interest on or other amount in respect of (and ensure each other Obligor shall not make any repayment of, or pay any interest on or other amount in respect of) the Performance Bond Facility or any other Subordinated Debt (including any Equity) or any WML Debt;

(c)	make any payment of IP Fees;

(d)	make any payment of Corporate Administrative Fees; or

(e)	take any action or make any payment permitted pursuant to, or in connection with any transaction permitted pursuant to, paragraph 10 of this Part B,
(collectively, "Restricted Payments") except (i) to the extent constituting payment of any Restricted Payment by any Subsidiary Obligor to the Company or (ii) the Company and each Obligor may:

(i)
pay dividends, distributions or other payments if (A) permitted under paragraphs 6.2 or 17(d) of this Part B or (B) made using any amounts derived from or under (i) any Resort Management Agreement or (ii) any Excluded Project or Excluded Subsidiary;

(ii)	make payments permitted in accordance with the Deed of Appointment and Priority;

(iii)	pay Approved IP Fees and Approved Corporate Administrative Fees provided that, in each case, no Event of Default has occurred and is continuing or would result from such payment;

(iv)
pay to any of its Affiliates the direct cost incurred by that Affiliate (excluding any internal administration charges, internal handling fees, internal mark-ups or any other internal fees, costs, charges or impositions of a similar nature levied, imposed or charged by that Affiliate) for the acquisition of any assets, or the procurement or any services, to be used by the Company or such Obligor in its Permitted Business at or directly related to Wynn Macau and/or the Cotai Project;

(v)
make dividends, distributions or other payments (including loans or advances), directly or indirectly, for the purpose of paying any amount with respect to WML Debt provided that (i) such payment would not cause the aggregate amount of such payments made pursuant to this paragraph (v) to exceed USD150,000,000 in any Fiscal Year and (ii) had the WML Debt (and any Guarantee Obligations of the Company or Obligors in connection therewith) been incurred immediately prior to the last Quarterly Date to occur before the incurrence of such WML Debt, the Company would, as at that Quarterly Date, still have been in compliance with paragraph 1 of Part B of this Schedule 5 (for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions)); and

(vi)
without prejudice to paragraph 6.2, make any payment (other than a payment permitted pursuant to any of sub-paragraphs (i) to (v) (inclusive) above) pursuant to, or in connection with any transaction permitted pursuant to, paragraph 10 of Part B of this Schedule 5 subject to compliance with applicable Legal Requirements and provided that (A) no Event of Default has occurred and is continuing or would otherwise result from the making of such payment and (B) had such payment been made immediately prior to the most recent Quarterly Date, the Company would, as at that Quarterly Date, still have been in compliance with paragraph 1 of Part B of this Schedule 5 (for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions)).

6.2
At any time after the first Quarterly Date, the Company and each Subsidiary Obligor may declare and/or pay (other than a declaration or payment permitted pursuant to paragraphs 6.1(i)(B), 6.1(ii), 6.1(iii), 6.1(iv) or 6.1(v)) at the times set out in paragraph 6.3 of this Part B by way of dividend or other distribution or make other Restricted Payments, subject to compliance with applicable Legal Requirements and provided that all of the following conditions have been satisfied:

(i)
no Event of Default has occurred and is continuing or might reasonably be expected to occur as a result of the declaration and/or payment of such dividend or other distribution or Restricted Payment; and

(ii)
had such declaration, payment, distribution or other Restricted Payment been made immediately prior to the most recent Quarterly Date, the Company would, as at that Quarterly Date, still have been in compliance with paragraph 1 of Part B of this Schedule 5 (for the avoidance of doubt, subject to paragraph (e) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions)).

6.3
Any payment or making of dividends or other distribution or Restricted Payment under paragraph 6.2 of this Part B may be made once in each Fiscal Quarter (or such other date or with such other frequency as may be agreed by the Intercreditor Agent) provided that where such payment or making of dividends or other distributions or Restricted Payments is proposed to be made in the Fiscal Quarter immediately following the end of the previous Fiscal Year, that payment or making of dividends or other distributions or Restricted Payments shall be made after the date of prepayment of Advances under the Facilities in respect of Excess Cash Flow pursuant to paragraph 4 of Schedule 9 (Mandatory Prepayment).

6.4
The financial ratios set out in paragraph 6.2 of this Part B shall be tested by reference to the financial statements of the Company delivered pursuant to paragraph 1(a) of Part A of this Schedule 5 and/or each Compliance Certificate delivered pursuant to paragraph 2(a) of Part A of this Schedule 5.

7.	[Not used]

8.	Limitation on Investments
Make (and ensure that no other Obligor shall make) any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting an ongoing business from, or make any other investment in, any other Person (all of the foregoing, "Investments"), except:

(a)	Investments by the Company in any of its Wholly Owned Subsidiaries (other than any Excluded Subsidiary) which is an Obligor;

(b)
extensions of trade credit in the ordinary course of business (including, without limitation, advances to patrons of Wynn Macau or the Cotai Project casino and gaming operations consistent with ordinary course gaming operations) provided that such extensions are in compliance with all Legal Requirements;

(c)	Permitted Investments;

(d)	Investments made using any amounts derived from or under (i) the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary;

(e)
Investments in any Excluded Subsidiary or Excluded Project or any third party whose primary business is the development, construction, ownership and operation of hotel resorts and casinos, provided that such Investments are made using amounts which are not required to be applied for any other purpose under or in connection with the Senior Finance Documents;

(f)
loans and advances to employees of the Company or Palo in the ordinary course of business (including, without limitation, for travel, entertainment and relocation expenses) in an aggregate amount not to exceed USD5,000,000 or its equivalent at any one time outstanding;

(g)	Investments consisting of securities received in settlement of debt created in the ordinary course of business and owing to the Company or in satisfaction of judgments;

(h)	acquisition of Advances in connection with a Permitted Loan Repurchase;

(i)	loans and advances permitted under paragraph 6.1(v) of this Part B;

(j)
in addition to Investments otherwise expressly permitted by this paragraph 8, so long as no Default shall have occurred and be continuing or would result therefrom and no Material Adverse Effect shall have occurred and be continuing or would result therefrom, Investments by the Company or any other Obligor in an aggregate amount (valued at cost) not to exceed USD50,000,000 or its equivalent at any one time outstanding;

(k)	Guaranteed Obligations of the Company or any Obligor incurred or assumed or allowed to remain outstanding (in accordance with paragraph 2.1(i) of this Part B with respect to any WML Debt; and

(l)
any Specified Equity Contributions made by way of equity as contemplated by (and, to the extent, and in the manner permitted by) the definition thereof and the definition of "Specified Equity Contributions Conditions", each as set out in Clause 1.1 (Definitions).

9.	Limitation on Optional Payments and Modifications of Governing Documents

(a)
Make or offer to make (and ensure no other Obligor makes or offers to make) any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Financial Indebtedness, or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating the Company to make payments to such Derivatives Counterparty as a result of any change in market value of such Financial Indebtedness, other than (i) the prepayment of (A) Financial Indebtedness incurred under the Senior Finance Documents in accordance with the terms of the Senior Finance Documents, (B) Permitted Financial Indebtedness (excluding any Subordinated Debt) or (ii) Permitted Loan Repurchases or (C) any Subordinated Debt in accordance with the terms of the Subordination Deed; or

(b)
amend or modify, or permit the amendment or modification of (and ensure no other Subsidiary Obligor amends, modifies or permits the amendment or modification of) its Governing Documents in any manner adverse to any of the Secured Parties (other than where such amendment or modification could not reasonably be expected to have a Material Adverse Effect).

10.	Limitation on Transactions with Affiliates
Enter (and ensure that no other Obligor shall enter) into any single transaction, or series of transactions, whether related or not (including, without limitation, any purchase, sale, lease or exchange of Property, the rendering of any service or the payment of any management, advisory or similar fees, the entry into of any contract or the amendment, novation, supplementation, extension or restatement of any existing contract) with any Affiliate of the Company unless:

(a)	the relevant transaction is:

(i)
a genuine commercial transaction on terms that are not less favourable to the Company or applicable Obligor than those that might be obtained at the time in a comparable arm's length transaction with Persons who are not Affiliates of the Company; and

(ii)	is not prohibited by the Listing Rules, or

(b)	the relevant transaction is between the Company and its Wholly Owned Subsidiary (other than any Excluded Subsidiary) which is an Obligor.

11.	Limitation on Sales and Leasebacks
Save as permitted pursuant to paragraph 5 of this Part B, enter (and ensure that no other Obligor shall enter) into any arrangement with any Person providing for the leasing by the Company or such other Obligor as lessee of Property which has been or is to be sold or transferred by the Company or such other Obligor to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such Property or rental obligations of the Company or such other Obligor.

12.	Limitation on Changes in Fiscal Periods
Permit the Fiscal Year of the Company or any other Obligor to end on a day other than December 31 or change the Company's or any other Obligor's method of determining Fiscal Quarters.

13.	Limitation on Negative Pledge Clauses
Enter into any agreement that prohibits or limits the ability (and ensure that no other Obligor enters into any agreement that prohibits or limits the ability) of the Company or any other Obligor to create, incur or assume any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations other than:

(a)	the Senior Finance Documents;

(b)	the Concession Contract;

(c)
any agreements governing any purchase money Liens or Capital Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby and proceeds thereof);

(d)
in connection with WML Debt (provided that the terms of such WML Debt shall not prohibit the creation, incurrence, assumption or subsistence of any Lien in favour of the Secured Parties existing or contemplated under the Senior Finance Documents as such documents are in effect at the time such WML Debt is incurred); and

(e)	as required by applicable Legal Requirements.

14.	Limitation on Lines of Business

(a)	Enter (and ensure that no other Obligor enters) into any business activities, whether directly or indirectly, other than Permitted Businesses.

(b)
Establish (and ensure that no other Obligor establishes) any representative office other than (in the case of the Company) marketing offices or other place of business in a jurisdiction outside the Macau SAR or its place of incorporation unless (in the case of the Company) such office or place of business has been notified to the Intercreditor Agent, the requirements of paragraph 15 of Part A of this Schedule 5 have been satisfied in respect of any Property of the Company which may at any time be located in such jurisdiction within 30 days of such establishment and the Company has taken all such steps as may be required in such jurisdiction to perfect, maintain and protect the Security.

15.	Restrictions on Changes

15.1	Concession Contract, Land Concession Contract, Cotai Land Concession Contract, the Performance Bond Facility Agreement and the Concession Contract Performance Bond
Agree to any amendment to or termination of, or assign, transfer, cancel or waive any of its rights under the Concession Contract, the Land Concession Contract, the Cotai Land Concession Contract, the Performance Bond Facility Agreement or the Concession Contract Performance Bond without obtaining the prior written consent of the Intercreditor Agent (other than: (i) in relation to the Cotai Land Concession Contract, to increase the gross construction area and/or the contract premium payable thereunder provided that, where such increase is contemplated in connection with an Excluded Project located or to be located on the Cotai Site, the entire Cotai Site must remain part of the Project Security and subject to the Cotai Mortgage and there shall be no adverse effect on the validity or enforceability of, or the effectiveness or ranking of any Security as a result of the Excluded Project being located on the Cotai Site and further provided, in each case, that such increase is in accordance with the applicable Macau SAR Legal Requirements and could not reasonably be expected to be prejudicial to the interests of any of the Secured Parties, (ii) any mechanical or administrative amendments or any amendments required by any Macau SAR Governmental Authority of which reasonable prior notice has been given and which could not reasonably be expected to be prejudicial to the interests of any of the Secured Parties, (iii) in relation to the Cotai Land Concession Contract, in connection with a Permitted Cotai Reorganisation and (iv) in relation to the Land Concession Contract, to increase the gross construction area and/or the contract premium payable thereunder provided, in each case, that such increase is in accordance with the applicable Macau SAR Legal Requirements and could not reasonably be expected to be prejudicial to the interests of any of the Secured Parties).

15.2	Other Contracts

(a)
Agree to any amendment to (or variation or supplement of) or waive any of its rights under the IP Agreement where such amendment or waiver changes or has (or could reasonably be expected to have) the effect of changing any of the percentages used in the calculation of the IP Fees in a manner that would increase such IP Fees.

(b)
Directly or indirectly enter into, amend, modify, terminate, supplement or waive a right or permit or consent to the amendment, modification, termination (except expiration in accordance with its terms), supplement or waiver of any of the provisions of, or give any consent or exercise any other discretion under (and ensure that no other Obligor directly or indirectly enters into, amends, modifies, terminates, supplements or waives a right or permits or consents to the amendment, modification, termination (except expiration in accordance with its terms), supplement or waiver of any of the provisions of, or gives any consent or exercises any other discretion under) any Resort Management Agreement unless each claim, interest, liability and right of recourse of any kind of any counterparty to that Resort Management Agreement against or in the Company, Palo or any other member of the Restricted Group or any of their respective assets (including, without limitation, Wynn Macau and the Cotai Project) is and remains at all times limited to an aggregate amount equal to all revenues derived by the Company (or, as the case may be, Palo) in respect of that Excluded Project and any other assets of the Company (or, as the case may be Palo) comprised in that Excluded Project (and which do not form part of and are not necessary to ensure to the Restricted Group the full benefit of Wynn Macau or the Cotai Project).

16.	Limitation on Formation and Acquisition of Subsidiaries
Without the prior written consent of the Intercreditor Agent (such consent not to be unreasonably withheld), form, create or acquire (and ensure that no other Obligor forms, creates or acquires) any direct or indirect Subsidiary other than any Obligor or (in the case of the Company and the Company's Subsidiaries) any Excluded Subsidiary.

17.	Limitation on Subconcessions
Grant or enter into any Subconcession unless:

(a)
no breach of the Concession Contract shall exist and be continuing at the time such Subconcession is granted or entered into or would occur after or as a result of granting or entering into such Subconcession;

(b)
no Event of Default shall exist and be continuing at the time such Subconcession is granted or entered into or would occur after or as a result of granting or entering into such Subconcession (or immediately after any renewal or extension thereof at the option of the Company);

(c)
such Subconcession and any business or other activities carried out pursuant thereto shall be self-contained and shall not adversely affect the operation of Wynn Macau or the Cotai Project (excluding the ability of the Company to grant further Subconcessions), no breach or termination thereof shall result in a breach or an entitlement to terminate the Concession Contract, the Company shall have no responsibility nor any liability, actual or contingent, for the performance by the subconcessionaire of its obligations under or in respect of the Subconcession and, subject to receipt by the Intercreditor Agent of evidence reasonably satisfactory to it, neither the Subconcession nor any business or other activities carried out pursuant thereto could otherwise reasonably be expected to materially interfere with, impair or detract from the operation of Wynn Macau or the Cotai Project or otherwise have a Material Adverse Effect; and

(d)
if any cash or cash proceeds are paid or received in respect of the grant or entry into such Subconcession, it shall first be deposited into an Account and, after deduction and payment therefrom of all Taxes, costs and expenses incurred in connection with such payment, receipt, grant or entry, may thereafter be used, applied, dividended or otherwise distributed by the Company and applied in its discretion (including, subject to compliance with applicable Legal Requirements, to make Restricted Payments) provided that no Default has occurred and is continuing. Notwithstanding any provisions contained in the Senior Finance Documents to the contrary, upon receipt of any funds distributed by the Company in accordance with this paragraph 17 by any Wynn Obligor, such Wynn Obligor shall also be entitled to use, apply, dividend or otherwise distribute such funds in its discretion (subject to compliance with applicable Legal Requirements).

18.	Limitation on Sale or Discount of Receivables
Except as permitted pursuant to paragraph 5(b) of this Part B, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof (and ensure that no other Obligor, directly or indirectly, sells with recourse, or discounts or otherwise sells for less than the face value thereof) any of its notes or accounts receivable other than an assignment for purposes of collection in the ordinary course of business.

19.	Compliance
Use or permit the use of Wynn Macau or the Cotai Project in any manner that could result in such use becoming a non-conforming use under any applicable land use law, rule or regulation that is a Legal Requirement.

20.	[Not used]

21.	Amendment to Transaction Documents
Enter (and ensure that no other Obligor enters) into any agreement (other than the Senior Finance Documents) restricting its ability to amend any of the Transaction Documents where such entry could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Finance Documents

22.	No Other Powers of Attorney
Execute or deliver (and ensure that no other Obligor executes or delivers) any agreement creating any powers of attorney (other than powers of attorney for signatories of documents permitted or contemplated by the Transaction Documents), or similar documents, instruments or agreements, except to the extent such documents, instruments or agreements comprise part of the Security Documents or are required to be executed or delivered in the Company's or such other Obligor's ordinary course of business.

23.	[Not used]

25.	Casino and Gaming Zone Areas
Solely with respect to Wynn Macau (and not the Cotai Project or any Excluded Project), designate any area as a casino or gaming zone unless such designation would not cause the aggregate area which is classified as casino or gaming zones by the Macau SAR to exceed 40,000m2.

26.	Junkets
Enter into or permit to subsist any arrangement with any gaming junket-tour promoters, directors or cooperators unless such Persons and any such arrangement are in compliance with the requirements of the Concession Contract and all other applicable Legal Requirements and the Company shall monitor the activities of such Persons in regard to such arrangements and shall take all necessary or appropriate reasonable measures to ensure such compliance.

27.	[Not used]

Schedule 6
ACCOUNTS

1.	Accounts

1.3	Accounts

(a)
The members of the Restricted Group may (but shall not be required to) maintain in accordance with the requirements of this Schedule 6 and the Senior Finance Documents, operating, disbursement and other accounts (which as of the Fifth Amendment Signing Date comprise of the following bank accounts maintained by the Company):

(i)	an account denominated in US dollars opened in Macau and designated "Term Facility USD Disbursement Account";

(ii)	an account denominated in HK dollars opened in Macau and designated "Term Facility HKD Disbursement Account";

(iii)	an account denominated in US dollars opened in Macau and designated "Project Facility USD Disbursement Account";

(iv)	an account denominated in HK dollars opened in Macau and designated "Project Facility HKD Disbursement Account";

(v)	an account denominated in US dollars opened in Macau and designated "USD Operating Account";

(vi)	an account denominated in HK dollars opened in Macau and designated "HKD Operating Account";

(vii)	an account denominated in Patacas opened in Macau and designated "MOP Operating Account";

(viii)	an account denominated in US dollars opened in Macau and designated "USD Debt Service Account";

(ix)	an account denominated in HK dollars opened in Macau and designated "HKD Debt Service Account";

(x)	an account denominated in US dollars opened in Macau and designated "USD Debt Service Reserve Account";

(xi)	an account denominated in HK dollars opened in Macau and designated "HKD Debt Service Reserve Account";

(xii)	an account denominated in Patacas opened in Macau and designated "Special Gaming Tax Account";

(xiii)
an account denominated in Patacas opened in Macau (being the account referred to in paragraph B6 of the Gaming Concession Consent Agreement) and an account denominated in US dollars opened in Macau, together designated "Compensation Proceeds Account";

(xiv)	an account opened in Macau and designated "Upfront Premium Account"; and

(xv)	an account denominated in HK dollars and an account denominated in Patacas each opened in Macau and designated "Construction Disbursement Account"), in each case, subject to Security under the relevant Senior Finance Documents and each, for the purposes of the Senior Finance Documents, also an Account.

(b)
Notwithstanding the provisions of paragraph (a) above, each Obligor and each member of the Restricted Group shall comply with the provisions of paragraphs 1.1(b) and (c), and paragraphs 1.2 to 3.7 (inclusive) of this Schedule 6 (Accounts) and the provisions of the Facility Agreements in respect of the operation of each Development Account, including (without limitation) any withdrawal therefrom.

(c)
Any member of the Restricted Group may open one or more additional operating, disbursement or other accounts provided that such accounts satisfy the requirements of the definition of "Account" in Clause 1.1 (Definitions).

1.4	Maintenance of Accounts
The Accounts shall, save as otherwise provided by the Charges over Accounts, the Account Bank Notices and Acknowledgements or herein, be maintained by the relevant member of the Restricted Group with the relevant Account Bank in accordance with the Account Bank's usual practice and may from time to time be sub-divided into such sub-accounts as that member of the Restricted Group may reasonably request.

1.5	Restrictions
Each member of the Restricted Group shall maintain each of its Accounts (and shall procure that each other Account is maintained) as a separate account with the relevant Account Bank and:

(a)
none of the restrictions contained in this Schedule on the withdrawal of funds from Accounts shall affect the obligations of any Obligor to make any payments of any nature required to be made to the Senior Secured Creditors on the due date for payment thereof in accordance with any of the Senior Finance Documents; and

(b)	no withdrawal shall be made from any Account if it would cause such account to become overdrawn.

1.6	Credits to Accounts
Save as otherwise provided in any of the Security Documents after enforcement thereof, each member of the Restricted Group shall credit, and shall procure that there is credited, to the Accounts all such amounts as are provided for in this Agreement and ensure that such other credits are made thereto as are required to be made pursuant to any other provision of any other Senior Finance Document.

1.7	Interest
Each amount from time to time standing to the credit of each Account (for the avoidance of doubt excluding amounts for the time being applied in acquiring Permitted Investments) shall bear interest at such rate as may from time to time be agreed between the relevant member of the Restricted Group and the relevant Account Bank, and the relevant member of the Restricted Group shall ensure that such interest is credited to such account at such time or times as may be agreed from time to time between that member of the Restricted Group and the Account Bank or, failing agreement, in arrears on 31 December.

1.8	Payments
Save as otherwise provided in this Agreement or pursuant to the Charges over Accounts, the Account Bank Notices and Acknowledgements or any other relevant Security Document, no party shall be entitled to require any Account Bank to make any payment out of the amount standing to the credit of any Account maintained with it.

1.9	Other Accounts
No member of the Restricted Group will open or maintain any accounts other than:

(i)	the Accounts;

(ii)
any account opened by the Company for the deposit of any amounts derived from or under (i) subject to paragraph 17 of Part B of Schedule 5 (Covenants), the grant of any Subconcession, (ii) any Resort Management Agreement or (iii) any Excluded Project or Excluded Subsidiary; and

(iii)	any Excluded Accounts,
except with the prior approval of the Intercreditor Agent.

2.	Permitted Investments

2.1	Power of Investment
The Company may require, subject as provided in this Agreement, that such part of the amounts outstanding to the credit of any Account as it considers prudent shall be invested from time to time in Permitted Investments in accordance with this paragraph 2.

2.2	Procedure for Investment

2.2.1
Unless held for the account of the Company or other member of the Restricted Group and secured by first ranking fixed charge in favour of the Security Agent pursuant to a Charge over Accounts, the Company shall ensure that all Permitted Investments are made in the name of the Company and secured by a first ranking fixed lien in favour of the Security Agent in such form and on such terms as the Intercreditor Agent may reasonably require.

2.2.2
The Company will at all times seek to match the maturities of the Permitted Investments made out of moneys standing to the credit of an Account having regard to the availability of Permitted Investments which are readily marketable, and shall liquidate (or procure that there are liquidated) Permitted Investments to the extent necessary for the purposes of payment of any amount due under the Senior Finance Documents.

2.2.3
The Company shall ensure that all documents of title or other documentary evidence of ownership with respect to Permitted Investments made out of any Account are held in the possession of or for the benefit of the Security Agent and, if any such document or other evidence comes into the possession or control of the Company or any other Obligor, it shall procure that the same is delivered immediately to the Security Agent.

2.3	Realisation

2.3.1
The Company shall ensure that, whenever any Investment Proceeds or Investment Income is received in respect of a Permitted Investment made from amounts standing to the credit of an Account the Investment Proceeds and the Investment Income are:

(a)	reinvested in further Permitted Investments; or

(b)	paid into the relevant Account from which the Permitted Investment derives

2.3.2
The Company shall give (and shall ensure that each other Obligor gives) directions to the relevant Account Bank under paragraph 2.3.1 of this Schedule 6 and otherwise exercise its rights hereunder in such manner as will ensure compliance with the applicable provisions of the Senior Finance Documents with respect to Accounts, Permitted Investments, Investment Proceeds and Investment Income.

2.4	Non-qualifying criteria
If any Permitted Investment ceases to be a Permitted Investment, the Company will upon becoming aware thereof procure that the relevant investment is replaced by a Permitted Investment or by cash.

2.5	Accounts include Permitted Investments

2.5.1
Subject to sub-paragraph 2.5.2 of this Schedule 6, any reference herein to the balance standing to the credit of one of the Accounts will be deemed to include a reference to the Permitted Investments in which all or part of such balance is for the time being invested. In the event of any dispute as to the value of the credit of an Account pursuant to this paragraph 2.5, that value shall be determined in good faith by the Intercreditor Agent. If the Company so requests, the Intercreditor Agent will give the Company details of the basis and method of that determination.

2.5.2
If the amount standing to the credit of any Account (excluding for this purpose any amount deemed to be included pursuant to sub-paragraph 2.5.1 of this Schedule 6) is insufficient to make a payment under the Senior Finance Documents when due out of such Account, the Security Agent is authorised, in its discretion and without any liability for loss or damage thereby incurred by the Company or any other Obligor, to require the relevant Account Bank or, as the case may be, the Company to sell or otherwise realise, or to enter into any exchange transaction with respect to, (or, as the case may be, to require the Company to ensure any other Obligor so sells or otherwise releases or enters into any exchange transaction) any Permitted Investment concerned with that Account to the extent that the same is, in the opinion of the Intercreditor Agent, necessary for the payment of any amount due under the Senior Finance Documents which could not otherwise be paid out of the cash balance standing to the credit of the relevant Account.

2.6	Information
Commencing with the quarter in which a Permitted Investment is first made on behalf of the Company or any other Obligor, the Company shall, together with any other statement to be provided under this Schedule, ensure the delivery to the Security Agent of a schedule of the investments made, realised or liquidated during the quarter in respect of each Account, in such detail as the Intercreditor Agent may reasonably require.

2.7	No Responsibility
No Senior Secured Creditor will be responsible for any loss, cost or expense suffered by any Obligor in respect of any of its actions or those of any Account Bank in relation to the acquisition, disposal, deposit or delivery of Permitted Investments pursuant to this Agreement save for any such loss, cost or expense directly caused by its gross negligence or wilful misconduct. The Account Banks shall be acting solely for and on behalf of the Company (or the relevant other Obligor) in acquiring, holding or disposing of any Permitted Investment.

3.	General Account Provisions

3.1	Transfers/Withdrawals
Save as otherwise agreed in writing with the Intercreditor Agent, the Company shall ensure that where this Schedule expressly provides for the making of payments to, or withdrawals or transfers from any Account, no other payments to, or, as the case may be, other withdrawals or transfers from, such Account shall be made except as expressly permitted under this Schedule or under the Security Documents.

3.2	Application of Amounts
The Company shall ensure that all amounts withdrawn or transferred from any Account for application in or towards making a specific payment or meeting a specific liability shall be applied in or towards making that payment or meeting that liability, and for no other purpose.

3.3	Default

3.3.1
Notwithstanding any other provisions of this Schedule, at any time following an Enforcement Notice, the Intercreditor Agent may request the Security Agent to give notice to any Account Bank and the relevant member of the Restricted Group in whose name the Account has been opened instructing the Account Bank not to act on the instructions or requests of that member of the Restricted Group in relation to any sums at any such time standing to the credit of any of the Accounts and the Company and that member of the Restricted Group shall procure that the Account Bank shall, in accordance with the Charges over Accounts and the Account Bank Notices and Acknowledgements, not so act and the Company or, as the case may be, any other member of the Restricted Group shall not be entitled (and the Company shall ensure such other member of the Restricted Group is not entitled) to give or make any further such instructions or requests.

3.3.2	Notwithstanding the other provisions of this Agreement, at any time following an Enforcement Notice, the Intercreditor Agent may request the Security Agent to:

(i)
give written notice to any Account Bank (with a copy to the relevant member of the Restricted Group in whose name the Account has been opened) that the Security Agent shall be the sole signatory in relation to the Accounts;

(ii)	apply the credit balances in the Accounts in or towards repayment of the Facilities and such other liabilities of the Obligors as the Intercreditor Agent may elect; and

(iii)	generally use amounts standing to the credit of the Accounts at its discretion in order to discharge the Obligors' obligations under the Transaction Documents, and, pursuant to the Charges over Accounts and the Account Bank Notices and Acknowledgements, the Company and the relevant member of the Restricted Group in whose name the Account has been opened shall procure that the Account Bank so acts and makes such payments accordingly.

3.4	Review of Accounts
The Company and each other member of the Restricted Group irrevocably grants, solely for the purposes of its role as agent of the Senior Secured Creditors hereunder, (and the Company shall ensure each such other member of the Restricted Group shall so grant) the Security Agent or any of its appointed representatives access to review the books and records of the Accounts (and shall irrevocably authorise (and the Company shall ensure each other member of the Restricted Group authorises) each Account Bank to disclose the same to the Security Agent and its appointed representatives) and irrevocably waives (and the Company shall ensure each other member of the Restricted Group so waives) any right of confidentiality which may exist in respect of such books and records solely to the extent necessary to allow disclosure of such books and records to any Senior Secured Creditor and its advisers provided that, to the extent any such right of confidentiality does exist and the information comprised in such books and records is not otherwise in the public domain or required to be notified by the Company or any other member of the Restricted Group or the Account Bank to any of the Senior Secured Creditors and subject to any requirement to disclose any such information pursuant to any Legal Requirement or any other regulatory or stock exchange requirement, any Senior Secured Creditor or adviser to whom such disclosure is made shall undertake to the Company to keep the information comprised therein confidential.

3.5	Statements
The Company and each other member of the Restricted Group shall arrange (and the Company shall ensure each such member of the Restricted Group so arranges) for each Account Bank to provide to the Security Agent, at the latter's request:

(a)	a list of all Accounts maintained with it;

(b)
upon the reasonable request of the Security Agent, in respect of each calendar month, a statement of the balance of and each payment into and from each of the Accounts and the global amount of interest earned on each such Account during the preceding three month period or, if less, since the opening of the relevant Account; and

(c)	such other information concerning the Accounts as the Security Agent may require.

3.6	Waiver of Rights

3.6.1	Waiver of rights by the Company
Save as provided in this Agreement, the Company and each other member of the Restricted Group agrees not to (and the Company shall ensure each other member of Restricted Group does not) exercise any right which it (or such other member of the Restricted Group) may have under any applicable law to direct the transfer of any amount standing to the credit of an Account to the Company or any other member of the Restricted Group or its order or to direct the transfer of any Permitted Investment to the Company or any other member of the Restricted Group or to its order.

3.6.2	Waiver of rights by Account Banks
The Company and each other member of the Restricted Group shall procure (and the Company shall ensure each such other member of the Restricted Group procures) that each Account Bank acknowledges and agrees that each Account and Permitted Investment is the subject of a Lien in favour of the Senior Secured Creditors collectively and acknowledges and agrees that (save, in the case of the Performance Bond Provider, as permitted pursuant to (i) section 2.6 of the Performance Bond Facility Agreement prior to the issuance of an Enforcement Notice) it is not entitled to, and shall undertake not to, claim or exercise any lien, right of set-off, combination of accounts or other right, remedy or security with respect to:

(a)	moneys standing to the credit of such Account or in the course of being credited to it or any earnings; or

(b)	any Permitted Investment.

3.7	Closing of Accounts
The Company and each other member of the Restricted Group may close any Account and instruct each Account Bank to transfer any credit balances on any Account maintained with it provided that all balances standing to the credit of any such Account are transferred before the closure of such Account to another account or combination of accounts provided that each such account satisfies the requirements of the definition of "Account" in Clause 1.1 (Definitions).

Schedule 7
INSURANCE
[NOT USED]
Schedule 8
HEDGING ARRANGEMENTS

1.	The Company shall, no later than 180 days after the Fifth Amendment Effective Date, enter into agreements to the extent necessary to ensure that an amount equal to the higher of:

(b)	at least 30% of the aggregate amount then drawn under the Term Loan Facilities; and

(c)	an equivalent amount of USD750,000,000,
is subject, through interest rate swaps, caps, collars or other products agreed with the Intercreditor Agent, to either a fixed interest rate or interest rate protection for such period as reflects the repayment schedule for such Facility and with a final maturity date of not earlier than 31 July 2017.

2.	No Obligor may enter into any derivative transaction, other than:

(a)	prior to 31 July 2017, Hedging Agreements as contemplated by paragraph 1 above; and

(b)
on and after 31 July 2017, any Permitted Swap Transaction provided that no counterparty to any such Permitted Swap Transaction shall have any Liens or any right to share in the Security or any interest in the Project Security.

3.	Only a Lender or an Affiliate of a Lender may act as a Hedging Counterparty in respect of the Hedging Arrangements required by paragraph 1 above.

4.
The Hedging Agreements are to be on the terms of the 1992 standard International Swap & Dealers Association, Inc. Master Agreement (the "ISDA Master Agreement") and the ISDA Schedule, together with such amendments as are acceptable to the Intercreditor Agent, acting reasonably. All Hedging Agreements for swap transactions will provide for full two way payments (with the Company being a Fixed Rate Payer (as defined in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "2000 Definitions")) and the Hedging Counterparty being a Floating Rate Payer (as defined in the 2000 Definitions)) and the payment measure and payment method for such swap transactions in the event of early termination, whether upon a "Termination Event" or an "Event of Default", shall be "Second Method" and "Market Quotation" respectively. Terms in quotations in this paragraph 4 shall have the meaning ascribed in the ISDA Master Agreement.

5.
The Hedging Counterparties in respect of the Hedging Agreements required pursuant to paragraph 1 above shall have equal security over the assets of the Company with the Senior Secured Creditors in accordance with the terms of this Agreement and the Deed of Appointment and Priority.

6.	[Not used]

7.
In paragraph 8 and paragraph 11 below, "Realised Hedge Loss" means, in relation to a Hedging Counterparty at any time, the amount (if any) payable (but unpaid) by the Company to such Hedging Counterparty under the Hedging Agreement to which such Hedging Counterparty is a party (but excluding any default interest) upon an early termination of any transaction or transactions thereunder which has been terminated in accordance with paragraph 9 below. The amount is to be calculated on a net basis across the transactions under such Hedging Agreement in accordance with the terms of the applicable Hedging Agreement.

8.
Payments due from the Company under the Hedging Agreements, including any Realised Hedge Loss plus any accrued default interest in accordance with paragraph 10 below, shall (save for any such amounts paid by another Obligor) be a Financing Cost.

9.	Except with the prior consent of the Intercreditor Agent acting reasonably, no amendments may be made to a Hedging Agreement to an extent that might reasonably be expected to result in:

(a)	any payment under the Hedging Agreement being required to be made by the Company on any date other than the dates originally provided for in the Hedging Agreement;

(b)	the Company becoming liable to make an additional payment under any Hedging Agreement which liability does not arise from the original provisions of the Hedging Agreement; or

(c)	the Company becoming liable to make any payment under the Hedging Agreement in any currency other than in the currency provided for under the original provisions of the Hedging Agreement.
10.

(a)
The Company may terminate a transaction under a Hedging Agreement prior to its stated maturity only in circumstances provided for in such Hedging Agreement and with the approval of the Intercreditor Agent acting reasonably provided that the approval of the Intercreditor Agent shall not be required in the case of any termination by reason of illegality when the requirements of paragraph 1 above are met following such termination.

(b)	A Hedging Counterparty may terminate a transaction under a Hedging Agreement prior to its stated maturity only in circumstances provided for in such Hedging Agreement.

(c)
Unless a Hedging Counterparty has already exercised such rights in accordance with sub-paragraph (b) above, the Intercreditor Agent may require a Hedging Counterparty to terminate transactions under a Hedging Agreement where a declaration has been made by the Intercreditor Agent pursuant to Clause 19.2.2 (Remedies following an Event of Default).

(d)

(i)
If at any time the aggregate amount of the "Notional Amounts" (as defined in the 2000 Definitions) of all Hedging Agreements and Permitted Swap Transactions at such time are greater than 125% of the principal amounts outstanding under the Term Loan Facilities, the Company shall immediately unwind in order of maturity (unless otherwise agreed by the Intercreditor Agent) sufficient transactions under the Hedging Agreements and Permitted Swap Transactions and pay associated breakage costs on:

(A)	the first Payment Date (as defined in the 2000 Definitions); or

(B)	where the Overhedging Date falls within 5 Business Days (as defined in the relevant Hedging Agreement or Permitted Swap Transaction) prior to such first Payment Date, the second Payment Date, in respect of such transaction immediately succeeding the Overhedging Date, such that the Intercreditor Agent is satisfied that, following such terminations, the aggregate Notional Amounts of all transactions under all Hedging Agreements and Permitted Swap Transactions is not less than 30% and not more than 125% of the principal amounts outstanding under the Term Loan Facilities.

(ii)
For the purposes of the above paragraph, the "Overhedging Date" means any date on which the aggregate Notional Amounts of all Hedging Agreements and Permitted Swap Transactions are greater than 125% of the principal amounts outstanding under the Term Loan Facilities.

11.
In the event that a Hedging Agreement is terminated and the Company fails to pay any Realised Hedge Loss, such Realised Hedge Loss shall comprise an Unpaid Sum and interest shall accrue in respect thereof accordingly.

APPENDIX 1
FORM OF HEDGING COUNTERPARTY'S DEED OF ACCESSION
THIS DEED dated [ ] is supplemental to (i) a common terms agreement (the "Common Terms Agreement") dated 14 September 2004 between Wynn Resorts (Macau) S.A. as Company and the Senior Secured Creditors (as defined therein) and (ii) each of the Security Documents as defined in the Common Terms Agreement to which the Senior Secured Creditors are expressed to be party (the "Security Documents").
Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.
[name of new Hedging Counterparty] (the "New Hedging Counterparty") of [address] hereby agrees with each other Person who is or who becomes a party to the Common Terms Agreement that with effect on and from the date of this Deed it shall be bound by the Common Terms Agreement and be entitled to exercise rights and be subject to obligations thereunder as a Hedging Counterparty.
The New Hedging Counterparty hereto agrees with each other Person who is or who becomes a party to the Security Documents that with effect on and from the date of this Deed it shall be bound by each of the Security Documents and be entitled to exercise rights and be subject to obligations thereunder as a Senior Secured Creditor.
The initial telephone number, fax number, address and person designated by the New Hedging Counterparty for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:
[ ]
This Deed is governed by and shall be construed in accordance with English law.
Executed as a deed by        )
[insert name of New Hedging    )
Counterparty and execution     )
clause appropriate thereto    )
and to manner of execution]    )

Schedule 9
MANDATORY PREPAYMENT

2.
To the extent that any Equity Issuance Proceeds are received by (or paid to the order of) the Company or any other Obligor, the Company shall ensure that an amount equal to the amount of such Equity Issuance Proceeds (excluding any such Equity Issuance Proceeds derived from any Equity to the extent such Equity is required or permitted under this Agreement to fund the design, development, construction, ownership, operation, maintenance or refurbishment of Wynn Macau or the Cotai Project or, for the avoidance of doubt, any Specified Equity Contributions) shall be applied on the next Interest Payment Date after such receipt (or payment) towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) and, pending such application, shall be deposited and retained in an Account.

3.
With respect to the Net Cash Proceeds from any Asset Sale (where such Net Cash Proceeds exceed in aggregate an amount equal to USD100,000,000 or its equivalent in any Fiscal Year when taken together with any other Net Cash Proceeds received by the Company or any other Obligor in respect of any Asset Sale in that Fiscal Year) made by the Company or any other Obligor as to which the Company or any other Obligor has not re-invested such Net Cash Proceeds within 12 months of receipt in assets used by the Company or any other Obligor in the conduct of its Permitted Business at Wynn Macau and/or the Cotai Project, such Net Cash Proceeds shall be applied on the next Interest Payment Date after the date falling 12 months from the date of receipt towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) and, pending such application, shall be deposited and retained in an Account.

4.	On the next Interest Payment Date following the date on which the Company or any other Obligor receives:

(a)	any Termination Proceeds; or

(b)	any Eminent Domain Proceeds which, when taken together with all other Eminent Domain Proceeds received, exceed, in aggregate, USD1,000,000 or its equivalent, the Company shall ensure that such proceeds are applied towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) and, pending such application, shall be deposited and retained in an Account.

5.
If, for any Fiscal Year for which any payment in respect of Excess Cash Flow is required to be made and for which there shall be Excess Cash Flow, the Company shall apply the ECF Percentage of such Excess Cash Flow towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment). Each such prepayment shall be made on the next Interest Payment Date following the earlier of:

(a)
the date on which the financial statements of the Company referred to in paragraph 1 of Part A of Schedule 5 (Covenants), for the Fiscal Year with respect to which such prepayment is made, are required to be delivered to the Lenders; and

(b)	the date such financial statements are actually delivered,
and, pending such application, shall be deposited and retained in an Account.

6.
An amount equal to any Insurance Proceeds (other than those received by the Company or any other Obligor for any single loss or series of related losses not in excess of USD50,000,000 or its equivalent) shall be applied to the prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) on the next Interest Payment Date falling not less than 30 days after the Company's or Obligor's receipt of such Insurance Proceeds, unless each of the following conditions are satisfied or waived by the Intercreditor Agent within such 30 day period, in which event such amounts shall be applied to the repair or restoration of Wynn Macau or the Cotai Project, as appropriate:

(a)	the damage or destruction does not constitute the destruction of all or substantially all of Wynn Macau or the Cotai Project, as the case may be;

(b)
an Event of Default has not occurred and is continuing (other than an Event of Default resulting solely from such damage or destruction) and after giving effect to any proposed repair and restoration, no Event of Default will result from such damage or destruction or proposed repair and restoration;

(c)
the Company certifies that repair or restoration of Wynn Macau or the Cotai Project, as the case may be, to a condition substantially similar to its condition immediately prior to the event or events to which the relevant Insurance Proceeds relate, is technically and economically feasible within a 12 month period;

(d)
the Company delivers to the Intercreditor Agent a plan (the "Repair Plan") describing the nature of the repairs or restoration to be effected and the anticipated costs and schedule associated therewith; and

(e)
the Company certifies that (A) the Company has sufficient funds to achieve construction completion of Wynn Macau or the Cotai Project, as the case may be, to operate its business as it is then conducted and pay its debts when due and (B) a sufficient amount of funds is or will be available to the Company to make all payments on Financial Indebtedness which will become due during and following the repair period and, in any event, to maintain compliance with the covenants set forth in paragraph 1 of Part B of Schedule 5 (Covenants) during such repair period (and including or, as the case may be, taking into account any Contribution as further contemplated by (and as set out in) paragraph (d) of the definition of "Specified Equity Contribution Conditions" in Clause 1.1 (Definitions)),

and, pending such application, such amount shall be deposited and retained in an Account.
The Company shall procure that all such repair and restoration of Wynn Macau or the Cotai Project (as the case may be):

(a)	is diligently pursued and promptly completed; and

(b)	does not materially prejudice or adversely affect the interests of the Senior Secured Creditors hereunder or under the applicable Project Security or the Security.
After Insurance Proceeds have been applied to the repair or restoration of Wynn Macau or the Cotai Project, as the case may be, as provided in this Agreement, any excess Insurance Proceeds shall be applied on the next Interest Payment Date thereafter to the prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment).

7.	[Not used.]

8.
If all or substantially all of Wynn Macau or the Cotai Project is lost, damaged or destroyed or declared by any relevant Insurer to be a constructive total loss, the Company shall prepay and cancel the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) and prepay all other amounts outstanding under the Senior Finance Documents within 90 days or, if earlier, upon receipt of Insurance Proceeds in respect of such loss, damage, destruction or declaration.

9.
On the next Interest Payment Date following the date on which the Company or any other Obligor receives any Claim Proceeds in relation to a Major Project Document (other than a Resort Management Agreement that is not a Cotai Resort Management Agreement), the Company shall apply an amount equal to such proceeds towards prepayment and cancellation of the Facilities in accordance with Clause 8.3 (Mandatory Prepayment) and, pending such application, shall deposit and retain such proceeds in an Account.

Schedule 10
EVENTS OF DEFAULT

(a)	(i) The Company shall have failed to pay any principal of any Advance when due in accordance with the terms of the relevant Facility Agreement; or

(i)	the Company shall have failed to pay any interest on any Advance within 5 days after any such interest becomes due in accordance with the terms of the relevant Senior Finance Document; or

(ii)
any other Obligor or a Wynn Non-Obligor Subordination Deed Party shall have failed to pay any other amount payable under any Senior Finance Document within 10 days after any such other amount becomes due in accordance with the terms of the relevant Senior Finance Document or in the event that any such other amount becomes due without a notice being given to the relevant Obligor, 10 days after notice to the relevant Obligor of the non-payment of such amount.

(b)
Any representation or warranty made or deemed made by any Obligor or a Wynn Non Obligor Subordination Deed Party in any Senior Finance Document to which it is a party or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with any Senior Finance Document shall prove to have been incorrect in any material respect (or, in the case of the representations and warranties set out in paragraphs 21.1, 21.2 and 21.3 of Schedule 4 (Representations and Warranties), in any respect) on or as of the date made or deemed made, and, in the case of an Obligor (other than the Company or a Wynn Obligor) or a Wynn Non-Obligor Subordination Deed Party, such event, could reasonably be expected to give rise to a Material Adverse Effect, provided that no Event of Default under this paragraph (b) will occur if the misrepresentation is capable of remedy and remedied within 30 days of the earlier to occur of (i) the Intercreditor Agent giving notice of such misrepresentation to the relevant Obligor or Wynn Non Obligor Subordination Deed Party (as the case may be) and (ii) the relevant Obligor or Wynn Non Obligor Subordination Deed Party (as the case may be) becoming aware of such misrepresentation.

(c)	The Company shall default in the observance or performance of:

(i)
paragraph 12(a) of Part A of Schedule 5 (Covenants) and, other than in respect of a Default arising by reason of paragraphs (v), (w) or (z) of Schedule 10 (Events of Default), such default shall continue unremedied for a period of 30 days;

(ii)	paragraph 12(b) of Part A of Schedule 5 (Covenants) in so far as it relates to the Concession Contract or the Land Concession Contract;

(iii)	paragraph 24 of Part A of Schedule 5 (Covenants);

(iv)	paragraph 1 of Part B of Schedule 5 (Covenants) and such default shall continue unremedied for a period of 5 days; or

(v)	[Not used].

(d)
Any Obligor or the Performance Bond Provider (or a Wynn Non-Obligor Subordination Deed Party) shall default in the observance or performance of any other covenant or agreement contained in any Senior Finance Document to which it is a party (other than as provided in paragraphs (a) through (c) of this Schedule), and such default shall continue unremedied for a period of 30 days or, provided the relevant Obligor or the Performance Bond Provider (or Wynn Non-Obligor Subordination Deed Party) is diligently pursuing action to remedy the default and it is of a nature that it is capable of being remedied, 60 days after the earlier of:

(i)	the Company or such Obligor (or such Wynn Non-Obligor Subordination Deed Party) becoming aware of such default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such default.

(e)
Save where paragraph (a) of this Schedule applies, the Company or any other Obligor (or, in relation to any Financial Indebtedness that is Guaranteed WML Debt, WML or any Obligor that has incurred, assumed or allowed to remain outstanding any Guarantee Obligation with respect to such Guaranteed WML Debt) shall:

(i)
default in making any payment of any principal of any Financial Indebtedness (including, without limitation, any Guarantee Obligation, but excluding the Advances) on the scheduled due date with respect thereto;

(ii)
default in making any payment of any interest on any such Financial Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created; or

(iii)
default in the observance or performance of any other agreement or condition relating to any such Financial Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition (or any declaration by the holder of such Financial Indebtedness by reason thereof) is to cause immediately such Financial Indebtedness to become due prior to its stated maturity or (in the case of any such Financial Indebtedness constituting a Guarantee Obligation) to become payable, provided that a default event or condition described in sub-paragraphs (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute a Default or Event of Default unless, at such time, the aggregate amount of the default in the principal payment in the case of sub-paragraph (i), the default in the interest payment in the case of sub-paragraph (ii) and the amount accelerated in the case of sub-paragraph (iii) of this paragraph (e) exceeds USD25,000,000 or its equivalent in the case of the Company and the other Obligors taken as a whole (or, where such default event or condition relates to Financial Indebtedness that is Guaranteed WML Debt, WML and any Obligors that have incurred, assumed or allowed to remain outstanding any Guarantee Obligation with respect to such Guaranteed WML Debt taken as a whole).

(f)
(i)    Any Obligor or the Performance Bond Provider shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, (x) seeking to have an order for relief entered with respect to itself, or seeking to adjudicate itself a bankrupt or insolvent, or (y) seeking reorganization, administration, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to itself or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for itself or for all or any substantial part of its assets, or any Obligor or the Performance Bond Provider shall make a general assignment for the benefit of its creditors, but excluding in the case of sub-paragraph (A)(y) any voluntary liquidation, winding-up or dissolution of, or similar action with respect to, Palo after a Permitted Cotai Reorganisation;

(i)
there shall be commenced against any Obligor or the Performance Bond Provider any case, proceeding or other action of a nature referred to in sub-paragraph (i) above that (A) results in the entry of an order for relief as specified in sub-paragraph (i)(A) or (i)(B) above or any such adjudication or appointment and (B) where such order, adjudication or appointment may under applicable law be dismissed, discharged or bonded, remains undismissed, undischarged or unbonded for a period of 60 days (or such shorter period as may be specified pursuant to any applicable law);

(ii)
there shall be commenced against any Obligor or the Performance Bond Provider any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief and such order shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

(iii)	any Obligor or the Performance Bond Provider shall consent to, approve, or acquiesce in, any of the acts set forth in sub-paragraphs (i), (ii) or (iii) above; or

(iv)	any Obligor or the Performance Bond Provider shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, provided that no Event of Default shall be deemed to have occurred under this paragraph (f) as a result of any such action, event of condition by, against or concerning the Performance Bond Provider if:

(v)
immediately upon (and, in any event, no more than five Business Days after) becoming aware or receiving notice thereof, the Company gives notice to the Intercreditor Agent of its intention to replace the Performance Bond Provider; and

(vi)
within 60 days (or such shorter period as may be required pursuant to the Concession Contract) after such action, event or condition has occurred, the Company shall have made application to the Macau SAR for a replacement Performance Bond Provider who is acceptable to the Intercreditor Agent, acting reasonably.

(g)	[Not used]

(h)
One or more judgments or decrees shall be entered against the Company or any other Obligor involving for the Company and the other Obligors taken as a whole a liability (not paid or covered by insurance) of USD50,000,000 or its equivalent or more, and all such judgments or decrees, in either case, shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof.

(i)
Any of the Senior Finance Documents shall cease, for any reason (other than pursuant to the terms thereof or, in respect of any Palo Security Document, as a result of the matters contemplated by Clause 18.3.4(a) (Permitted Cotai Reorganisation; Release of Palo Security) of this Agreement following a Permitted Cotai Reorganisation), to be in full force and effect, or any Obligor (or a Wynn Non Obligor Subordination Deed Party, in respect of the Subordination Deed only) shall in writing to any Senior Secured Creditor in the event that any Senior Secured Creditor is seeking to exercise its rights or in any Proceedings so assert, or any Lien created or acknowledged by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created or acknowledged thereby.

(j)
The Company or any other Obligor shall breach or default under in any material respect any material term, condition, provision, covenant, representation or warranty contained in any Major Project Document (other than as set forth in the proviso at the end of this paragraph (j)) and such breach or default shall continue unremedied for 30 or, save in the case of any payment default, provided the Company or such Obligor is diligently pursuing action to remedy the default and it is of a nature that is capable of being remedied, 60 days after the earlier of:

(i)	the Company or such Obligor becoming aware of such breach or default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such breach or default, provided that:

(A)
in respect of a Resort Management Agreement, this paragraph (j) shall only apply to any such breach or default under such Resort Management Agreement where such breach or default has not been remedied as set forth above and such breach of default could reasonably be expected to prejudice:

(i)	the Concession Contract (or any rights, benefits or interests arising thereunder);

(ii)	the Land Concession Contract (or any rights, benefits or interests arising thereunder); or

(iii)
the Cotai Land Concession Contract (or any rights, benefits or interests arising thereunder) and such prejudice could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents; and

(B)
in respect of the Cotai Land Concession Contract, this paragraph (j) shall only apply to such breach or default under the Cotai Land Concession Contract where such breach or default has not been remedied as set forth above and such breach of default could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents).

(k)
Any party (other than the Company) shall breach or default under any term, condition, provision, covenant, representation or warranty contained in any Major Project Document (other than as set forth in the proviso at the end of this paragraph (k)) and such breach or default shall continue unremedied for 90 days after the earlier of:

(i)	the Company or any other Obligor becoming aware of such breach or default; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such breach or default, and such breach or default could reasonably be expected to have a Material Adverse Effect, provided that:

(A)
in respect of a Resort Management Agreement, this paragraph (k) shall only apply to any such breach or default under such Resort Management Agreement where such breach or default has not been remedied as set forth above and such breach of default could reasonably be expected to prejudice:

(i)	the Concession Contract (or any rights, benefits or interests arising thereunder);

(ii)	the Land Concession Contract (or any rights, benefits or interests arising thereunder); or

(iii)
the Cotai Land Concession Contract (or any rights, benefits or interests arising thereunder) and such prejudice could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents; and

(B)
in respect of the Cotai Land Concession Contract, this paragraph (k) shall only apply to such breach or default under the Cotai Land Concession Contract where such breach or default has not been remedied as set forth above and such breach of default could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents).

(l)
Any of the Transaction Documents shall terminate or be terminated or cancelled, become invalid or illegal or otherwise cease to be in full force and effect prior to its stated expiration date (other than any such termination, cancellation, invalidity, illegality or other ceasing to be in full force and effect prior to its stated expiration date in respect of any Palo Security Document as a result of the matters contemplated by Clause 18.3.4(a) (Permitted Cotai Reorganisation; Release of Palo Security) of this Agreement following a Permitted Cotai Reorganisation) provided that the occurrence of any of the foregoing events with respect to the Cotai Land Concession Contract shall constitute an Event of Default under this paragraph (l) only if the same could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents and provided further that the occurrence of any of the foregoing events with respect to any Major Project Document (other than the Concession Contract, the Land Concession Contract, the Cotai Land Concession Contract or the IP Agreement) shall constitute an Event of Default under this paragraph (l) only if the same could reasonably be expected to result in a Material Adverse Effect and the same shall continue unremedied for 90 days after the earlier of:

(i)	the Company or any other Obligor becoming aware of such occurrence; and

(ii)	receipt by the Company of notice from the Intercreditor Agent or any Lender of such occurrence, provided that in the case of any such Major Project Document (other than the Concession Contract, the Land Concession Contract, the Cotai Land Concession Contract or the IP Agreement), if the occurrence is not the result of the breach or default by an Obligor in any material respect of any material term, condition, provision, covenant, representation or warranty, then no Event of Default shall be deemed to have occurred as a result thereof under this paragraph (l) if the Company provides written notice to the Intercreditor Agent immediately upon (but in no event more than 10 Business Days after) the Company or such other Obligor becoming aware of such occurrence that it intends to replace such Major Project Document and:

(A)	the Company obtains a replacement obligor or obligors for the affected party;

(B)
the Company or such other Obligor enters into a replacement Major Project Document on terms no less beneficial to the Company or such other Obligor and the Senior Secured Creditors in any material respect than the Major Project Document being replaced within 60 days of such occurrence, provided that the replacement Major Project Document may require the Company or such other Obligor to pay amounts under the replacement Major Project Document in excess of those that would have been payable under the replaced Major Project Document; and

(C)
in the reasonable opinion of the Intercreditor Agent, such occurrence, after considering any replacement obligor and replacement Major Project Document and the time required to implement such replacement, has not had and could not reasonably be expected to have a Material Adverse Effect.

(m)	A Change of Control shall occur.

(n)
Any Subordinated Debt or the Performance Bond Facility Agreement shall cease, for any reason, to be validly subordinated to the Obligations of the Obligors as provided in the Senior Finance Documents and the documentation, instruments or other agreements related to the Subordinated Debt, as the case may be.

(o)	[Not used]

(p)	[Not used]

(q)	[Not used]

(r)
(i) The Company shall abandon Wynn Macau or (ii) Palo (or, following a Permitted Cotai Reorganisation, the Company) shall abandon the Cotai Project or otherwise cease to pursue it (development of the Cotai Project having ceased for a period of at least ninety days) where such abandonment or cessation could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Finance Documents.

(s)
Any call or drawing made by the Macau SAR under the Concession Contract Performance Bond unless the Concession Contract Performance Bond is fully reinstated within 30 days thereof in accordance with the Concession Contract, no other Event of Default has occurred or will result from such reinstatement.

(t)	[Not used]

(u)
The authority or ability of the Company or any other Obligor to conduct its business or operations as currently conducted and as proposed to be conducted, or a material part thereof, is wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Authority.

(v)	Any temporary administrative intervention is made by the Macau SAR pursuant to article 79 of the Concession Contract.

(w)
The Macau SAR takes any formal measure seeking the unilateral dissolution of the Concession Contract pursuant to article 80 thereof or the Macau SAR gives notice pursuant to article 80(3) of the Concession Contract and the Company fails to comply with the terms thereof within the grace period specified therein.

(x)	[Not used]

(y)	[Not used]

(z)
The Land Concession Contract or the Cotai Land Concession Contract is terminated or rescinded or the Macau SAR takes any formal measure seeking any termination of (i) the Land Concession Contract pursuant to Clause 15 thereof or any rescission pursuant to Clause 16 thereof or (ii) the Cotai Land Concession Contract pursuant to Clause 14 thereof or any rescission pursuant to Clause 15 thereof, provided that, the occurrence of the foregoing events with respect to the Cotai Land Concession Contract shall constitute an Event of Default under this paragraph (z), only if the same could reasonably be expected to have an adverse effect on the ability of the Company or any other Obligor to perform its payment obligations under the Senior Finance Documents.

(aa)	[Not used]

(bb)	A Material Adverse Effect has occurred which is continuing.

Schedule 11
TRANSFERS AND ACCESSION
Part A

Form of Agent's Deed of Accession
THIS DEED dated [ ] is supplemental to each of the Senior Finance Documents as defined in a common terms agreement (the "Common Terms Agreement") dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the Senior Secured Creditors (as defined therein) to which [name of existing Agent] is expressed to be a party (the "Senior Finance Documents").
Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.
[name of new Agent] (the "New Agent") of [address] hereby agrees with each other Person who is or who becomes a party to the Senior Finance Documents that with effect on and from the date of this Deed it shall be bound by the Senior Finance Documents and be entitled to exercise rights and be subject to obligations thereunder as [specify Agent].
The Facility Office of the New Agent is located at [ ].
The initial telephone number, fax number, address and Person designated by the New Agent for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:
[ ]
This Deed is governed by and shall be construed in accordance with English law.
Executed as a deed by            )
[insert name of new Agent and    )
execution clause appropriate        )
thereto and to manner of        )
execution]                )

Part B

Form of Novation Certificate
To:    [        ] as Intercreditor Agent
NOVATION CERTIFICATE
relating to [description of the relevant Facility Agreement] (the "Facility Agreement") dated [date of the relevant Facility Agreement] between Wynn Resorts (Macau) S.A. (the "Company") and [list other parties] and the common terms agreement (the "Common Terms Agreement") dated 14 September 2004 between the Company and the Senior Secured Creditors (as defined therein).

1.
Terms defined in the Common Terms Agreement shall, subject to any contrary indication, have the same meanings herein and the principles of construction and rules of interpretation set out therein shall also apply. The terms Lender, Transferee, Proposed Transfer Date, Lender's Participation and Amount Transferred are defined in the schedule hereto.

2.
The Lender confirms that the Lender's Participation is an accurate summary of its participation in the Facility Agreement and requests the Transferee to accept and procure the transfer by novation to the Transferee of a percentage of the Lender's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Lender's Participation the "Transferred Percentage") by counter-signing and delivering this Novation Certificate to the Intercreditor Agent at its address for the service of notices specified in the Common Terms Agreement, in accordance with Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement. The Lender assigns, subject to the aforementioned acceptance by the Transferee, a proportion of the rights and benefits held by the Lender (in its capacity as such) under or in connection with the Senior Finance Documents which proportion shall be equal to the Transferred Percentage.

3.
The Transferee hereby requests the Intercreditor Agent to accept this Novation Certificate as being delivered to the Intercreditor Agent pursuant to and for the purposes of Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement so as to take effect in accordance with the terms thereof on the Proposed Transfer Date or on such later date as may be determined in accordance with the terms thereof.

4.
The Transferee confirms that it has received a copy of each of the Senior Finance Documents together with such other information as it has required in connection with this transaction and that it has not relied and shall not hereafter rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and shall not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Obligors, Wynn Macau or the Cotai Project.

5.	The Transferee hereby undertakes with the Lender and each of the other parties to the Facility Agreement that it shall perform in accordance with their terms all those obligations which by the terms of the Facility Agreement shall be assumed by it after delivery of this Novation Certificate to the Intercreditor Agent and satisfaction of the conditions (if any) subject to which this Novation Certificate is expressed to take effect.

6.
The Transferee also agrees that, with effect from the Proposed Transfer Date or such later date as may be determined in accordance with Clause 21.6 (Transfers by Lenders) of the Common Terms Agreement, it shall be bound by the terms of:

(e)	the Common Terms Agreement as if it had been a party to such agreement in the capacity of a [specify Lender]; and

(f)	each of the Security Documents to which the Lenders are party as if it had been a party to those documents in the capacity of a Lender thereunder.

7.
The Lender makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of the Senior Finance Documents or any document relating thereto and assumes no responsibility for the financial condition of the Obligors or for the performance and observance by the Obligors of any of their obligations under the Senior Finance Documents or any document relating thereto and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

8.
The Lender hereby gives notice that nothing herein or in the Senior Finance Documents (or any document relating thereto) shall oblige the Lender to (a) accept a re-transfer from the Transferee of the whole or any part of its rights, benefits and/or obligations under the Senior Finance Documents transferred pursuant hereto or (b) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including the non-performance by any of the Obligors or any other party to the Senior Finance Documents (or any document relating thereto) of its obligations under any such document. The Transferee hereby acknowledges the absence of any such obligation as is referred to in (a) or (b).

9.	This Novation Certificate and the rights, benefits and obligations of the parties hereunder shall be governed by and construed in accordance with English law.
THE SCHEDULE

1.	Lender:

2.	Transferee:

3.	Proposed Transfer Date:

4.	Lender's Participation:

Lender's undrawn Available Commitment*	Lender's Portion of each Advance

5.	Amount Transferred:

[Lender]                    [Transferee]
By:                        By:
Date:                        Date:
[        ]
as Intercreditor Agent
By:
Date:
Administrative Details of Transferee
Address:
Contact Name:
Account for Payments:
Standing Payment Instruction:
Fax:
Telex:
Telephone:
___________________________________________________________________________
* Details of the Lender's undrawn Available Commitment should not be completed after the last day of the Availability Period.
Part C

Form of Confidentiality Undertaking
To:    [Insert name of potential Transferee/participant]
[Date]
Dear Sirs,
We understand that you are considering [acquiring an interest (the "Acquisition") in/accepting an appointment as facility agent under [description of the relevant Facility Agreement] (the "Facility Agreement")/accepting an appointment as intercreditor agent under the Senior Finance Documents (the "Appointment")] in relation to the design, development, construction, ownership, operation and maintenance of the Wynn Macau hotel, retail and destination gaming resort project ("Wynn Macau") and the Wynn Palace hotel, retail and destination gaming resort project (the "Cotai Project"). In consideration of us agreeing to make available to you certain information, by your signature of a copy of this letter you agree as follows:

1.
Confidentiality Undertaking You undertake (a) to keep the Confidential Information confidential and not to disclose it to anyone except as provided for by paragraph 2 below and to ensure that the Confidential Information is protected with security measures and a degree of care that would apply to your own confidential information, (b) to use the Confidential Information only for the Permitted Purpose, (c) to use all reasonable endeavours to ensure that any person to whom you pass any Confidential Information (unless disclosed under paragraph 2(c) below) acknowledges and complies with the provisions of this letter as if that person were also a party to it, and (d) not to make enquiries of any of the Obligors or any of their officers, directors, employees or professional advisers relating directly or indirectly to the [Acquisition/Appointment].

2.	Permitted Disclosure We agree that you may disclose Confidential Information:

(f)
to members of the [Purchaser/Appointee] Group and their officers, directors, employees and professional advisers to the extent necessary for the Permitted Purpose and to any auditors of members of the [Purchaser/Appointee] Group;

(g)
[subject to the requirements of the Senior Finance Documents, to any person to (or through) whom you assign or transfer (or may potentially assign or transfer) all or any of the rights, benefits and obligations which you may acquire under the Facility Agreement or with (or through) whom you enter into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Senior Finance Documents or any of the Obligors so long as that person has delivered a letter to you in equivalent form to this letter;] and

(h)
(i) where requested or required by any court of competent jurisdiction or any competent judicial, governmental, supervisory or regulatory body, (ii) where required by the rules of any stock exchange on which the shares or other securities of any member of the [Purchaser/Appointee] Group are listed or (iii) where required by the laws or regulations of any country with jurisdiction over the affairs of any member of the [Purchaser/Appointee] Group.

3.
Notification of Required or Unauthorised Disclosure You agree (to the extent permitted by law) to inform us of the full circumstances of any disclosure under paragraph 2[(c)/(b)] or upon becoming aware that Confidential Information has been disclosed in breach of this letter.

4.
Return of Copies If we so request in writing, you shall return all Confidential Information supplied to you by us and destroy or permanently erase all copies of Confidential Information made by you and use all reasonable endeavours to ensure that anyone to whom you have supplied any Confidential Information destroys or permanently erases such Confidential Information and any copies made by them, in each case save to the extent that you or the recipients are required to retain any such Confidential Information by any applicable law, rule or regulation or by any competent judicial, governmental, supervisory or regulatory body or in accordance with internal policy, or where the Confidential Information has been disclosed under paragraph 2[(c)/(b)] above.

5.
Continuing Obligations The obligations in this letter are continuing and, in particular, shall survive the termination of any discussions or negotiations between you and us. Notwithstanding the previous sentence, the obligations in this letter shall cease (a) if you become a party to [or otherwise acquire (by assignment or sub-participation) an interest, direct or indirect, in] the [Facility Agreement/Senior Finance Documents] or (b) twelve months after you have returned all Confidential Information supplied to you by us and destroyed or permanently erased all copies of Confidential Information made by you (other than any such Confidential Information or copies which have been disclosed under paragraph 2 above (other than sub-paragraph 2(a)) or which, pursuant to paragraph 4 above, are not required to be returned or destroyed).

6.	No Representation; Consequences of Breach, etc You acknowledge and agree that:

(a)
neither we nor any Obligor nor any of our or their respective officers, employees or advisers (each a "Relevant Person") (i) make any representation or warranty, express or implied, as to, or assume any responsibility for, the accuracy, reliability or completeness of any of the Confidential Information or any other information supplied by us or the assumptions on which it is based or (ii) shall be under any obligation to update or correct any inaccuracy in the Confidential Information or any other information supplied by us or be otherwise liable to you or any other person in respect to the Confidential Information or any such information; and

(b)
we or any Obligor may be irreparably harmed by the breach of the terms hereof and damages may not be an adequate remedy; each Relevant Person may be granted an injunction or specific performance for any threatened or actual breach of the provisions of this letter by you.

7.
No Waiver; Amendments, etc This letter sets out the full extent of your obligations of confidentiality owed to us in relation to the information the subject of this letter. No failure or delay in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise of any right, power or privilege preclude any further exercise thereof or the exercise of any other right, power or privileges hereunder. The terms of this letter and your obligations hereunder may only be amended or modified by written agreement between us.

8.
Inside Information You acknowledge that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation relating to insider dealing and you undertake not to use any Confidential Information for any unlawful purpose.

9.	Nature of Undertakings The undertakings given by you under this letter are given to us and (without implying any fiduciary obligations on our part) are also given for the benefit of each Obligor.

10.	Third party rights

(a)
Subject to this paragraph 10 and to paragraphs 6 and 9, a person who is not a party to this letter has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Act") to enforce or to enjoy the benefit of any term of this letter.

(b)	The Relevant Persons may enjoy the benefit of the terms of paragraphs 6 and 9 subject to and in accordance with this paragraph 10 and the provisions of the Third Parties Act.

(c)	The parties to this letter do not require the consent of the Relevant Persons to rescind or vary this letter at any time.

11.
Governing Law and Jurisdiction This letter (including the agreement constituted by your acknowledgement of its terms) shall be governed by and construed in accordance with the laws of England and the parties submit to the non-exclusive jurisdiction of the English courts.

12.
Definitions In this letter (including the acknowledgement set out below) terms defined in or by reference to the Facility Agreement shall, unless the context otherwise requires, have the same meaning, the principles of construction and rules of interpretation referred to therein shall also apply and:

"Confidential Information" means any information relating to Wynn Macau, the Cotai Project, any Obligor, the Transaction Documents, any agreement relating to the [Facility Agreement/Senior Finance Documents] and/or the [Acquisition/Appointment] provided to you by us or any of our affiliates or advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that (a) is or becomes public knowledge other than as a direct or indirect result of any breach of this letter or (b) is known by you before the date the information is disclosed to you by us or any of our affiliates or advisers or is lawfully obtained by you thereafter, other than from a source which is connected with the Obligors and which, in either case, as far as you are aware, has not been obtained in violation of, and is not otherwise subject to, any obligation of confidentiality.
"Obligors" means Wynn Resorts (Macau) S.A. and certain other persons, as defined in the Senior Finance Documents, who have a direct or indirect interest in its share capital.
"Permitted Purpose" means considering and evaluating whether to [enter into/accept] the [Acquisition/Appointment].
"Project Documents" means the documents entered into by Wynn Resorts (Macau) S.A. and its contractors or subcontractors in connection with Wynn Macau.
"[Purchaser/Appointee] Group" means you, each of your holding companies and subsidiaries and each subsidiary of each of your holding companies (as each such term is defined in the Companies Act 1985).

"Senior Finance Documents" means the Facility Agreement, the Common Terms Agreement dated 14 September 2004 between Wynn Resorts (Macau) S.A. and certain financial institutions and other Senior Finance Documents as defined in such Common Terms Agreement.
"Transaction Documents" means the Senior Finance Documents and the Project Documents.
Please acknowledge your agreement to the above by signing and returning the enclosed copy.
Yours faithfully
…................................
For and on behalf of
[Insert name of Lender/Agent]

To:    [Lender/Agent]

The Obligors
We acknowledge and agree to the above:
…................................
For and on behalf of
[Potential Transferee/participant/appointee]
Date:

Schedule 12
[NOT USED]

Schedule 13
[NOT USED]

Schedule 14
FORM OF ADDITIONAL LENDER'S ACCESSION DEED
THIS DEED dated [ ] is supplemental to a common terms agreement (the "Common Terms Agreement") dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the Senior Secured Creditors (as defined therein).
Words and expressions defined in the Common Terms Agreement have the same meaning when used in this Deed and the principles of construction and rules of interpretation set out therein shall also apply.
[name of Additional Lender] (the "New Additional Lender") of [address] hereby agrees with each other person who is or who becomes a party to the Common Terms Agreement that with effect on and from the date of this Deed it shall be bound by the Common Terms Agreement and be entitled to exercise rights and be subject to obligations thereunder as an Additional Lender.
The initial telephone number, fax number, address and person designated by the New Additional Lender for the purposes of Clause 29 (Notices) of the Common Terms Agreement are:
[ ]
This Deed is governed by and shall be construed in accordance with English law.
Executed as a deed by        )
[insert name of Additional    )
Lender and execution clause    )
appropriate thereto and to    )
manner of execution]        )

Schedule 15
FORM OF COMPLIANCE CERTIFICATE
To:    [        ] as Intercreditor Agent
Date: [ ]
Dear Sirs,
We refer to an agreement (the "Common Terms Agreement") dated 14 September 2004 between Wynn Resorts (Macau) S.A. and the financial institutions named therein as Senior Secured Creditors. Terms defined in the Common Terms Agreement shall bear the same meaning herein and the principles of construction and rules of interpretation set out therein shall also apply.
We confirm on [insert date of relevant financial statements] the following:

	Actual	Required
1. Leverage Ratio	[ ]	[ ]
2. Interest Coverage Ratio	[ ]	[ ]
Actual
3. Excess Cash Flow*

[*     Excess Cash Flow calculation to be included only if the Leverage Ratio for the relevant period is greater than 4.5:1]
We attach the information and calculations necessary for determining the above ratios and amounts.
We hereby confirm that no Default has occurred and is continuing.
OR
We hereby give you notice of the occurrence of the following Default which is continuing:
[ ].
We set out below the steps being taken to remedy such Default:
[ ].
Yours faithfully,
___________________
Name:
Responsible Officer
for and on behalf of
Wynn Resorts (Macau) S.A.

Schedule 16
[NOT USED]
Schedule 17
[NOT USED]
Schedule 18
[NOT USED]

Schedule 19
[NOT USED]
SIGNATURES
The Company

WYNN RESORTS (MACAU) S.A.
By:	/s/ Frank Cassella
Address:	Wynn Macau Rua Cidade de Sintra NAPE Macau
Tel:	853 2888 9966
Fax:	853 2832 9966
Attention:	Chief Financial Officer
With a copy to:	Wynn Resorts (Macau) S.A. Wynn Macau Rua Cidade de Sintra NAPE Macau
Tel:	853 2888 9966
Fax:	853 2832 9966
Attention:	Legal Department of Wynn Resorts (Macau) S.A.

The Hedging Counterparties
THE BANK OF NOVA SCOTIA

By:	/s/ Andy Poon
Address:	Suite 2401, Central Tower, 28 Queen’s Road Central, Hong Kong
Fax:	852 2527 2526
Attention:	Kenneth Ho / Philip Ng

DBS BANK LTD.

By:	/s/ Louisa Chau
Address:	10/F, The Center, 99 Queen’s Road Central, Central, Hong Kong
Fax:	852 2806 5457
Attention:	Mr. Johnson Wong
With a copy to:
Address:	18/F, The Center, 99 Queen’s Road Central, Hong Kong
Fax:	852 2596 0577
Attention:	Mr. Colum Ting

The Outgoing Global Coordinating Lead Arrangers
STANDARD CHARTERED BANK (HONG KONG) LIMITED

By:	/s/ Lewis Wong

THE ROYAL BANK OF SCOTLAND PLC, SINGAPORE BRANCH

By:	/s/ Alexander Chu

The Mandated Lead Arrangers and Bookrunners
BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Pedro Manual De Oliveira Cardoso
By:	/s/ Tou Kei San
Address:	No. 22, Avenida de Almeida Ribeiro, Macau
Fax:	+853 2835 5653 / +853 2835 6867
Attention:	Ms. Monica Wong / Ms. Violet Choi

BANK OF AMERICA, N.A.

By:	/s/ Siong Ooi
Address:	55/F, Cheung Kong Centre, 2 Queen’s Road Central, Central, Hong Kong
Tel:	852 3508 2094
Fax:	852 3508-2914
Email:	asia.sse-hk@bankofamerica.com
Attention:	Elena Ng
With a copy to:
Tel:	852 3508 6190
Fax:	Fax: +852 3508-0689
Email:	allen.chu@baml.com
Attention:	Allen Chu

BANK OF CHINA LIMITED, MACAU BRANCH

By:	/s/ Wong, Iao Kun
Address:	13/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:	+853 8792 1639 / 8792 1682
Fax:	+853 8792 1659 / 8792 0308
Attention:	Mr. James Wong / Ms. Iris Ieong

BNP PARIBAS HONG KONG BRANCH

By:	/s/ Mary Hse
By:	/s/ Charmaine Lo
Address:	63/F, Two International Finance Centre, 8 Finance Street, Central, Hong Kong
Fax:	852 2970 0296
Attention:	Joshua Lau

DBS BANK LTD.

By:	/s/ Benjamin Wong
Address:	DBS Bank Ltd.
Tel:	18/F, The Center, 99 Queen’s Road Central, Central, Hong Kong
Fax:	852 2596 0577
Attention:	Mr. Colum Ting

INDUSTRIAL AND COMMERCIAL BANK OF CHINA (MACAU) LIMITED

By:	/s/ Lui Kwok Tai
By:	/s/ Zheng Zhiguo
Address:	18/F., ICBC Tower, Macau Landmark, 555 Avenida da Amizade, Macau
Fax:	+853 8398 2160/ +853 2858 4496
Attention:	Alex Li / Eric Chan/ Linda Chan / Selene Ren/ Stephanie Guo

THE BANK OF NOVA SCOTIA

By:	/s/ Andy Poon
Address:	Suite 2401, Central Tower, 28 Queen’s Road Central, Hong Kong
Fax:	852 2527 2526
Attention:	Kenneth Ho / Philip Ng
With a copy to:
The Bank of Nova Scotia, Singapore Branch
1 Raffles Quay, #20-01 North Tower, Singapore 048583
Fax: +65 6534 7817
Attention: Leong Soon Cheong

UNITED OVERSEAS BANK LIMITED

By:	/s/ George Tung
Address:	23/F., 3 Garden Road, Central, Hong Kong
Fax:	+852 2596 0113/852 2501 5738
Attention:	Mr. Lawrence Cheung / Ms. Wanna So / Mr. Herman Tsong
With a copy to:
Address:	Unit 11-16, 16/F Millennium City 5, 418 Kwun Tong Road, Kwun Tong, Kowloon, Hong Kong
Fax:	852 2501 5738
Attention:	Ms. Wanna So / Mr. Herman Tsong / Ms. Carrie Ng / Mr. Terry Wong

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ Hideo Notsu
Address:	277 Park Avenue, New York, NY 10172
Fax:	212-224-4887
Attention:	John Corrigan

The Mandated Lead Arrangers
BANK OF COMMUNICATIONS CO., LTD. MACAU BRANCH

By:	/s/ Chen Junliang
Address:	15/F, AIA Tower, No. 251A-301, Avenida Comercial De Macau
Fax:	853 2828 6686
Attention:	Ms. Ariel Tang / Mr. Jacky Lei

DEUTSCHE BANK AG, SINGAPORE BRANCH

By:	/s/ Ananda Chakvavorty
By:	/s/ Piyush Gupta
Address:	One Raffles Quay, #14-00 South Tower, Singapore 048593
Fax:	65-62212306
Attention:	Xuan-Ren Chen / Yvonne Choo

JPMORGAN CHASE BANK, N.A., HONG KONG BRANCH

By:	/s/ Christine Chan
Address:	Level 28, 8 Connaught Road Central, Hong Kong S.A.R, People’s Republic of China
Fax:	91 22 6646 6865
Attention:	Nimisha Kedia / Dipti Wasudeo / Asia Loan Operations

UBS AG HONG KONG BRANCH

By:	/s/ Rahul Kotwal
By:	/s/ Joseph Vawckus
Address:	52/F, Two International Finance Centre 8 Finance Street Central, Hong Kong
Fax:	852 3712 4979
Email:	mohamed.atmani@ubs.com
Attention:	Mohamed Atmani
With a copy to:	5 Temasek Boulevard #18-00 Suntec Tower Five Singapore 038985
Fax:	65 6495 8609
Email:	ol-bps-singapore@ubs.com
Attention:	Structured Financing Processing

The Lead Arrangers
BANCO COMERCIAL DE MACAU, S.A.

By:	/s/ Tony Ho Keang Wa
By:	/s/ Kenneth Chan Sou Chao
Address:	Avenida da Praia Grande,No.572,Macau
Fax:	(+853)8791 0276 / (+853)2871 5521
Attention:	Mr.Simon Chong/Mr.Alex Chou/Ms.Katrina Tang/Ms.Jessica Lam/Ms.Lillian Tang/Mr.Vincent Lai

TAI FUNG BANK LIMITED

By:	/s/ Au Ieong Iu Kong
By:	/s/ Kou Wa Kin
Address:	418 Alameda Dr. Carlos d’Assumpcao, Macau
Fax:	853 2875 2716
Attention:	Mr. Kou Wa Kin / Ms. Cherry Leong / Mr. Edward Leong

WING LUNG BANK LIMITED MACAU BRANCH

By:	/s/ Lam Weng Nin
Address:	18/F, Finance and IT Centre of Macau, Avenida Comercial de Macau
Fax:	(853) 2875 0918 / 2857 5589,
Attention:	Mr. Patrick Wong (Corporate loan department)/ Ms. Cherry Chan (Corporate loan department)/ Mr. Charlie Chen (credit management)

The Arrangers
CHINA CONSTRUCTION BANK CORPORATION MACAU BRANCH

By:	/s/ Chai, Michael Chung-Man
By:	/s/ Peng, Billy Yuanbo
Address:	5/F & 19/F, Circle Square 61 Avenida de Almeida Ribeiro Macau
Fax:	+853 82911819 / 82911834 / 82911839
Attention:	Ms.Carol Leong / Mr. Kenneth Lau / Mr. Michael Choi / Ms. Ivy Leong

FIRST COMMERCIAL BANK, MACAU BRANCH

By:	/s/ Liau Yu Cheng
Address:	Unit B-C, 16/F, Finance and IT Centre of Macau, Avenida Comercial de Macau
Fax:	853-2872-2772
Attention:	Dave Lin / Wesley Liau

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Kelly Chin
Address:	1585 Broadway, New York, New York 10036
Fax:	+852-3407-5506/+852-3742-0884
Attention:	Tripp Williams / Jin Song

The Second Ranking Finance Party

BANCO NACIONAL ULTRAMARINO, S.A.

By:	/s/ Pedro Manuel de Oliveira Cardoso
By:	/s/ Tou Kei San
Address:	No. 22, Avenida de Almeida Ribeiro, Macau
Fax:	(853) 28331206 / (853) 28355653 / (853)28356867
Attention:	Mr. Sam Tou / Ms. Monica Wong / Ms. Violet Choi

The Security Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:     13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1639 / 8792 1682
Fax:     +853 8792 1659 / 8792 0308
Attention:     Mr. James Wong / Ms. Iris Ieong

With a copy to:
Address:     17/F Bank of China Building
Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1623 / 8792 1706
Fax:     +853 8792 1677
Attention:     Ms. Wendy Sun / Mr. Jerry Chan

The Intercreditor Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:    13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1639 / 8792 1682
Fax:        +853 8792 1659 / 8792 0308
Attention:    Mr. James Wong / Ms. Iris Ieong
With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1623 / 8792 1706
Fax:        +853 8792 1677
Attention:    Ms. Wendy Sun / Mr. Jerry Chan

The Term Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:    13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1639 / 8792 1682
Fax:        +853 8792 1659 / 8792 0308
Attention:    Mr. James Wong / Ms. Iris Ieong
With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1623 / 8792 1706
Fax:        +853 8792 1677
Attention:    Ms. Wendy Sun / Mr. Jerry Chan

The Revolving Credit Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:    13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1639 / 8792 1682
Fax:        +853 8792 1659 / 8792 0308
Attention:    Mr. James Wong / Ms. Iris Ieong
With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1623 / 8792 1706
Fax:        +853 8792 1677
Attention:    Ms. Wendy Sun / Mr. Jerry Chan

The POA Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:    13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1639 / 8792 1682
Fax:        +853 8792 1659 / 8792 0308
Attention:    Mr. James Wong / Ms. Iris Ieong
With a copy to:

Address:	17/F Bank of China Building Avenida Doutor Mario Soares, Macau
Tel:        +853 8792 1623 / 8792 1706
Fax:        +853 8792 1677
Attention:    Ms. Wendy Sun / Mr. Jerry Chan

The Additional Facility Agent
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:     13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1639 / 8792 1682
Fax:     +853 8792 1659 / 8792 0308
Attention:     Mr. James Wong / Ms. Iris Ieong

With a copy to:
Address:     17/F Bank of China Building
Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1623 / 8792 1706
Fax:     +853 8792 1677
Attention:     Ms. Wendy Sun / Mr. Jerry Chan

The Additional Lender
BANK OF CHINA LIMITED, MACAU BRANCH
By:        /s/ Wong, Iao Kun
Address:     13/F Bank of China Building
        Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1639 / 8792 1682
Fax:     +853 8792 1659 / 8792 0308
Attention:     Mr. James Wong / Ms. Iris Ieong

With a copy to:
Address:     17/F Bank of China Building
Avenida Doutor Mario Soares, Macau
Tel:     +853 8792 1623 / 8792 1706
Fax:     +853 8792 1677
Attention:     Ms. Wendy Sun / Mr. Jerry Chan